Exhibit 2(d)

NOTICE OF MEETING and MANAGEMENT INFORMATION CIRCULAR for the ANNUAL GENERAL & SPECIAL MEETING OF SHAREHOLDERS to be held on September 20, 2019 at 2:00 p.m. (Brisbane, Australia time) / September 20, 2019 at 12:00 a.m. (Toronto, Canada time) / September 20, 2019 at 5:00 a.m. (London, England time)/ DATED AS OF AUGUST 23, 2019

TABLE OF CONTENTS NOTICE OF ANNUAL GENERAL & SPECIAL MEETING OF SHAREHOLDERS ..................................... 1 MANAGEMENT INFORMATION CIRCULAR .................................................................................................. 5 PART ONE – VOTING INFORMATION .............................................................................................................. 5 Solicitation of Proxies ................................................................................................................................... 5 Appointment and Revocation of Proxies....................................................................................................... 5 CREST Shareholders..................................................................................................................................... 7 Non-Registered (or Beneficial) Shareholders in Canada............................................................................... 7 Exercise of Discretion by Proxies ................................................................................................................. 8 Record Date and Voting Securities ............................................................................................................... 8 Principal Holders of Voting Securities .......................................................................................................... 9 Interest of Certain Persons in Matters to be Acted Upon .............................................................................. 9 Shareholders' requests under Section 527 of the Companies Act 2006......................................................... 9 Shareholder Communication with the Board of Directors ............................................................................ 9 PART TWO – BUSINESS OF THE MEETING .................................................................................................. 10 Ordinary Business ....................................................................................................................................... 10 Special Business .......................................................................................................................................... 13 Other Matters............................................................................................................................................... 17 Right to Ask Questions................................................................................................................................ 17 Inspection of Documents ............................................................................................................................. 17 Voting Results ............................................................................................................................................. 17 PART THREE – ELECTION OF DIRECTORS ................................................................................................. 17 Directors of the Company ........................................................................................................................... 17 Biographies ................................................................................................................................................. 19 Share Ownership ......................................................................................................................................... 21 Committees of the Board of Directors......................................................................................................... 21 Cease Trade Orders, Bankruptcies, Penalties and Sanctions ....................................................................... 21 PART FOUR – STATEMENT OF EXECUTIVE COMPENSATION .............................................................. 22 Compensation Discussion and Analysis...................................................................................................... 22 Compensation Governance.......................................................................................................................... 22 Compensation Methodology ....................................................................................................................... 23 Risk Management........................................................................................................................................ 24 Components of the Compensation Program for the Year ended June 30, 2019 .......................................... 24 Employment Agreements and Potential Payments Upon Termination ....................................................... 26 PART FIVE – DIRECTOR COMPENSATION .................................................................................................. 34 Compensation Discussion and Analysis...................................................................................................... 34 Indebtedness of Directors and Executive Officers ...................................................................................... 34 PART SIX – LONG-TERM INCENTIVE PLAN ................................................................................................ 36 Share Incentive Plan .................................................................................................................................... 37 Summary of the Share Incentive Plan ......................................................................................................... 37 PART SEVEN – STATEMENT OF CORPORATE GOVERNANCE PRACTICES....................................... 42 Board of Directors ....................................................................................................................................... 42 Attendance Record ...................................................................................................................................... 43 Board Mandate ............................................................................................................................................ 43 Position Descriptions................................................................................................................................... 43 Other Directorships ..................................................................................................................................... 43

(ii) Orientation and Continuing Education ........................................................................................................ 43 Ethical Business Conduct ............................................................................................................................ 44 Board Committees ....................................................................................................................................... 44 Nomination of Directors.............................................................................................................................. 45 Director Term Limits and Other Mechanisms of Board Renewal ............................................................... 46 Compensation .............................................................................................................................................. 47 Assessments ................................................................................................................................................ 47 Policies Regarding the Representation of Women ...................................................................................... 47 PART EIGHT – AUDIT AND RISK MANAGEMENT COMMITTEE INFORMATION ............................. 47 Audit and Risk Management Committee Charter ....................................................................................... 47 Audit and Risk Management Committee .................................................................................................... 47 Relevant Education and Experience ............................................................................................................ 48 PART NINE – INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS........................ 48 PART TEN – ADDITIONAL INFORMATION................................................................................................... 48 APPROVAL ............................................................................................................................................................. 49 SCHEDULE "A" CORPORATE GOVERNANCE CHARTER SCHEDULE "B" MATTERS RESERVED FOR THE BOARD OF DIRECTORS

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to what action you should take, you are recommended to seek your own financial advice from your stockbroker or other independent adviser authorized under the Financial Services and Markets Act 2000 (United Kingdom). If you have sold or transferred all of your ordinary shares in SolGold plc, please forward this document, together with the accompanying documents, as soon as possible either to the purchaser or transferee or to the person who arranged the sale or transfer so they can pass these documents to the person who now holds the ordinary shares. SOLGOLD PLC (Registered in England & Wales with Company No. 5449516) NOTICE OF ANNUAL GENERAL & SPECIAL MEETING OF SHAREHOLDERS Directors James Clare Craig Jones Anna Legge Nicholas Mather Brian Moller Liam Twigger Jason Ward Robert Weinberg Registered Office 201 Bishopsgate London EC2M 3AB United Kingdom Corporate Office Level 27, 111 Eagle Street Brisbane, Queensland 4000 Australia Tel: + 61 7 3303 0660 Fax: +61 7 3303 0681 Email: info@solgold.com.au Website: www.solgold.com.au Dear Shareholders, NOTICE is hereby given that the annual general & special meeting (the "Meeting") of the shareholders of SolGold plc (the "Company") will be held at the offices of HopgoodGanim Lawyers located at Level 7, Waterfront Place, 1 Eagle Street, Brisbane, Queensland 4000, Australia on September 20, 2019 at 2:00 p.m. (Brisbane, Australia time), for the following purposes, as well as to transact such other business as may properly be brought before the Meeting or any adjournment thereof: To consider and, if thought fit, pass Resolutions 1 to 11 which will be proposed as Ordinary Resolutions, and Resolutions 12 to 14 which will be proposed as Special Resolutions: Ordinary Resolutions 1. To receive the audited consolidated financial statements of the Company for the financial year ended June 30, 2019, together with the report of the Board of Directors (the "Directors") and auditors thereon. To approve the Directors' Remuneration Report for the year ended June 30, 2019. This is an advisory vote in accordance with the Companies Act 2006 (United Kingdom) (the "Act"). To re-appoint Brian Moller as a Director of the Company, who retires in accordance with the articles of association of the Company (the “Articles”) and is eligible for re-appointment. To ratify the appointment of Mr. Jason Ward as a Director of the Company, who was appointed by the Directors on June 17, 2019. To ratify the appointment of Ms. Anna Legge as a Director of the Company, who was appointed by the Directors on June 17, 2019. To ratify the appointment of Mr. Liam Twigger as a Director of the Company, who was appointed by the Directors on June 17, 2019. 2. 3. 4. 5. 6.

- 2 - 7. To re-appoint BDO (UK) LLP as auditors of the Company to hold office from the conclusion of the Meeting to the conclusion of the next meeting at which accounts are laid before the Company at a remuneration to be determined by the Directors. To approve the grant of 5,000,000 Director Options to Mr. Liam Twigger (Non-Executive Director). That the maximum number of Directors of the Company referred to in sub-paragraph 18.1 of the Articles of the Company be increased to a maximum of ten Directors. That the Directors be generally and unconditionally authorized in accordance with Section 551 of Act to allot shares in the Company or grant rights to subscribe for or to convert any securities into shares in the Company ("Relevant Securities") up to a maximum aggregate nominal amount of £6,154,403, provided that this authority shall expire at the conclusion of the next annual general meeting of the Company or, if earlier, fifteen (15) months from the date of passing this resolution save that the Company may before such expiry make an offer or agreement which would or might require Relevant Securities to be allotted after such expiry and the Directors may allot Relevant Securities in pursuance of such an offer or agreement as if the authority conferred had not expired. This resolution revokes and replaces all unexercised authorities previously granted to the Directors to allot shares or grant rights for or to convert any securities into shares but without prejudice to any allotment of shares or grant of rights already made, offered or agreed to be made pursuant to such authorities. 8. 9. 10. 11. That, without prejudice to the authority granted pursuant to resolution 10, the Directors be generally and unconditionally authorized in accordance with Section 551 of the Act to Relevant Securities up to a maximum aggregate nominal amount of £4,437,500 in connection with the Company’s proposed takeover offer to acquire all of the outstanding common shares (other than shares, if any, held by the Company or its subsidiaries), of Cornerstone Capital Resources Inc. (such shares, "Cornerstone Shares") (the "Offer"), provided that this authority shall expire 12 months from the date of passing this resolution save that the Company may before such expiry make an offer or agreement which would or might require Relevant Securities to be allotted after such expiry and the Directors may allot Relevant Securities in pursuance of such an offer or agreement as if the authority conferred had not expired. Special Resolutions 12. That subject to and conditional on, the passing of Resolution 10, the Directors be empowered, pursuant to Section 570 of the Act, to allot equity securities (within the meaning of Section 560 of the Act) for cash pursuant to the authority given by Resolution 10 as if Section 561(1) of the Act did not apply to any such allotment provided that this power shall be limited to: (a) the allotment of equity securities in connection with a rights issue or any other offer to holders of ordinary shares in proportion (as nearly as practicable) to their respective holdings and to holders of other equity securities as required by the rights of those securities or as the Directors otherwise consider necessary, but subject to such exclusions or other arrangements as the Directors deem necessary or expedient in relation to treasury shares, fractional entitlements, record dates, legal or practical problems in or under the laws of any territory or the requirements of any regulatory body or stock exchange; and the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal amount of £2,769,482; (b) and this authority shall expire at the conclusion of the next annual general meeting of the Company or, if earlier, 15 months from the date of passing this resolution save that the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred hereby has not expired. 13. That subject to and conditional on, the passing of Resolution 11, the Directors be empowered, pursuant to Section 570 of the Act, to allot equity securities (within the meaning of Section 560 of the Act) for cash pursuant to the authority given by Resolution 11 as if Section 561(1) of the Act did not apply to any such

- 3 - allotment provided that this power shall be limited to the allotment of equity securities directly or indirectly to holders of Cornerstone Shares or otherwise in connection with the Offer; and this authority shall expire 12 months from the date of passing this resolution save that the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred hereby has not expired. 14. That, subject to the Articles of Association of the Company as in force from time to time, a general meeting of the Company other than an annual general meeting may be called on not less than fourteen (14) clear days' notice. A shareholder of the Company wishing to be represented by proxy at the Meeting or any adjournment thereof must complete, sign and lodge (together with any power of authority or any other authority under which it is signed or a duly certified copy of such power of authority) his or her duly executed form of proxy as follows:

- 4 - Canada For Vote by Hand, Mail or Facsimile: Please deposit your form of proxy with the Company's Canadian transfer agent and registrar, Computershare Investor Services Inc., 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, Attention: Proxy Department; or For Telephone or Internet Voting: For telephone voting, please call 1-866-732-VOTE (8683) from a touch-tone telephone and follow the voting instructions. If you wish to vote by telephone, you cannot appoint anyone other than the appointees named on the proxy form as your proxy holder. For internet voting, please go to www.investorvote.com and follow the instructions on the screen. For either telephone or internet voting, you will need your 15 digit control number which is noted on your proxy form; no later than 2:00 p.m. (Brisbane, Australia time) on September 18, 2019 / 12:00 a.m. (Toronto, Canada time) on September 18, 2019 or if the Meeting is adjourned, no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the adjourned Meeting. UK and Ireland Your proxy appointments must be lodged with the Company's Registrars at Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY by 11.00 am (GMT, 9.00 pm AEST) on September 18, 2019 or if the Meeting is adjourned, no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the adjourned Meeting. Australia and New Zealand Your proxy appointments must be lodged with the Company's Registrars at Computershare Investor Services PLC, GPO Box 523, Brisbane, Queensland 4001 by 9:00 p.m. (AEST, 11:00 a.m. GMT) on September 18, 2019 or if the Meeting is adjourned, no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the adjourned Meeting. Other For Vote by Hand, Mail, Facsimile or Attachment by Email: deposit the form of proxy with the Company Secretary resident in the Company's Australian office, GPO Box 5261 (Level 27, 111 Eagle Street, Brisbane, Queensland) 4001, Australia, facsimile number +61 (0) 7 3303 0681 or by email to the Company Secretary (kschlobohm@solgold.com.au) no later than 2:00 p.m. (Brisbane, Australia time) on September 18, 2019 or if the Meeting is adjourned, no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the adjourned Meeting. The Directors have fixed the close of business on August 15, 2019 (Toronto time) as the record date for the determination of the shareholders of the Company entitled to receive this Notice of the Meeting (this "Notice"). This Notice is accompanied by and should be read in conjunction with: (a) the management information circular (the "Circular"); and (b) either a form of proxy for registered shareholders or a voting instruction form for beneficial shareholders. The Circular accompanying this Notice is incorporated into and shall be deemed to form part of this Notice. A copy of this Notice and other information required by Section 311A of the Act can be found at www.solgold.com.au. DATED as of the 23rd day of August, 2019. By Order of the Board (signed) "Karl Schlobohm" Karl Schlobohm Company Secretary SolGold plc

- 5 - SOLGOLD PLC MANAGEMENT INFORMATION CIRCULAR This management information circular (the "Circular") is provided in connection with the solicitation of proxies by the management of SolGold plc (the "Company") for use at the annual general & special meeting of the holders (the "Shareholders") of ordinary shares in the capital of the Company ("Ordinary Shares") to be held on September 20, 2019 at 2:00 p.m. (Brisbane, Australia time) (the "Meeting") and at every adjournment thereof, at the place and for the purposes set forth in the accompanying notice of meeting (the "Notice"). Except where otherwise indicated, this Circular contains information as of the close of business on August 22, 2019 (being the last practicable date prior to the publication of this Circular) and all currency amounts are shown in Australian dollars, unless otherwise indicated. PART ONE – VOTING INFORMATION Solicitation of Proxies The enclosed proxy is being solicited by the management of the Company to be used at the Meeting or at any adjournment thereof. It is expected that the solicitation of proxies will be primarily made by mail and may be supplemented by telephone or other personal contact by the Directors, officers and employees of the Company. Directors, officers and employees of the Company will not receive any extra compensation for such activities. The cost of solicitation by management will be borne by the Company. It is expected that this Circular, the accompanying Notice and the form of proxy will first be made available to Shareholders on or about August 23, 2019. Appointment and Revocation of Proxies As a Shareholder of the Company you are entitled to appoint a proxy to exercise all or any of your rights to attend, speak and vote at a general meeting of the Company and you should have received a proxy form with this Circular. You can only appoint a proxy using the procedures set out in these notes and the notes set out in the proxy form. The person named in the enclosed form of proxy is the Chairman of the Meeting. A Shareholder desiring to appoint some other person (who need not be a Shareholder) to represent the Shareholder at the Meeting and any adjournment thereof may do so either by inserting such person's name in the blank space provided in the applicable form of proxy or by completing another proper form of proxy and, in either case, depositing his or her duly executed form of proxy (together with any power of authority or any other authority under which it is signed or a duly certified copy of such power of authority) as follows: Canada For Vote by Hand, Mail or Facsimile: Please deposit your form of proxy with the Company's Canadian transfer agent and registrar, Computershare Investor Services Inc., 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, Attention: Proxy Department; or For Telephone or Internet Voting: For telephone voting, please call 1-866-732-VOTE (8683) from a touch-tone telephone and follow the voting instructions. If you wish to vote by telephone, you cannot appoint anyone other than the appointees named on the proxy form as your proxy holder. For internet voting, please go to www.investorvote.com and follow the instructions on the screen. For either telephone or internet voting, you will need your 15 digit control number which is noted on your proxy form; No later than 2:00 p.m. (Brisbane, Australia time) on September 18, 2019 / 12:00 a.m. (Toronto time) on September 18, 2019 or if the Meeting is adjourned, no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the adjourned Meeting. UK and Ireland Your proxy appointments must be lodged with the Company's Registrars at Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY by 11.00 am (GMT, 9.00 pm AEST) on

- 6 - September 18, 2019 or if the Meeting is adjourned, no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the adjourned Meeting. Australia and New Zealand Your proxy appointments must be lodged with the Company's Registrars at Computershare Investor Services PLC, GPO Box 523, Brisbane, Queensland 4001 by 9:00 p.m. (AEST, 11:00 a.m. GMT) on September 18, 2019 or if the Meeting is adjourned, no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the adjourned Meeting. Online Voting (Other than Canada) You complete the relevant proxy form online at www.investorcentre.co.uk/eproxy. You will need to enter the following meeting Control Number, your Shareholder Reference Number (SRN) and your PIN (all shown in the enclosed form of proxy). You must complete your online proxy instruction so that it reaches our registrars, Computershare Investor Services PLC, by 9:00 p.m. (AEST, 11:00 a.m. GMT) on September 18, 2019. Other For Vote by Hand, Mail, Facsimile or Attachment by Email: deposit the form of proxy with the Company Secretary resident in the Company's Australian office, GPO Box 5261 (Level 27, 111 Eagle Street, Brisbane, Queensland) 4001, Australia, facsimile number +61 (0) 7 3303 0681, or by email to the Company Secretary (kschlobohm@solgold.com.au) no later than 2:00 p.m. (Brisbane, Australia time) on September 18, 2019 or if the Meeting is adjourned, no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the adjourned Meeting. If you sign and return the proxy form with no name inserted in the box, the Chairman of the Meeting will be deemed to be your proxy. Where you appoint as your proxy someone other than the Chairman, you are responsible for ensuring that they attend the Meeting and are aware of your voting intentions. If you wish your proxy to make any comments on your behalf, you will need to appoint someone other than the Chairman and give them the relevant instructions directly. A proxy does not need to be a member of the Company but must attend the meeting to represent you. You may appoint more than one proxy provided each proxy is appointed to exercise rights attached to different shares. You may not appoint more than one proxy to exercise rights attached to any one share. To appoint more than one proxy, you will need to complete a separate proxy form in relation to each appointment. Additional proxy forms may be obtained by contacting the Company's transfer agent and registrar or the Company Secretary. If you submit more than one valid proxy appointment, the appointment received last before the latest time for the receipt of proxies will take precedence. Any power of attorney or any other authority under which the proxy form is signed (or a duly certified copy of such power or authority) must be included with the proxy form. In the case of joint holders, the vote of the senior holder shall be accepted to the exclusion of the votes of other joint holders. For this purpose, seniority shall be determined by the order in which the names of such holders stand in the register of members in respect of the joint holding. Any person to whom the Notice is sent who is a person nominated under Section 146 of the Companies Act 2006 (the "Act") to enjoy information rights (a "Nominated Person") may have a right under an agreement with the Shareholder by whom he or she was nominated, to be appointed (or to have someone else appointed) as a proxy for the Meeting. If a Nominated Person has no such proxy appointment right or does not wish to exercise it, he may, under any such agreement, have a right to give instructions to the Shareholder as to the exercise of voting rights. The statement of the rights of Shareholders in relation to the appointment of proxies as stated above does not apply to Nominated Persons. The rights described in that paragraph can only be exercised by Shareholders of the Company.

- 7 - In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the Shareholder or by his or her attorney authorized in writing deposited either at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used or with the Chairman of the Meeting on the day of the Meeting, or adjournment thereof, and upon either of such deposits, the proxy is revoked. The appointment of a proxy will not prevent a Shareholder from subsequently attending and voting at the Meeting in person, in which case, any votes cast by the proxy will be excluded and your proxy appointment will automatically be terminated. CREST Shareholders CREST Shareholders who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the Meeting and any adjournment(s) thereof by using the procedures described in the CREST Manual. CREST personal shareholders or other CREST sponsored shareholders, and those CREST Shareholders who have appointed a voting service provider(s), should refer to the CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf. To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, CREST messages must be received by the issuer's agent (ID number 3RA50) not later than 48 hours before the time appointed for holding the Meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST system) from which an issuer's agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001. Non-Registered (or Beneficial) Shareholders in Canada Only registered Shareholders or the person they appoint as their proxy are entitled to attend and vote at the Meeting. Many Shareholders in Canada and elsewhere are non-registered Shareholders ("Non-Registered Holders") because the Ordinary Shares they own are not registered in their names but are instead registered either: (i) in the name of an intermediary (the "Intermediary") with whom the Non-Registered Holder deals in respect of the Ordinary Shares; or (ii) in the name of a clearing agency (such as CDS Clearing Depositary Services Inc. of which the Intermediary is a participant). In accordance with the requirements of National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer ("NI 54-101") of the Canadian Securities Administrators, the Company will have distributed copies of the Notice, this Circular and the form of proxy (collectively, the "meeting materials") to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders. The Company does not intend to pay for Intermediaries to forward objecting beneficial owners under NI 54-101 the proxy-related materials and Form 54-107 – Request for Voting Instructions Made by Intermediary. In the case of an objecting beneficial owner, the objecting beneficial owner will not receive the materials unless the objecting beneficial owner's Intermediary assumes the cost of delivery. Non-Registered Holders holding through the Canadian register who have not waived the right to receive meeting materials will receive either a voting instruction form or, less frequently, a form of proxy. The purpose of these forms is to permit Non-Registered Holders to direct the voting of the Ordinary Shares they beneficially own. Non-Registered Holders should follow the procedures set out below, depending on which type of form they receive. 1.Voting Instruction Form. In most cases, a Non-Registered Holder will receive, as part of the meeting materials, a voting instruction form. If the Non-Registered Holder does not wish to attend and vote at the Meeting in person (or have another person attend and vote on the Non-Registered Holder's behalf), the voting instruction form must be completed, signed and returned in accordance with the directions on the form. Voting instruction forms in some cases permit the completion of the voting instruction form by telephone or through the Internet. If a Non-Registered Holder wishes to attend and vote at the Meeting in person (or have another person attend and vote on the Non-Registered Holder's behalf), the Non-Registered Holder must complete, sign and return the voting instruction form in accordance with the directions provided and a form of proxy giving the right to attend and vote will be forwarded to the Non-Registered Holder. 2.Form of Proxy. Less frequently, a Non-Registered Holder will receive, as part of the meeting materials, a form of proxy that has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of Ordinary Shares beneficially owned by the Non-Registered Holder

- 8 - but which is otherwise uncompleted. If the Non-Registered Holder wishes to vote but does not wish to attend and vote at the Meeting in person (or have another person attend and vote on the Non-Registered Holder's behalf), the Non-Registered Holder must complete the form of proxy and deposit it with the Company Secretary of the Company or vote by Internet as described above. If a Non-Registered Holder wishes to attend and vote at the Meeting in person (or have another person attend and vote on the Non-Registered Holder's behalf), the Non-Registered Holder must strike out the names of the persons named in the proxy and insert the Non-Registered Holder's (or such other person's) name in the blank space provided. Non-Registered Holders should follow the instructions on the forms they receive and contact their Intermediaries promptly if they need assistance. Exercise of Discretion by Proxies The person named in the enclosed form of proxy will vote, withhold from voting or abstain in respect of the Ordinary Shares in respect of which he or she is appointed in accordance with the direction of the appointing Shareholder. If the Shareholder specifies a choice with respect to any matter to be acted upon, the Ordinary Shares will be voted accordingly. To direct your proxy how to vote on the resolutions mark the appropriate box on the proxy form with an 'X'. To abstain from voting on a resolution, mark the box "vote withheld". A "vote withheld" is not a vote in law which means that the vote will not be counted in the calculation of votes "for" and "against" the resolution. Marking "Discretionary", or failing to mark any box against a resolution, will mean your proxy can vote as he or she wishes or can decide not to vote at all. The enclosed form of proxy confers discretionary authority upon the person named therein with respect to the matters identified in the Notice and with respect to other matters which may properly come before the Meeting. As of the date hereof, management of the Company knows of no such amendments, variations or other matters to come before the Meeting. However, if any such amendment, variation or other matter properly comes before the Meeting, the proxy in the accompanying form, when properly completed and delivered and not revoked, will confer discretionary authority upon the person named therein to vote on such other business in accordance with his or her best judgment, subject to any limitations imposed by law. The form of proxy must be signed by the Shareholder or the duly appointed attorney thereof authorized in writing or, if the Shareholder is a corporation, the form of proxy must be executed under the corporation's common seal or signed on its behalf by an authorized officer or an attorney of such corporation. A form of proxy signed by the person acting as attorney of the Shareholder or in some other representative capacity, including an officer of a corporation which is a Shareholder, should indicate the capacity in which such person is signing. A Shareholder or his or her attorney may sign the form of proxy or a power of attorney authorizing the creation of a proxy by electronic signature provided that the means of electronic signature permits a reliable determination that the document was created or communicated by or on behalf of such Shareholder or by or on behalf of his or her attorney, as the case may be. Corporate Representatives A corporation which is a Shareholder can appoint one or more corporate representatives who may exercise, on its behalf, all its powers as a Shareholder provided that no more than one corporate representative exercises powers over the same share. Record Date and Voting Securities The record date for the determination of Shareholders entitled to receive the Notice has been fixed as at the close of business on August 15, 2019 (Toronto time). The right to attend and vote at the meeting is determined by reference to the Company's register of Shareholders. Only Shareholders of record, whose shareholdings are registered in the register of Shareholders on September 18, 2019 at the close of business (Toronto time) (or, if this meeting is adjourned, in the register of shareholders at the close of business on the day two days prior to the adjourned meeting) and all Non-Registered (or beneficial) Shareholders holding through the Canadian register on September 18, 2019 who either attend the Meeting in person or complete, sign and deliver a voting instruction form or form of proxy in the manner and subject to the provisions described above will be entitled to vote or to have their Ordinary Shares voted at the Meeting. Changes to the entries in the

- 9 - register of members after that time shall be disregarded in determining the rights of any person to attend and vote at the meeting. A quorum for the transaction of business at the Meeting is two persons entitled to attend and to vote on the business to be transacted, each being a member present in person or a proxy for a member or a duly authorized representative of a corporation which is a Shareholder. The share capital of the Company is divided into Ordinary Shares with a nominal par value of £0.01 each. The Company does not have an authorized share capital. As of August 22, 2019, the Company had issued and outstanding 1,846,321,033 Ordinary Shares of £0.01 each. Each Ordinary Share carries the right to one vote at a general meeting of the Company. The Company does not hold any shares in treasury. Therefore, the total number of voting rights in the Company as at August 22, 2019 is 1,846,321,033. The Company's website www.solgold.com.au includes information on the number of shares and voting rights. Principal Holders of Voting Securities To the knowledge of the Directors and senior officers of the Company as at August 22, 2019, no persons or companies beneficially own or exercise control or direction over 10% or more of the votes attached to the Ordinary Shares, other than as set out below. Number of Ordinary Shares Held Percentage of Outstanding Ordinary Shares Held Shareholder Name Newcrest International Pty Ltd…………………… DGR Global Ltd ....................................................... BHP Billiton Holdings Limited................................ 281,216,471 204,151,800 203,125,000 15.23% 11.06% 11.00% Interest of Certain Persons in Matters to be Acted Upon Unless as otherwise disclosed in this Circular, no Director or executive officer, past, present or nominated hereunder, or any associate or affiliate of such persons, or any person on behalf of whom this solicitation is made, has any interest, direct or indirect, in any matter to be acted upon at the Meeting, except that such persons may be directly involved in the normal business of the Meeting or the general affairs of the Company. Shareholders' requests under Section 527 of the Companies Act 2006 Under Section 527 of the Act, Shareholders meeting the threshold requirements set out in that section have the right to require the Company to publish a statement on a website setting out any matter relating to: (a) the audit of the Company's accounts (including the auditor's report and the conduct of the audit) that are to be laid before the Meeting; or (b) any circumstance connected with an auditor of the Company ceasing to hold office since the last annual general meeting. The Company may require the Shareholders requesting any such website publication to pay its expenses in complying with Sections 527 or 528 of the Act. Where the Company is required to place a statement on a website under Section 527 of the Act, it must forward the statement to the Company's auditors not later than the time when it makes the statement available on the website. The business which may be dealt with at the meeting includes any statement that the Company has been required under Section 527 of the Act to publish on a website. Shareholder Communication with the Board of Directors Shareholders who are interested in communicating directly with members of the Board of Directors of the Company (the "Board"), or the Board as a group, may do so by writing directly to the individual Board member or to the Board generally at GPO Box 5261 (Level 27, 111 Eagle Street, Brisbane, Queensland) 4001, Australia, facsimile number +61 (0) 7 3303 0681. Shareholders may not use any electronic address provided in the Notice, this Circular or any related document (including the form of proxy) to communicate with the Company for any purposes other than those expressly stated. The Company Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to a particular Board member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company's Company Secretary will review all communications

- 10 - before forwarding them to the appropriate Board member. The Board has requested that items unrelated to the duties and responsibilities of the Board, such as junk mail and mass mailings, business solicitations, advertisements and other commercial communications, surveys and questionnaires, and resumes or other job inquiries, not be forwarded. PART TWO – BUSINESS OF THE MEETING Ordinary Business The Company is proposing the following ordinary resolutions at the Meeting. In order to be passed, in accordance with the requirements of the Act, the ordinary resolutions proposed must be approved by a simple majority (i.e., greater than 50%) of the votes validly cast by Shareholders at the Meeting in person or by proxy. Resolution 1. Audited Consolidated Annual Financial Statements The audited consolidated financial statements of the Company for the financial year ended June 30, 2019, together with the report of the Board and auditors thereon (the "Annual Financial Statements") will be laid before the Shareholders at the Meeting. The Annual Financial Statements have been sent to all Shareholders with the Notice and Circular. The Annual Financial Statements are available on the Company's website at www.solgold.com.au and under the Company's issuer profile on the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com. At the Meeting, Shareholders of the Company will be asked to pass the following ordinary resolution on receipt of the Annual Financial Statements. Shareholders may vote for or against, or abstain from voting on, the following resolution: "To receive the audited consolidated financial statements of the Company for the financial year ended June 30, 2019, together with the report of the Board of Directors (the "Directors") and auditors thereon." Resolution 2. Directors’ Remuneration Report Resolution 2 is to approve the Directors' Remuneration Report. The vote is advisory in nature in that payments made or promised to Directors will not have to be repaid, reduced or withheld in the event that the resolution is not passed. The Directors' Remuneration Report gives details of the remuneration that was paid to the Directors for the year ended June 30, 2019 and will be paid to them for the year ended June 30, 2020, in accordance with the Company's Remuneration Policy which was previously approved at the Company's Annual General Meeting held on December 20, 2018. The Board considers that appropriate executive remuneration plays a vital part in helping to achieve the Company's overall objectives and, accordingly, and in compliance with legislation, Shareholders will be invited to approve the Directors' Remuneration Report. At the Meeting, Shareholders of the Company will be asked to pass the following ordinary resolution on the Directors' Remuneration Report. Shareholders may vote for or against, or abstain from voting on, the following resolution: "To approve the Directors' Remuneration Report for the year ended June 30, 2019. This is an advisory vote in accordance with the Companies Act 2006 (United Kingdom) (the "Act")." Resolution 3: Re-appointment of Mr. Brian Moller as a Director of the Company Pursuant to the articles of association of the Company (the "Articles"), one third of the Board retires from office at every annual general meeting of the Company. The Company is an "Eligible International Interlisted Issuer" as such term is defined in the Company Manual (the "Manual") of the Toronto Stock Exchange (the "TSX"). As an Eligible International Interlisted Issuer, the Company has applied for and received an exemption from the requirements of: (a) Sections 461.1-461.4 (Director Elections) of the Manual, which relate, respectively to annual election of Directors, to voting on each individual Director, to a majority voting policy and to the issuance of a news release disclosing voting results for the election of each Director; and (b) Section 464 (Annual Meeting) of the Manual, which relates to the timing of the annual general meeting of a company.

- 11 - Mr. Brian Moller, a Non-Executive Director of the Board, retires in accordance with the Articles and, being eligible, offers himself for re-appointment as a Director of the Company. Mr. Brian Moller, Non-Executive Chairman, is a corporate partner in the Brisbane based law firm HopgoodGanim Lawyers, the Australian solicitors to the Company. Mr. Moller was admitted as a solicitor in 1981 and has been a partner at HopgoodGanim Lawyers since 1983. He practices almost exclusively in the corporate area with an emphasis on capital raising, mergers and acquisitions. Mr. Moller holds an LLB Hons. from the University of Queensland and is a member of the Australian Mining and Petroleum Law Association. Mr. Moller acts for many publicly-listed resource and industrial companies and brings a wealth of experience and expertise to the Board, particularly in the corporate regulatory and governance areas. Mr. Moller is a Non-Executive Director of the following ASX-listed companies: DGR Global Limited, Dark Horse Resources Limited and Lithium Consolidated Mineral Exploration Ltd; Non-Executive Chairman of the ASX-listed company Aus Tin Mining Limited and Platina Resources Limited. See "Part Three – Election of Directors" and "Part Five – Director Compensation". At the Meeting, Shareholders of the Company will be asked to pass the following ordinary resolution on Mr. Brian Moller's re-appointment as a Director of the Company. Shareholders may vote for or against, or abstain from voting on, the following resolution: "To re-appoint Mr. Brian Moller as a Director of the Company, who retires in accordance with the articles of association of the Company (the "Articles") and is eligible for re-appointment." The Board (excluding Mr. Brian Moller) unanimously recommends that the Shareholders vote in favour of the re-appointment of Mr. Brian Moller. Resolution 4: Ratification of appointment of Mr. Jason Ward as a Director of the Company Mr. Jason Ward, an Executive Director of the Board, was appointed as a Director of the Company by the Directors of the Company on June 17, 2019 and therefore, in accordance with the Articles and, being eligible, offers himself for appointment as a Director of the Company by the Shareholders of the Company. Mr. Ward is the Head of Exploration of the Company. He has been instrumental in the Company’s success to date and having been involved in the Company since its inception in 2005, Mr. Ward has played a critical role in developing SolGold’s outstanding presence in Ecuador. Alongside developing the Cascabel project, in which capacity Mr. Ward is President of the Ecuadorean holding company Exploraciones Novomining S.A. (“ENSA”), and managing SolGold’s four 100% owned subsidiaries, which have produced an unrivalled exploration portfolio across the rest of Ecuador. Mr. Ward has created a fully comprehensive corporate infrastructure for SolGold in Ecuador, run via the Company office in Quito. In addition to Mr. Ward’s technical role he oversees all local labour force development, community relations, landholder relations and government relations. Mr. Ward is an exploration geologist with 25 years’ experience with extensive track record of successfully managing exploration teams working with a wide variety of culture in challenging social, physical and geological terrains and remote location around the world. Mr. Ward holds a Bachelor of Applied Science, Geology and is a Fellow of the Australian Institute of Mining and Metallurgy. He is also fluent in Spanish. See "Part Three – Election of Directors" and "Part Five – Director Compensation". At the Meeting, Shareholders of the Company will be asked to pass the following ordinary resolution on the ratification of Mr. Jason Ward's appointment as a Director of the Company. Shareholders may vote for or against, or abstain from voting on, the following resolution:

- 12 - "To ratify the appointment of Mr. Jason Ward, as a Director of the Company, who was appointed by the Directors of the Company on June 17, 2019" The Board (excluding Mr. Jason Ward) unanimously recommends that the Shareholders vote in favour of the appointment of Mr. Jason Ward. Resolution 5: Ratification of appointment of Ms. Anna Legge as a Director of the Company Ms. Anna Legge, an Executive Director of the Board, was appointed as a Director of the Company by the Directors of the Company on June 17, 2019 and therefore, in accordance with the Articles and, being eligible, offers herself for appointment as a Director of the Company by the Shareholders of the Company. Ms. Legge has worked with SolGold since 2013, initially as a consultant before moving in house with SolGold and establishing the Company’s London office in early 2017. As Head of Communications, Ms. Legge manages media relations, investor and capital market relations, in-country public relations and sustainability reporting. Ms. Legge is closely involved in SolGold’s strategic decision-marking and the development of the Company’s communication strategy in Ecuador and with Government. Ms. Legge has over 10 years’ experience working in financial and corporate communications and has advised AIM, FTSE100, ASX, JSE and TSX-listed mining companies in multiple jurisdiction around the world. Her experience spans crisis communications, M&A transactions, internal communications and corporate reputation management. See "Part Three – Election of Directors" and "Part Five – Director Compensation". At the Meeting, Shareholders of the Company will be asked to pass the following ordinary resolution on the ratification of Ms. Anna Legge’s appointment as a Director of the Company. Shareholders may vote for or against, or abstain from voting on, the following resolution: "To ratify the appointment Ms. Anna Legge as a Director of the Company, who was appointed by the Directors of the Company on June 17, 2019." The Board (excluding Ms. Anna Legge) unanimously recommends that the Shareholders vote in favour of the appointment of Ms. Anna Legge. Resolution 6: Ratification of appointment of Mr. Liam Twigger as a Director of the Company Mr. Liam Twigger, a Non-Executive Director of the Board, was appointed as a Director the Company by the Directors of the Company on June 17, 2019 and therefore, in accordance with the Articles and, being eligible, offers himself for appointment as a Director of the Company by the Shareholders of the Company. Mr. Twigger is the Managing Director and Principal of PCF Capital Group, a licensed and independent investment banking and corporate advisory business based in Perth, Western Australia. Under Mr Twigger’s stewardship, PCF Capital Group has grown to become one of Australia’s leading resources sector corporate advisory firms. The firm has completed over 130 transactions for in excess of AUD3.5 billion in value and is Australia’s leading advisor on mine sales. Mr. Twigger is also a Non-Executive Director of the Western Australian Government owned Gold Corporation (trading as the Perth Mint), a gold refining and marketing business that refine 300 tonnes of gold per annum and has an annual turnover of AUD$18 billion. Mr. Twigger holds a Graduate Diploma in Business, a Bachelor of Economics and is a Certified practicing Accountant. Mr. Twigger is a chair of the Company’s Audit and Risk Management Committee. See "Part Three – Election of Directors" and "Part Five – Director Compensation".

- 13 -

At the Meeting, Shareholders of the Company will be asked to pass the following ordinary resolution on the ratification of Mr. Liam Twigger's appointment as a Director of the Company. Shareholders may vote for or against, or abstain from voting on, the following resolution:

> *"To ratify the appointment of Mr. Liam Twigger as a Director of the Company, who was appointed by the Directors of the Company on June 17, 2019."*

**The Board (excluding Mr. Liam Twigger) unanimously recommends that the Shareholders vote in favour of the appointment of Mr. Liam Twigger.**

***Resolution 7: Re-Appointment of BDO (UK) LLP as Auditors of the Company***

The independent auditors of the Company are BDO (UK) LLP, located at 55 Baker Street, London, W1U 7EU, United Kingdom and were first appointed auditors of the Company in 2006. The Shareholders will be asked at the Meeting to vote for the reappointment of BDO (UK) LLP as auditors of the Company to hold office from the conclusion of the Meeting until the conclusion of the next annual general meeting of the Shareholders of the Company at which accounts are laid before the Company at a remuneration level to be fixed by the Board. BDO (UK) LLP has advised that it is independent with respect to the Company.

Fees billed to the Company by BDO (UK) LLP during the year ended June 30, 2019 and 2018, by category, are as follows:

| Year Ended | Audit Fees | Audit Related Fees | Tax Fees | All Other Fees |
|---|---|---|---|---|
| June 30, 2019 | £203,500 | £109,500 | Nil | Nil |
| June 30, 2018 | £184,500 | £34,500 | Nil | Nil |

The Board recommends the adoption of the resolution reappointing BDO (UK) LLP as the auditors of the Company until the conclusion of the next annual general meeting of the Shareholders and to authorize the Board to fix the auditors' remuneration.

At the Meeting, Shareholders of the Company will be asked to pass the following ordinary resolution on the reappointment of BDO (UK) LLP as the auditors of the Company. Shareholders may vote for or against, or abstain from voting on, the following resolution:

> *"To re-appoint BDO (UK) LLP as auditors of the Company to hold office from the conclusion of the Meeting to the conclusion of the next meeting at which accounts are laid before the Company at a remuneration to be determined by the Directors."*

**The Board believes that the reappointment of BDO (UK) LLP as auditors is in the best interests of the Company and therefore unanimously recommends that the Shareholders vote in favour of this resolution.**

**Special Business**

***Resolution 8: Approval of the Grants of Director Options to Mr. Liam Twigger***

The Board proposes to approve the grant of options exercisable at 60 pence each, expiring three years from the date of grant to Mr. Liam Twigger, under the Company's Share Incentive Plan (as defined herein). See "*Part Six – Long-Term Incentive Plan*".

| Director | Number of Director Options proposed to be granted |
|---|---|
| Mr. Liam Twigger | 5,000,000 |

At the Meeting, Shareholders of the Company will be asked to pass the ordinary resolution for the approval of the grant of Director Options to Mr. Liam Twigger, a Non-Executive Director of the Company. Shareholders may vote for or against, or abstain from voting on, this ordinary resolution.

- 14 - The Board understands that Director Options form a significant component of Director compensation and that Director Options are necessary to attract and retain qualified and experienced people which is critical to the Company's success and for the benefit of all of its Shareholders. As Mr. Twigger is interested in the outcome of Resolution 8, Mr. Twigger is making no recommendation to Shareholders with regard to the outcome of this Resolution. The Directors (excluding Mr. Twigger) note that some reasons for the proposed grant of Director Options include that: (i) the Director Options are not intended as a substitute for salary or wages or as a means for compensation for past services rendered; and (ii) in the Company's current circumstances, the proposed Director Options provide a cost-effective and efficient incentive as opposed to alternative forms of cash based incentives (e.g. bonuses or increased remuneration levels). The Board (excluding Mr. Liam Twigger) unanimously recommends that the Shareholders vote in favour of this resolution. Resolution 9: Increase to the maximum number of Directors of the Company Resolution 9 is proposed as an ordinary resolution and seeks Shareholder approval to change the maximum number of Directors (other than any alternate Directors) as set out in sub-paragraph 18.1 of the Company’s Articles, from a maximum of eight Directors to a maximum of ten Directors. At the Meeting, Shareholders of the Company will be asked to pass the following ordinary resolution. Shareholders may vote for or against, or abstain from voting on, the following resolution: "That the maximum number of Directors of the Company referred to in sub-paragraph 18.1 of the Articles of the Company be increased to a maximum of ten Directors." The Board unanimously recommends that the Shareholders vote in favour of this resolution. Resolution 10: The Right of Directors to Authorize, Allot and Issue or Grant Rights to Subscribe for or to Convert any Securities into Ordinary Shares in the Company The Board may only allot shares or grant rights to subscribe for, or convert any security into, shares if authorized to do so by Shareholders. Resolution 10 proposes to authorize the Board to allot and issue shares in the Company or grant rights to subscribe for or to convert any securities into shares in the Company up to an aggregate nominal amount of £6,154,403, such authority to expire at the next AGM or fifteen months after the passing of this resolution, whichever date is the earlier. This amount represents approximately one third of the Company's issued ordinary share capital as at the date of this Circular. At the Meeting, Shareholders of the Company will be asked to pass the following ordinary resolution. Shareholders may vote for or against, or abstain from voting on, the following resolution: "That the Directors be generally and unconditionally authorized in accordance with Section 551 of the Act to allot shares in the Company or grant rights to subscribe for or to convert any securities into shares in the Company ("Relevant Securities") up to a maximum aggregate nominal amount of £6,154,403, provided that this authority shall expire at the conclusion of the next annual general meeting of the Company or, if earlier, 15 months from the date of passing this resolution save that the Company may before such expiry make an offer or agreement which would or might require Relevant Securities to be allotted after such expiry and the Directors may allot Relevant Securities in pursuance of such an offer or agreement as if the authority conferred had not expired. This resolution revokes and replaces all unexercised authorities previously granted to the Directors to allot shares or grant rights for or to convert any securities into shares but without prejudice to any allotment of shares or grant of rights already made, offered or agreed to be made pursuant to such authorities."

- 15 - The Board unanimously recommends that the Shareholders vote in favour of this resolution. Resolution 11: The Right of Directors to Authorize, Allot and Issue or Grant Rights to Subscribe for or to Convert any Securities into Ordinary Shares in the Company in connection with the proposed offer for Cornerstone Resolution 11, which is proposed as an ordinary resolution, proposes to authorize the Directors to allot and issue shares in the Company or grant rights to subscribe for or to convert any securities into shares in the Company up to an aggregate nominal amount of £4,437,500 (representing 443,750,000 ordinary shares of £0.01 each) in connection with the Company’s proposed takeover offer for Cornerstone Capital Resources, Inc. (“Cornerstone Offer”) The authority conferred by this resolution will expire 12 months after the passing of the resolution. At the Meeting, Shareholders of the Company will be asked to pass the following ordinary resolution. Shareholders may vote for or against, or abstain from voting on, the following resolution: "That, without prejudice to the authority granted pursuant to resolution 10, the Directors be generally and unconditionally authorized in accordance with Section 551 of the Act to Relevant Securities up to a maximum aggregate nominal amount of £4,437,500 in connection with the Company’s proposed takeover offer to acquire all of the outstanding common shares (other than shares, if any, held by the Company or its subsidiaries), of Cornerstone Capital Resources Inc. (such shares, "Cornerstone Shares") (the "Offer"), provided that this authority shall expire 12 months from the date of passing this resolution save that the Company may before such expiry make an offer or agreement which would or might require Relevant Securities to be allotted after such expiry and the Directors may allot Relevant Securities in pursuance of such an offer or agreement as if the authority conferred had not expired." The Board unanimously recommends that the Shareholders vote in favour of this resolution. The Company is also proposing the following special resolutions at the Meeting. In order to be passed, the special resolutions must be approved by 75% of the votes validly cast by the Shareholders at the Meeting in person or by proxy. The special resolutions are as follows: Resolution 12: Disapplication of Pre-Emption Rights of Existing Shareholders The Act requires that any equity securities issued for cash (other than pursuant to an employee share scheme), must first be offered to existing shareholders pro rata to their holdings unless approval is obtained by special resolution to disapply this requirement. It is proposed that this approval also be renewed for the same period as the authority under Resolution 10. Apart from rights issues or any other pre-emptive offer concerning equity securities, the Company is seeking disapplication of pre-emption rights in connection with any equity securities to be allotted and issued up to a nominal amount of ordinary shares equal to £2,769,482. This amount represents approximately 15 per cent of the Company's issued ordinary share capital as at the date of this Circular. Resolution 12 also seeks disapplication of pre-emptive rights on a rights issue or other pre-emptive offer so as to allow the Board to make exclusions or such other arrangements as may be appropriate to resolve legal or practical problems which, for example, might arise with overseas shareholders or entitlements to fractions. At the Meeting, Shareholders of the Company will be asked to pass the following special resolution on the disapplication of pre-emption rights of existing Shareholders. Shareholders may vote for or against, or abstain from voting on, the following resolution: "That subject to and conditional on, the passing of Resolution 10, the Directors be empowered, pursuant to Section 570 of the Act, to allot equity securities (within the meaning of Section 560 of the Act) for cash pursuant to the authority given by Resolution 10 as if Section 561(1) of the Act did not apply to any such allotment provided that this power shall be limited to: (a) the allotment of equity securities in connection with a rights issue or any other offer to holders of ordinary shares in proportion (as nearly as practicable) to their respective holdings and to holders of other equity securities as required by the rights of those securities or as the Directors otherwise

- 16 - consider necessary, but subject to such exclusions or other arrangements as the Directors deem necessary or expedient in relation to treasury shares, fractional entitlements, record dates, legal or practical problems in or under the laws of any territory or the requirements of any regulatory body or stock exchange; and (b) the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal amount of £2,769,482; and this authority shall expire at the conclusion of the next annual general meeting of the Company or, if earlier, 15 months from the date of passing this resolution save that the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred hereby has not expired." The Board unanimously recommends that the Shareholders vote in favour of this resolution. Resolution 13: Disapplication of Pre-Emption Rights of Existing Shareholders for shares to be allotted in connection with the Cornerstone Offer As noted above, the Act requires that any equity securities issued for cash (other than pursuant to an employee share scheme), must first be offered to existing shareholders pro rata to their holdings unless approval is obtained by special resolution to disapply this requirement. Due to the manner in which the Cornerstone Offer is proposed to be structured, which may not in all circumstances represent an allotment of shares otherwise than for cash (within the meaning of the Act), Resolution 13 is proposed as a special resolution to bring about the disapplication of pre-emption rights in connection with any equity securities to be allotted and issued in connection with the Cornerstone Offer. The disapplication of pre-emption rights is limited to an aggregate nominal amount of £4,437,500 (representing 443,750,000 ordinary shares of £0.01 each), being the limit of the Directors’ authority to allot shares under Resolution 11. Resolution is 13 is conditional on the passing of Resolution 11. The authorities to be conferred by Resolutions 11 and 13 are separate and in addition to the authorities conferred by Resolutions 10 and 12, but may not be used for any purpose other than for the Cornerstone Offer and will expire 12 months after the passing of the resolutions. In the event that either Resolution 11 or 13 is not passed, the Company may not be able to complete the Cornerstone Offer as currently structured. At the Meeting, Shareholders of the Company will be asked to pass the following special resolution on the disapplication of pre-emption rights of existing Shareholders for shares to be allotted in connection with the Cornerstone Offer. Shareholders may vote for or against, or abstain from voting on, the following resolution: "That subject to and conditional on, the passing of Resolution 11, the Directors be empowered, pursuant to Section 570 of the Act, to allot equity securities (within the meaning of Section 560 of the Act) for cash pursuant to the authority given by Resolution 11 as if Section 561(1) of the Act did not apply to any such allotment provided that this power shall be limited to the allotment of equity securities directly or indirectly to holders of Cornerstone Shares or otherwise in connection with the Offer; and this authority shall expire 12 months from the date of passing this resolution save that the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred hereby has not expired." The Board unanimously recommends that the Shareholders vote in favour of this resolution. Resolution 14: Shorter Notice Period for Calling General Meetings The Articles allow the Company to call general meetings other than an annual general meeting on 14 clear days' notice without obtaining Shareholder approval. As a result of the Company's admission to the London Stock Exchange's main market for listed securities, the notice period required under the Act for general meetings of the Company is increased to 21 days. The Act allows Shareholders to approve a shorter notice period, which cannot be less than 14 clear days. Therefore, in order to preserve its ability to call general meetings on 14 clear days' notice, Resolution 14

- 17 - seeks such Shareholder approval. It is intended that the shorter notice period would not be used as a matter of routine for such meetings but only where the flexibility is merited by the business of the meeting and is thought to be in the interests of Shareholders as a whole. If given, the approval will be effective until the Company's next annual general meeting, when it is intended that a similar resolution will be proposed. At the Meeting, Shareholders of the Company will be asked to pass the following special resolution on the short notice period for calling general meetings other than annual general meetings. Shareholders may vote for or against, or abstain from voting on, the following resolution: "That, subject to the Articles of Association of the Company as in force from time to time, a general meeting of the Company other than an annual general meeting may be called on not less than 14 clear days' notice." The Board unanimously recommends that the Shareholders vote in favour of this resolution. Other Matters Management knows of no other matters to come before the Meeting other than those referred to in the Notice. Should any other matters properly come before the Meeting, the Ordinary Shares represented by the form of proxy accompanying this Circular will be voted on such matters in accordance with the best judgment of the persons voting by proxy. Right to Ask Questions Any person attending the Meeting has the right to ask questions. The Company must cause to be answered any such question relating to the business being dealt with at the Meeting but no such answer need be given if: (i) to do so would interfere unduly with the preparation for the Meeting or involve disclosure of confidential information; (ii) the answer has already been given on a website in the form of an answer to a question; or (iii) it is undesirable in the interests of the Company or the good order of the Meeting that the question be answered. Inspection of Documents In addition to copies of the proposed new and existing Articles, the following documents will be available for inspection at the location of the Meeting from 15 minutes before the Meeting until it ends: copies of the Executive Directors' service contracts; and copies of the letters of appointment of the Non-Executive Directors. Voting Results The results of the voting at the Meeting will be announced through a regulatory information service and will appear on the Company's website at www.solgold.com.au and under the Company's issuer profile on SEDAR at www.sedar.com. PART THREE – ELECTION OF DIRECTORS Directors of the Company In accordance with the Articles, one third of the Board retires from office at every annual general meeting of the Company. In general, those Directors who have held office the longest time since their election are required to retire. A retiring Director may be re-elected and a Director appointed by the Board may also be elected, though in the latter case the Director's period of prior appointment by the Board will not be taken into account for the purposes of rotation. The name, location of residence, age, number of Ordinary Shares held and office held by each Director, current as of August 22, 2019, has been furnished by each of them (unless otherwise indicated) and is presented in the following table.

- 18 -

| Name and Place of Residence | Position with the Company | Principal Occupation[4] | Director and/or Officer since | Number of Ordinary Shares Held[5] (Percentage Held) |
|---|---|---|---|---|
| **Mr. Nicholas Mather**[2][3]<br>Queensland, Australia | Executive Director and CEO | Managing Director and CEO, DGR Global (ASX); Director, Armour Energy Limited (ASX); Director, Aus Tin Mining Limited (ASX); Director, Dark Horse Resources Limited (ASX); Director, Lakes Oil NL (ASX); and Director, IronRidge Resources Limited (AIM). | May 11, 2005 (Executive Director)<br>May 11, 2005 to October 2011 and on and from May 18, 2015<br>(CEO) | 89,518,275 (4.85%) |
| **Mr. Brian Moller**[1][2]<br>Queensland, Australia | Non-Executive Chairman | Corporate Partner, HopgoodGanim Lawyers; Director, DGR Global (ASX); Director, Dark Horse Resources Limited (ASX); Director, Lithium Consolidated Mineral Exploration Limited (ASX); Director, Platina Resources Limited (ASX); and Chairman, Aus Tin Mining Limited (ASX). | May 11, 2005 (Non-Executive Director)<br>February 28, 2013<br>(Non-Executive Chairman) | 5,189,121 (0.28%) |
| **Dr. Robert Weinberg**[1][2]<br>London, England | Non-Executive Director | SolGold | November 22, 2005 | 4,296,091 (0.23%) |
| **Mr. Craig Jones**[2][3]<br>Queensland, Australia | Non-Executive Director | Executive General Manager, Newcrest Mining Limited (ASX); Director, Morobe Exploration Services Limited.; Director, Morobe Mining JV Services (Australia) Pty Ltd.; Director, Newcrest PNG 2 Limited; Director, Wafi Golpu Services Limited; Director, Cadia Holdings Pty Limited; Director, Harmony PNG 20 Limited (formerly Newcrest PNG 1 Limited); Director, Hidden Valley Services Limited; Director, Newcrest Operations Limited; and Director, Newgen Pty Ltd. | March 3, 2017 | Nil<br>(0.00%) |
| **Mr. James Clare**[2][3]<br>Toronto, Ontario | Non-Executive Director | Partner, Bennett Jones LLP; Non-Executive Director, PJX Resources Inc. (TSXV); Non-Executive Director, Riverside Resources Inc. (TSXV); and Non-Executive Director, Spanish Mountain Gold Ltd. (TSXV; Frankfurt Stock Exchange) | May 1, 2018 | Nil<br>(0.00%) |
| **Mr. Jason Ward**[2]<br>Brisbane, Queensland | Executive Director | Head of Exploration, SolGold; President of Exploraciones Novomining S.A. ("ENSA") | June 17, 2019 | 9,978,581<br>(0.54%) |
| **Ms. Anna Legge** [2]<br>London, England | Executive Director | Head of Communications, SolGold | June 17, 2019 | Nil<br>(0.00%) |
| **Mr. Liam Twigger**[1][2] [3]<br>Perth, Australia | Non-Executive Director | Managing Director & Principal, PCF Capital Group; Non-Executive Director, Gold Corporation | June 17, 2019 | Nil<br>(0.00%) |

**Notes:**

- 19 - (1) Member of the Audit and Risk Management Committee. Chair of the Audit and Risk Management Committee is Mr Liam Twigger. Member of the Health, Safety, Environment and Community Committee. Member of the Remuneration Committee. Chair of the Remuneration Committee is Mr James Clare. The information as to principal occupation has been furnished by each Director and/or officer individually. Includes direct and indirect interests of the Directors and their related entities. (2) (3) (4) (5) Biographies The following biographical information relates to each member of the Board and includes a description of each individual's principal occupation within the past five years. Mr. Nicholas Mather Mr. Nicholas Mather, Managing Director, graduated in 1979 from the University of Queensland with a B.Sc.(Hons., Geology). Mr. Mather has a special area of experience and expertise is the generation of, and entry into undervalued or unrecognised resource exploration opportunities. He has been involved in the junior resource sector at all levels for more than 30 years. In that time, he has been instrumental in the delivery of major resource projects that resulted in nine corporate takeovers and over 5 billion dollars to shareholders. Mr. Mather was co-founder of Arrow Energy NL (an ASX-listed company) and was responsible for the generation of its Surat Basin Coal Bed Methane project and served as an Executive Director until 2004. He was also founder and Chairman of Waratah Coal Inc. until it was acquired in December 2008 and co-founder and Non-Executive Director of Bow Energy Limited until its recent takeover by Arrow Energy Pty Ltd. in January 2012. Mr. Mather and the DGR Global team founded Orbis Gold in 2006 and continued to hold a significant equity stake and Board position through to its takeover in February of 2015. Previously as CEO of BeMax Resources NL (an ASX-listed company), Mr. Mather headed the discovery of the company's Pooncarie mineral sands project in 1998. He has also been a Non-Executive Director of Ballarat Goldfields, having assisted with the recapitalisation of the company in 2002. Mr. Mather is Managing Director and Chief Executive of DGR Global, Executive Chairman of Armour Energy Limited (an ASX-listed company) and Non-Executive Director of IronRidge Resources Limited (an AIM-listed company), Dark Horse Resources Limited (an ASX-listed company), Aus Tin Mining Limited (an ASX-listed company) and Lakes Oil NL (an ASX-listed company). Mr. Brian Moller Mr. Brian Moller, Non-Executive Chairman, is a corporate partner in the Brisbane based law firm HopgoodGanim Lawyers, the Australian solicitors to the Company. He was admitted as a solicitor in 1981 and has been a partner at HopgoodGanim Lawyers since 1983. He practices almost exclusively in the corporate area with an emphasis on capital raising, mergers and acquisitions. Mr. Moller holds an LLB Hons. from the University of Queensland and is a member of the Australian Mining and Petroleum Law Association. Mr. Moller acts for many publicly-listed resource and industrial companies and brings a wealth of experience and expertise to the Board, particularly in the corporate regulatory and governance areas. He is a Non-Executive Director of the following ASX-listed companies: DGR Global, Dark Horse Resources Limited and Lithium Consolidated Mineral Exploration Ltd; Non-Executive Chairman of the ASX-listed company Aus Tin Mining Limited and Platina Resources Limited. Dr. Robert Weinberg Dr. Robert Weinberg, Non-Executive Director, gained his doctorate in geology from Oxford University in 1973. He has more than 40 years of experience of the international mining industry and is an independent mining research analyst and consultant. He is a Fellow of the Geological Society of London and also a Fellow of the Institute of Materials, Minerals and Mining. He has been an independent Non-Executive Director of a number of minerals exploration, development and mining companies. Prior to his current activities he was Managing Director of the Institutional Investment at the World Gold Council. Previously he was a Director of the investment banking division at Deutsche Bank in London after having been head of the global mining research team at SG Warburg Securities. He has also held senior positions within Société Générale and was head of the mining team at James Capel & Co. He was formerly marketing manager of the gold and uranium division of Anglo American Corporation of South Africa Ltd.

- 20 - Mr. Craig Jones Mr. Craig Jones, Non-Executive Director, holds a Bachelor of Mechanical Engineering from the University of Newcastle, Australia, and joined Newcrest International in 2008. He is currently the Executive General Manager Wafi-Golpu. He has held various senior management and executive roles within the Newcrest group, including General Manager Projects, General Manager Cadia Valley Operations, Executive General Manager Projects and Asset Management, Executive General Manager Australian and Indonesian Operations, Executive General Manager Australian Operations and Projects, and Executive General Manager Cadia Valley Operations and Morobe Mining Joint Venture. Mr. Jones is currently the Executive General Manager Wafi-Golpu (Newcrest / Harmony). Prior to joining Newcrest, Mr. Jones worked for Rio Tinto. Mr. Jones' operational and block cave mining expertise, particularly relevant in the context of the Company's existing Alpala deposit at the Cascabel Project. Mr. James Clare Mr. James Clare, Non-Executive Director, is a partner at Bennett Jones LLP, one of Canada's leading corporate law firms. He is a corporate and securities lawyer with extensive experience in the mining sector both domestically and internationally. He was extensively involved with SolGold's TSX listing process and provides ongoing legal and corporate advice to the Company in relation to its Canadian regulatory and business matters. Mr. Clare is recognized by Lexpert as a leading mining lawyer in Canada, and is repeatedly recommended for his experience in mining, corporate finance and securities law by the Canadian Legal Lexpert Directory. Mr. Clare also currently acts as a Non-Executive Director of PJX Resources Inc., Riverside Resources Inc. and Spanish Mountain Gold Ltd. Mr. Jason Ward Mr. Jason Ward, an Executive Director of the Board, is the Head of Exploration of the Company. Mr. Ward has been instrumental in the Company’s success to date and having been involved in the Company since its inception in 2006, Mr. Ward has played a critical role in developing SolGold’s outstanding presence in Ecuador. Alongside developing the Cascabel project, in which capacity he is President of the Ecuadorean holding company Exploraciones Novomining S.A. (“ENSA”), and managing SolGold’s four 100% owned subsidiaries, which have produced an unrivalled exploration portfolio across the rest of Ecuador. Mr. Ward has created a fully comprehensive corporate infrastructure for SolGold in Ecuador, run via the Company office in Quito. In addition to his technical role he oversees all local labour force development, community relations, landholder relations and government relations. Mr. Ward is an exploration geologist with 25 years’ experience with extensive track record of successfully managing exploration teams working with a wide variety of culture in challenging social, physical and geological terrains and remote location around the world. Mr. Ward holds a Bachelor of Applied Science, Geology and is a Fellow of the Australian Institute of Mining and Metallurgy. He is also fluent in Spanish. Ms. Anna Legge Ms. Anna Legge, an Executive Director of the Board, has worked with SolGold since 2013, initially as a consultant before moving in house with SolGold and establishing the Company’s London office in early 2017. As Head of Communications, Ms. Legge manages media relations, investor and capital market relations, in-country public relations and sustainability reporting. She is closely involved in SolGold’s strategic decision-marking and the development of the Company’s communication strategy in Ecuador and with Government. Ms. Legge has over 10 years’ experience working in financial and corporate communications and has advised AIM, FTSE100, ASX, JSE and TSX-listed mining companies in multiple jurisdiction around the world. Her experience spans crisis communications, M&A transactions, internal communications and corporate reputation management. Mr. Liam Twigger Mr. Liam Twigger, a Non-Executive Director of the Board, is the Managing Director and Principal of PCF Capital Group, a licensed and independent investment banking and corporate advisory business based in Perth, Western Australia. Under Mr. Twigger’s stewardship, PCF Capital Group has grown to become one of Australia’s leading resources sector corporate advisory firms. The firm has completed over 130 transactions for in excess of AUD3.5 billion in value, and is Australia’s leading advisor on mine sales. He is also a Non-Executive Director of the Western Australian Government owned Gold Corporation (trading as the Perth Mint), a gold refining and marketing business that refine 300 tonnes of gold per annum and has an annual turnover of AUD$18 billion. Mr. Twigger holds a Graduate

- 21 - Diploma in Business, a Bachelor of Economics and is a Certified practicing Accountant. Mr. Twigger is a chair of the Company’s Audit Committee. Share Ownership As at the date of this Circular, based on the number of Ordinary Shares and securities convertible into Ordinary Shares beneficially owned, directly or indirectly, or over which control or direction is exercised by all of the Directors and officers of the Company as a group, all of the Directors and officers are expected to, as a group, beneficially own, directly or indirectly, or exercise control or direction over 108,982,068 Ordinary Shares, representing approximately 5.9% of the issued and outstanding Ordinary Shares on a non-diluted basis. Committees of the Board of Directors The standing committees of the Board consist of the Audit and Risk Management Committee, the Remuneration Committee and the Health, Safety, Environment and Community Committee. The current members of the Audit and Risk Management Committee include Mr. Liam Twigger, Mr. Brian Moller, and Dr. Robert Weinberg. Mr. Liam Twigger is the Chair of the Audit and Risk Management Committee. See "Part Eight – Audit and Risk Management Committee Information". The current members of the Remuneration Committee include Mr. James Clare, Mr. Craig Jones, and Mr. Liam Twigger. Mr. James Clare is the Chair of the Remuneration Committee. See "Part Four – Statement of Executive Compensation – Compensation Governance" and "Part Seven – Statement of Corporate Governance Practices – Committees of the Board of Directors – Compensation and Governance Committee". The full Board currently sits on the Health, Safety, Environment and Community Committee. See "Part Seven – Statement of Corporate Governance Practices – Committees of the Board of Directors – Health, Safety, Environment and Community Committee". Cease Trade Orders, Bankruptcies, Penalties and Sanctions To the knowledge of the Company, as at the date of this Circular, no Director or executive officer of the Company is, or within the 10 years prior to the date of this Circular has been, a Director, CEO or Chief Financial Officer ("CFO") of any company (including the Company), that while that person was acting in that capacity: (a) was subject to a cease trade order (including any management cease trade order which applied to Directors or executive officers of a company, whether or not the person is named in the order), an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days (an "Order"); or (b) was subject to an Order that was issued after the Director or executive officer ceased to be a Director, CEO, CFO and which resulted from an event that occurred while that person was acting in the capacity as Director, CEO or CFO. Bankruptcy To the knowledge of the Company, as at the date of this Circular, no Director, executive officer, or shareholder holding a sufficient number of securities of the Company to affect materially the control of the Company is, or within the 10 years prior to the date of this Circular has: (a) been a Director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any

- 22 - proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (b) become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver manager or trustee appointed to hold the assets of the Director, executive officer or shareholder. Penalties and Sanctions To the knowledge of the Company, as at the date of this Circular no Director, executive officer, or shareholder holding a sufficient number of securities of the Company to affect materially the control of the Company has been subject to any: (a) penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision. PART FOUR – STATEMENT OF EXECUTIVE COMPENSATION Compensation Discussion and Analysis The following discussion describes the significant elements of the Company's executive compensation, with particular emphasis on the process for determining compensation payable to the Company's CEO, CFO, and, other than the CEO and the CFO, each of the 3 most highly compensated executive officers, or the 3 most highly compensated individuals acting in a similar capacity (collectively, the "Named Executives" or "NEOs"). Mr. Nicholas Mather, Managing Director, Mr. Priy (Priyanka) Jayasuriya, CFO, Mr. Jason Ward, Head of Exploration, Executive Director; Mr. Benn Whistler, Manager Technical Services and Study Manager Mr. Eduardo Valenzuela were the NEOs of the Company for the financial year ended June 30, 2019. Compensation Governance The Remuneration Committee is a standing committee of the Board that meets periodically and is responsible for making decisions on Directors' and key management's remuneration packages. The Remuneration Committee has among other duties the responsibility to recommend to the Board the compensation of the CEO and that of the other NEOs, as such term is defined under applicable Canadian securities laws. The remuneration of the NEOs is determined by the Executive Director who considers it essential, notwithstanding the small size of the Company and the fact that it is not yet revenue earning, to recruit and retain individuals of the highest caliber for that role. Consequently, the Company believes that it is in the interests of Shareholders that NEOs should be provided with options in addition to the level of fees considered affordable. The Remuneration Committee is currently comprised of three members: Mr. James Clare (the Chair of the Remuneration Committee), Mr. Craig Jones, and Mr. Liam Twigger, all of whom are independent Directors, as determined under National Instrument 58-101 – Disclosure of Corporate Governance Practices ("NI 58-101"). The Board recognizes the significance of appointing independent, knowledgeable and experienced individuals to the Remuneration Committee who have the necessary background in executive compensation and risk management to fulfill the Remuneration Committee's duties and responsibilities. All members of the Remuneration Committee enjoy extensive experience in these areas through their prior and current function and implication with other organizations. The Remuneration Committee has the responsibility to analyze all matters related to ensuring a strong leadership role in the continuous development of the Company and the creation and maximization of value for the shareholders. The Remuneration Committee and the Board are focused on recruiting and retaining highly talented and experienced executive officers, taking into account the fact that the employment market has proven to be very competitive in recent

- 23 - years. As set out in the Remuneration Committee's charter, the Remuneration Committee has identified the following priorities in carrying out its functions: establish and review the remuneration policies and practices of the Company; establish and review the remuneration packages for the Board, the CEO and the Company's other executives; oversee the Company's recruitment, retention and terminations policies, practices and procedures; oversee the Company's incentive plans and equity-based schemes; and make recommendations to the full Board in connection with the above matters. Compensation Methodology The Company expects the Board will review and approve recommendations from the Remuneration Committee regarding salaries, annual bonuses and equity incentive compensation for the Named Executives and approve corporate goals and objectives relevant to their respective compensation. The Remuneration Committee will use discretion and judgment when determining compensation levels as they apply to a specific executive officer. Individual compensation may be based on individual qualifications and skills, level of responsibility of the position, the compensation terms which may be required to attract an executive of equivalent experience to join the Board from another company or any other criteria deemed important by the Remuneration Committee. In order to meet the Company's objectives, the Remuneration Committee will be guided by: providing executives with an equity-based incentive plan, namely a share plan; aligning employee compensation with the Company's corporate objectives; and attracting and retaining highly-qualified individuals in key positions. The Remuneration Committee, in having regard to compensation to be offered to the Board, the CEO and the Company's other executives, will: review the competitiveness of the Company's executive compensation programmes to ensure that: the programmes are attractive, with a view to ensuring the retention of corporate officers; o o the motivation of corporate officers to achieve the Company's business objectives; and the alignment of the interests of key leadership with the long term interests of the Company's Shareholders. o consider and make recommendations to the Board on the entire specific remuneration for each individual of management (including fixed pay, incentive payments, equity awards, retirement rights, service contracts) having regard to the executive remuneration policy. design the remuneration policy in such a way that it: o motivates Directors and management to pursue the long-term growth and success of the Company within an appropriate control framework; and o demonstrates a clear relationship between key executive performance and remuneration. ensure that:

- 24 - the remuneration offered is in accordance with prevailing market conditions, and that exceptional circumstances are taken into consideration; o contract provisions reflect market practice; and o targets and incentives are based on realistic performance criteria. o Risk Management The Company expects that the Remuneration Committee will review the practices the Company uses to identify and mitigate compensation policies and practices that could create or incentivize any inappropriate or excessive risk-taking by executive officers. The Company does not believe that its compensation practices and policies are reasonably likely to have a material adverse effect on the Company. Financial Instruments The Company has not established any policies related to the purchase by directors or NEOs of the Company of financial instruments (including prepaid variable forward contracts, equity swaps, collars, or units of exchange funds) that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by any director or NEO of the Company. Components of the Compensation Program for the Year ended June 30, 2019 The compensation package for NEOs is primarily comprised of 4 elements: base salary, annual incentive (bonus) compensation, long-term incentive compensation and benefits. Each element of compensation is described in more detail below. All salaries, salary increases, cash bonuses and share-based compensation for the NEOs are reviewed, considered and approved by the Remuneration Committee and, in turn, the Board. The mix of pay and the weighting of short-term and long-term incentives reflects the NEOs' position and his or her ability to impact the short-term and long-term performance of the Company. For this purpose, the Board takes into account compensation paid by other companies which the Company deems to be comparable. Base Salary Base salary is the fixed component of total direct compensation for the NEOs, and is intended to attract and retain executives, providing a competitive amount of income certainty. The actual base salaries of the NEOs will reflect numerous factors relevant to the discharge of their duties, including the complexity of their respective roles, the amount of applicable industry experience, the function their respective roles play in the Company's corporate development and the need to attract and retain talented individuals. Base salaries are reviewed and compared to similar benchmarked positions in the Company's industry peer group in the relevant marketplace. Consideration is also given to the NEO's time in the role, and/or material differences in responsibilities compared with the benchmarked similar role in the peer group data. The NEO base salaries are generally targeted to the Company's peer group and adjusted for individual contribution and performance. Annual Cash Incentive Plans The short-term incentive compensation for the NEOs is based on their performance as a team against corporate objectives approved by the Board and bonuses are paid by the Board, at its full discretion, based on recommendation of the Remuneration Committee. Long-Term Incentive Compensation The share incentive plan (the "Share Incentive Plan") of the Company was adopted by the Board in July 2017 and approved by shareholders at the annual general meeting held on July 28, 2017. The Company understands that the establishment of a balance between short and long-term compensation is essential for the Company's sustained performance, including its ability to attract, motivate and retain a pool of talented executives in a very competitive employment market as well as to ensure a proper alignment of the NEOs' interests with those of shareholders. As of

- 25 - June 30, 2019, 162,512,000 Options have been issued under the Share Incentive Plan, including those which have subsequently expired or been cancelled. The Share Incentive Plan is summarized in the table below. A more detailed summary can be found under the heading "Long-Term Incentive Plan". Key Terms Summary of Share Incentive Plan An Option entitles a holder (an "Optionee") to purchase an Ordinary Share at an exercise price set at the time of the grant. Ordinary Shares granted under the Share Incentive Plan will be new Ordinary Shares. Securities Eligibility Under the Share Incentive Plan, eligible participants includes the Directors, officers and employees (including both full-time and part-time employees) of the Company or of any designated affiliate of the Company and any person or corporation engaged to provide ongoing management or consulting services for the Company or a designated affiliate of the Company (or any employee of such person or corporation) are eligible to participate. Administration The Share Incentive Plan is administered by the Board or the committee of the Board authorized to administer the Share Incentive Plan, including the Remuneration Committee (the "Committee"). The exercise price for Options is determined by the Committee at the time the Option is granted, provided that the exercise price of any Option may not be less than the closing price of the Ordinary Shares on the TSX, or such other principal market upon with the Ordinary Shares are traded, on the last trading day immediately preceding the date of the grant of such Option. Exercise Price Limitations The maximum number of Ordinary Shares made available for the Share Incentive Plan shall not exceed 10% of the total number of Ordinary Shares then outstanding on a non-diluted basis immediately prior to the proposed grant of the applicable Option. The maximum number of Ordinary Shares issuable to insiders, at any time, pursuant to the Share Incentive Plan and any other share compensation arrangement is 10% of the total number of Ordinary Shares then outstanding. The maximum number of Ordinary Shares issued to insiders, within any one year period, pursuant to the Share Incentive Plan and any other share compensation arrangement is 10% of the total number of Ordinary Shares then outstanding. Benefits Employee benefits include share based payment transactions and retirement benefits. The Company measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted. Estimating fair value for share based payment transactions requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires determining the most appropriate inputs to the valuation model including the expected life of the Option, volatility and dividend yield and making assumptions about them. The Company pays superannuation and pension entitlements as and where legally required. Contributions payable for the year are charged to the statement of comprehensive income. Other than where noted below in "Employment Agreements and Potential Payments Upon Termination", payments to NEOs are inclusive of retirement (superannuation) payments. In Australia, employees have a choice of where superannuation contributions are paid, which has to be a registered superannuation fund, run independently of the Company. Employers have to pay compulsory superannuation

- 26 - contributions (currently 9.5% of ordinary time earnings) for eligible employees on amounts earned up to the maximum superannuation contribution base (which is currently A$54,030 per quarter). The Company makes payments in accordance with applicable legislation (i.e., United Kingdom and Australian legislation) and does not operate a defined contribution plan. However, the Company makes superannuation payments. The effect of the payments made by the Company pursuant to such legislation is similar to that of a defined contribution plan. Performance The following performance graph illustrates the Company’s cumulative Shareholder return of $100 invested in its Common Shares on 9 October, 2018 (first day of trading on TSX) compared to $100 invested in the S&P Metals and Mining Select Industry Index, the S&P/TSX Global Base Metals Index. The trading price of the Common Shares is subject to fluctuation based on several factors, many of which are outside the control of the Company. These include, but are not limited to, global economic conditions, fluctuations and volatility in commodity price markets, changes in government, environmental policies, and other factors, some of which are disclosed and discussed under the heading “Principal Risks & Uncertainties” in 2019 Annual Report released 16 August, 2019. As the Company is still in the exploration and development stage, the link between remuneration, Company performance and shareholder wealth is tenuous. Therefore, the trend shown in the above graph does not necessarily correspond to the Company’s compensation to its Named Executive Officers for the period ended 30 June 2019 or for any prior fiscal periods. The Company’s executive compensation is reviewed annually and is set by the Board upon the recommendation of the Remuneration Committee. Employment Agreements and Potential Payments Upon Termination Each of the NEOs has entered into an executive employment agreement with the Company, providing for the payment of base salary, specified cash bonuses, Options, and any entitlements to participate in the Company's standard benefits plan. Individual employment agreements stipulate that, in the case of termination of employment initiated by the Company for reasons other than cause, the Company will make the following severance payments to its NEOs: $140.00 $120.00 $100.00 $80.00 $60.00 $40.00 $20.00 $-09 Oct 201809 Jan 201909 Apr 201909 Jul 2019 SOLGSPSIMMTXCM

- 27 - Mr. Nicholas Mather, Managing Director On June 23, 2017, the Company entered into a consultancy agreement (the "Samuel Consultancy Agreement") with Samuel Capital Pty Ltd. ("Samuel"), a company associated with Mr. Nicholas Mather, and subsequently variation of Consultancy Agreement dated 6 December 2018, pursuant to which Samuel is engaged as an independent contractor to the Company. The Samuel Consultancy Agreement had an initial term of 2 years, and has been extended for a further 2 years, pursuant to the agreement. Samuel is appointed to provide the Company with the following services: to cause and procure the provision of a key person, being Mr. Nicholas Mather, or such other person as agreed in writing between the Company and Samuel, to discharge all of the usual duties performed by an Executive Director of a publicly listed gold and copper exploration company; to liaise with the Chair of the Company; prepare and submit (or procure that the Company's management prepare and submit) to the Board for their approval work programmes and budgets on a regular basis as deemed appropriate by the Board for the progression of a project or programme, and in any event not less than 6 monthly intervals, for all proposed Company activities; manage and deliver the implementation of acquisition and divestment strategies; liaise with corporate and financial advisors, bankers, regulators and independent consultants; manage broker and investor liaison and promotional activities; liaise with external advisors and brokers to the Company; preparation and execution of capital raisings, corporate restructures and change of control transactions; presentation to the Board of activity reports and new business proposals; and execution of Board directives, (collectively, the "Services"). In consideration for the provision of the Services listed above, Samuel is entitled to an annual fee (exclusive of GST) of A$600,000, payable in monthly installments (the "Consultancy Fee"). Every 6 months during the term of the Samuel Consultancy Agreement, the Remuneration Committee will undertake a review of the performance of Samuel in providing the Services. Based on that review, the Remuneration Committee may adjust the Consultancy Fee as deemed appropriate and determine whether or not a bonus (up to 40% of the value of the then existing Consultancy Fee) is to be awarded having regard to the key performance indicators (and their respective weightings) set out in the table below: Percentage Weighting Key Performance Indicators Beneficial achievements in the course of execution of approved programmes including: 30% surpassing targeted works; cost savings; and

- 28 - Percentage Weighting Key Performance Indicators surpassing time estimates Growth of business through acquisitions, new projects and other means Risk management and safety performance Share price performance measured against mining and exploration sector of listed companies on any relevant stock exchange 32.5% 5.0% 32.5% In addition to any bonus determined by reference to the key performance indicators, the Board may also in its sole discretion, issue or pay additional bonuses to Samuel. The Samuel Consultancy Agreement also provided for the payment in 2017 of A$187,497 and A$100,000 in consideration for the continued provision of Services by Samuel on a month-to-month basis following the expiry of Samuel's prior consultancy agreement with the Company. The Samuel Consultancy Agreement provided for the issue (subject to any necessary regulatory consents or approvals) to Samuel (or its nominee) of 26,250,000 Options that: vest immediately upon the earlier of the date that: is 18 months after the date the Options are issued; a Change of Control Event (as such term is defined in the Samuel Consultancy Agreement) occurs; and Samuel ceases to be a contractor of the Company, other than due to a material breach of the Samuel Consultancy Agreement, fraud or dishonesty. o have an exercise price of £0.60 per Ordinary Share; and expire on the earlier of:  third anniversary of the date they are issued;  the expiration of 3 months, or any longer period as may be determined by the Board, after Samuel ceases to be a contractor of the Company; or  Samuel ceasing to be a contractor of the Company due to material breach of the Samuel Consultancy Agreement, fraud or dishonesty. The Company will reimburse Samuel for all reasonable and necessary expenses incurred in the performance of the Services, provided that Samuel provides documentary evidence acceptable to the Company. Samuel is also entitled to certain additional including, the reimbursement of the cost of business class airfares for the spouse of the key person to accompany the key person on 3 separate, return, international trips each year during the term of the Samuel Consultancy Agreement. The Samuel Consultancy Agreement can be terminated by the Company by giving 12 months' written notice to Samuel or by the Company paying Samuel the amount equivalent to the Consultancy Fee for such 12 month period. The Samuel Consultancy Agreement can be terminated by Samuel by giving 3 months' written notice to the Company and if Samuel provides such written notice, the Company may elect to pay Samuel the amount equivalent to the Consultancy Fee for such 3 month period in lieu of retaining the services of Samuel for such 3 month period. In the event that Samuel breaches the Samuel Consultancy Agreement, becomes insolvent, its officers are charged with a criminal offence which brings the Company or its business into disrepute, or Mr. Nicholas Mather resigns as a Director

- 29 - due to his resignation, the Company may terminate the Samuel Consultancy Agreement, at its sole discretion, without payment of any fees, remuneration or compensation (other than that which has already accrued). Samuel is solely responsible for the remuneration and benefits of Mr. Nicholas Mather and the staff of Samuel, including their wages or salaries, paid public holidays, annual leave, sick leave, superannuation, pay-as-you-earn tax and other taxes, workers' compensation and other insurances and all other obligations arising out of or in connection with the activities of Samuel. The Samuel Consultancy Agreement is governed by the laws of Queensland, Australia. Mr. Priy (Priyanka) Jayasuriya, Chief Financial Officer In addition to his role as CFO of the Company, Mr. Priy (Priyanka) Jayasuriya also acts concurrently as the CFO of DGR Global (among other companies). Previously, both the services and remuneration of Mr. Priy (Priyanka) Jayasuriya were provided in, and included as, part of an administration services arrangement with DGR Global (the "Administration Services Agreement"). On and from October 1, 2016, the Company continued to receive the services of Mr. Priy (Priyanka) Jayasuriya as part of the Administration Services Agreement with DGR Global, however the Company will also directly remunerate Mr. Priy (Priyanka) Jayasuriya for A$85,000 per annum for his services as CFO of the Company. The Company may terminate the services of Mr. Priy (Priyanka) Jayasuriya by giving one month's notice. Administration Services Agreement On March 21, 2017, the Company entered into the Administration Services Agreement with DGR Global, pursuant to which DGR Global agreed to provide administration services to the Company. The Administration Services Agreement supersedes the previous longstanding arrangements between the parties, as to the provision of administration services. The services provided under the Administration Services Agreement include, but are not limited to: (i) the grant of a non-exclusive licence for the Company to occupy part of DGR Global's premises; (ii) the use of existing office furniture, equipment and certain stationery; (iii) full information technology infrastructure and maintenance services under licence; (iv) general telephone, reception, meeting room and office facilities; (v) payroll and accounts payable services; and (vi) public investor and shareholder relations service (the "Administration Services"). In consideration for the provision of the Administration Services, the Company will initially pay DGR Global a fee of A$30,000 (plus GST) per month. The fee payable is subject to an annual review by the parties. The Company must also reimburse DGR Global for outgoings incurred in conducting the business. The initial term of the Administration Services Agreement was for 2 years from the date of the agreement, with the option to extend the term by 2 years any number of times, at the election of either party, upon written notice within the last 30 days of the then existing term. The Administration Services Agreement may be terminated by either party: (i) immediately for cause (including upon the other party's insolvency or material breach of the agreement); (ii) upon 12 months' written notice to the other party, if that other party has undergone a change of control (in respect of the composition of the Board or of more than half of the issued shares of that other party); and (iii) upon 6 months' written notice to the other party (subject to no change of control having occurred). Mr. Jason Ward, Consultant/Country Manager On June 12, 2019, the Company entered into a consultancy agreement (the "Bayview Consultancy Agreement") with Bayview P.M.F. Pty Ltd ("Bayview"), a company associated with Mr. Jason Ward, pursuant to which Bayview is engaged by the Company as an independent contractor. Pursuant to the Bayview Consultancy Agreement, Bayview has been contracted by the Company to provide various geology services, including, but not limited to, the following: to achieve the technical, services, financial, operations and other targets in accordance with the approved business plan; provide leadership and manage the performance of the Company's projects being delivered by the technical services team to ensure projects are delivered safely, on time, within budget, to approved quality standards;

- 30 - monitor project performance (e.g., weekly/monthly reports, non-conformance reports, etc.); instigating corrective response measures immediately when issues are identified to minimize reputational, commercial and business risk to SolGold; provide project team leadership, mentoring and guidance to all staff with a focus on report writing, office and field behavior and planning; active participation as a senior member of the management team, assisting in influencing the culture, direction and development of the Company; promote a positive image and Company reputation at all times; participate in SolGold continuous improvement forums, to identify or resolve potential or existing interface problems between SolGold divisional teams and to implement business improvement initiatives across the Company; management of external sub-consultants; manage all HSE requirements on projects, under the authority as delegated by the Country Manager and within the contractual requirements for the projects; ensure familiarity and compliance with the Company's HSE policies, plans, procedures, rules and related documentation, and with the relevant current HSE acts & regulations, and with all contractual (including Client) documentation related to HSE. ensure safe working procedures are established, hazards have been identified and any significant risks have been minimized and accepted by the affected staff before the tasks are performed. Bayview is engaged to perform services under the agreement on a day-rate basis and in consideration for such services, receives A$1,430 (exclusive of GST) per day (or pro-rate therof) and $70,000 per annum for the provision of Services as a Director Fee. In each case in a mixture of cash and shares (to be determined as agreed between the parties from time and time) Bayview is solely responsible for its superannuation. Bayview may terminate the Bayview Consultancy Agreement by giving 3 months' written notice (or by way of payment in lieu) or immediately if there occurs a significant diminution of the Bayview Consultancy Fee (as defined below), Bayview Services, status, responsibility or authority of Bayview. The Company may terminate the Bayview Consultancy Agreement by giving 12 months' written notice (or by way of payment in lieu) or at any time at its sole discretion, with notice for cause, where Bayview: (i) is in breach of the Bayview Consultancy Agreement; (ii) becomes bankrupt; or (iii) is charged with a criminal offence which in the reasonable opinion of the Company brings the Company or its business into disrepute. The Bayview Consultancy Agreement is governed by the laws of Queensland, Australia, or such other jurisdiction as the Company resolves in its sole discretion. Mr. Eduardo Valenzuela, Study Manager On or about June 4, 2018, the Company entered into an employee services agreement with Mr. Eduardo Valenzuela, pursuant to which Mr. Eduardo Valenzuela is engaged by the Company as Study Manager on and from June 4, 2018. Under the current agreement Mr. Eduardo Valenzuela is engaged to deliver on the various study elements for the development of the Company’s Alpala deposit. In consideration for the services provided, Mr. Eduardo Valenzuela is entitled to receive an annual base salary of A$300,000 (inclusive of superannuation contribution), Mr. Eduardo Valenzuela has been issued with 17 million options under the Company’s Employee Share Option Plan Scheme following successful completion of the Probation period and may receive an annual bonus payment up to $100,000 as determined by the Board (subject to satisfaction of key performance indicators).

- 31 -

Mr. Eduardo Valenzuela may terminate the agreement by giving the Company 3 month's written notice of termination either without cause or on the event of a Change of Control; or immediately if there occurs a significant diminution of his benefits (whether of Base Pay and Benefits or Additional benefits or both), job content, status, responsibilities or authority. (the **"Valenzuela Diminution Termination").** The Company may terminate the agreement without cause by giving by giving 3 months' notice, or in the event of serious misconduct, immediately.

In the event of Valenzuela Diminution Termination or termination by the Company without cause, the Company may, in lieu of notice, pay Mr. Eduardo Valenzuela an amount calculated in proportion to his Base Pay and Benefits for any period of short notice.

***Mr. Benn Whistler, Manager Technical Services***

On or about July 1, 2015, the Company entered into an employee services agreement with Mr. Benn Whistler, pursuant to which Mr. Benn Whistler is engaged by the Company as Manager – Technical Services on and from July 1, 2015 and until such time as the agreement is terminated.

Mr. Benn Whistler is engaged to manage the technical services and technical team business unit of the Company and to assist the Country Manager. In consideration for the services provided (as varied by way of letter dated October 1, 2016), Mr. Benn Whistler is entitled to receive an annual base salary of A$278,784 (inclusive of statutory superannuation entitlements), may be invited to participate in the Company's employee incentive option scheme and may receive an annual bonus payment as determined by the Board (subject to satisfaction of key performance indicators).

Mr. Benn Whistler may terminate the agreement either by giving 3 months' written notice of termination (or such other period as may be mutually agreed in writing), or immediately in the event that there is a significant diminution of his job content, status, responsibility or authority (the "**Whistler Diminution Termination**"). The Company may terminate the agreement without cause by giving 3 months' notice, or in the event of serious misconduct, immediately.

In the event of Whistler Diminution Termination, but subject to any restrictions or approvals under the applicable listing rules and the Act, the Company will make a payment to Mr. Benn Whistler equal to 3 months of his annual base salary (inclusive of any other payments to which he might be entitled on termination). The agreement is governed by the laws of Queensland, Australia.

**Summary Compensation Table**

The following table sets forth the total compensation paid to or earned by the NEOs for the Company's 3 most recently completed financial years.

| Name and principal position | Year | Salary (US$) | Share-based awards (US$) | Option-based award (US$) (1) | Non-equity incentive plan compensation (US$) | | Pension value (US$) | All other compensation (US$) | Total compensation (US$) |
|---|---|---|---|---|---|---|---|---|---|
| | | | | | Annual incentive plans(US$) | Long-term incentive plans | | | |
| Nicholas Mather<br>Managing Director | 2019 | 425,386 | - | 2,875,779 | 114,036 | - | - | - | 3,415,201 |
| | 2018 | 307,480 | - | 3,408,053 | - | - | - | - | 3,715,533 |
| | 2017 | 238,925 | - | - | 75,450 | - | - | - | 314,375 |
| Priyanka Jayasuriya (2)<br>Chief Financial Officer | 2019 | 60,354 | - | 607,869 | - | - | 4,087 | - | 720,775 |
| | 2018 | 60,018 | - | 116,419 | - | - | 5,702 | - | 182,138 |
| | 2017 | 19,196 | - | 9,668 | 48,465 | - | 1,824 | - | 30,688 |
| Jason Ward (3)<br>Consultant/Country Manager | 2019 | 260,125 | - | 1,421,592 | 205,264 | - | - | - | 1,886,981 |
| | 2018 | 277,833 | - | 1,117,703 | - | - | - | - | 1,395,536 |
| | 2017 | 258,898 | - | 47,034 | - | - | - | - | 305,932 |
| Eduardo Valenzuela (4)<br>Study Manager | 2019 | 194,534 | - | 1,145,111 | 21,382 | - | 13,172 | - | 1,374,198 |
| | 2018 | 11,340 | - | - | - | - | 1,077 | - | 12,417 |
| | 2017 | - | - | - | - | - | - | - | - |

- 32 -

| Name and principal position | Year | Salary (US$) | Share-based awards (US$) | Option-based award (US$) (1) | Non-equity incentive plan compensation (US$) | | Pension value (US$) | All other compen-sation (US$) | Total compen-sation (US$) |
|---|---|---|---|---|---|---|---|---|---|
| | | | | | Annual incentive plans(US$) | Long- term incentive plans | | | |
| Benn Whistler<br>Manager Technical Services | 2019 | 180,776 | - | 1,421,592 | 158,510 | - | 11,822 | - | 1,772,700 |
| | 2018 | 195,709 | - | 1,117,703 | - | - | 18,592 | - | 1,332,004 |
| | 2017 | 187,451 | - | 47,034 | - | - | 17,808 | - | 252,292 |

(1) Option-based award represents the fair value determined as at the grant date using the Black-scholes model and is recognized taking into account the effects of vesting condition, if any.

(2) Mr. Priy Jayasuriya receives other remuneration from DGR Global Limited and some of its other daughter entities.

(3) Mr. Jason Ward was appointed as Executive Director effectively 17 June 2019.The amount of salaries and fees paid to Mr. Ward includes total remuneration paid to Mr. Ward for the year, including payments made to him for services provided to the Company prior to Mr. Ward being appointed as an Executive Director.

(4) Mr. Eduardo Valenzuela has been engaged by the Company as Study Manager on and from June 4, 2018.

**Incentive Plan Awards – Outstanding Option-based Awards**

The following table sets forth the options granted to NEOs to purchase or acquire securities of the Company outstanding as at the end of the Company's financial year ended June 30, 2019.

| Name | Number of Securities Underlying Unexercised Options (#) | Option Exercise Price (£) | Option Expiration Date | Value of Unexercised In-the-Money Options (£) |
|---|---|---|---|---|
| Nicholas Mather<br>Managing Director | 7,350,000<br>1,400,000 | 0.60<br>0.60 | August 8, 2020<br>December 20, 2021 | -<br>- |
| Priyanka Jayasuriya<br>Chief Financial Officer | 840,000 | 0.60 | November 6, 2021 | - |
| Jason Ward<br>Consultant/Country Manager | 1,400,000<br>1,400,000 | 0.60<br>0.60 | August 8, 2020<br>November 6, 2021 | -<br>- |
| Eduardo Valenzuela<br>Study Manager | 1,360,000 | 0.40 | July 4, 2020 | - |
| Benn Whistler<br>Manager Technical Services | 1,400,000<br>1,400,000 | 0.60<br>0.60 | August 8, 2020<br>November 6, 2021 | -<br>- |

**Note:**

SolGold is dual listed on the London Stock Exchange and the Toronto Stock Exchange. The calculation of the number of underlying securities in the table above, is calculated by using the following formula:

**Number of Securities underlying unexercised options** = (£0.60 - £0.32) x the number of Common Shares under Option).

£0.32 was the market price of the Common Shares on London Stock Exchange at close of trade on June 30, 2019 as reported in the Company's Annual Report for 2019.

**Incentive Plan Awards – Value Vested or Earned During the Year**

- 33 - The following table sets forth the value vested or earned during the year of option-based awards, share-based awards and non-equity incentive plan compensation paid to NEOs during the Company's financial year ended June 30, 2019.

- 34 - Note: (1) Non-Equity Incentive Plan Compensation includes bonus payment. The Share Incentive Plan is described under the heading “Executive Compensation – Long-Term Incentive Compensation” set out above in Part Four of this Circular, and more details can be found under the heading “Long-Term Incentive Plan” set out immediately below in Part Six of this Circular. PART FIVE – DIRECTOR COMPENSATION Compensation Discussion and Analysis A function of the Remuneration Committee is to assist the Board in fulfilling its responsibilities relating to the compensation of the Directors of the Company. The Remuneration Committee is empowered to review the compensation levels and components of the Company's Directors and to report and make recommendations thereon to the Board and to consider any other matters which, in the Remuneration Committee's judgment, should be taken into account in reaching any recommendation to the Board concerning the compensation levels of the Company's Directors. The Company's Directors' compensation program is designed to attract and retain qualified individuals to serve on the Board. Each Non-Executive Director receives an annual retainer of A$70,000, all of which is payable in cash and none of which is payable in security based compensation. As Chairman of the Company, Mr. Brian Moller receives an annual retainer of A$110,000. The Managing Director will receive an annual retainer of A$600,000. From time to time, the Board, in its discretion, may also compensate Directors with fees for their services on Board projects. The Company has agreed to reimburse Directors for all reasonable expenses incurred in order to attend meetings. Indebtedness of Directors and Executive Officers In June 2012, loans were extended to entities associated with four parties who were officers or employees of the Company at that time (being Mal Norris, Damien Luloffs, Bruce Rohrlach and Wendy Collins). These loans related to the subscription funds for a total of 10,700 Ordinary Shares. Upon their leaving the employment of the Company, these loans were forgiven on mutually agreed upon terms. Apart from these loans, no Director or officer of the Company, or any associate or affiliate of such person, is or ever has been indebted to the Company with respect to the purchase of securities or otherwise; nor has any such person's indebtedness to any other entity been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company. Director Compensation Table Name Option-based Awards - Value Vested During the Year (US$) Non-Equity Incentive Plan Compensation - Value Earned During the Year (US$)(1) Nicholas Mather Managing Director Nil 114,036 Priyanka Jayasuriya Chief Financial Officer Nil Jason Ward Consultant/Country Manager Nil 205,264 Eduardo Valenzuela Study Manager Nil Benn Whistler Manager Technical Services Nil

- 35 -

The following table sets forth the value of all compensation provided to directors, not including those directors who are also NEOs, for the Company's financial year ended June 30, 2019.

| Name | Fees Earned<br><br>(US$) | Option-Based Awards<br><br>(US$)[1] | All Other Compensation<br><br>(US$) [5] | Total<br><br>(US$) |
|---|---|---|---|---|
| Brian Moller | 78,015 | 540,182 | - | 618,197 |
| Robert Weinberg | 49,671 | 332,299 | - | 381,970 |
| John Bovard[2] | 24,945 | 168,492 | - | 193,437 |
| Craig Jones | 49,678 | 332,299 | - | 381,977 |
| James Clare | 49,678 | 573,327 | - | 623,005 |
| Liam Twigger [3] | 1,914 | - | - | 1,914 |
| Anna Legge[4] | 113,546 | 809,947 | 73,941 | 997,434 |

**Note:**

(1) Option-based award represents the fair value determined as at the grant date using the Black-Scholes model and is recognized taking into account the effects of vesting conditions, if any.

(2) John Bovard retired as a Non-Executive Director on December 20, 2018.

(3) Liam Twigger was appointed as Non-Executive Director effective June 17, 2019.

(4) Anna Legge was appointed as Executive Director effective June 17, 2019.

(5) "All Other Compensation" includes bonus payment (US$70,919) and pensions (US$3,022) paid in this financial year.

**Director Incentive Plan Awards – Outstanding Option Based Awards**

The following table sets forth the options granted to the directors of the Company, not including those directors who are also NEOs, to purchase or acquire securities of the Company, which options are unexercised and remain outstanding as at the end of the Company's financial year ended June 30, 2019.

| Name | Option-Based Awards-Number of Securities Underlying Unexercised Options (#) | Option Exercise Price (£) | Option Expiration Date | Value of Unexercised In-the-Money Options (£) |
|---|---|---|---|---|
| Brian Moller | 1,050,000<br>399,000 | 0.60<br>0.60 | August 8, 2020<br>December 20,2021 | -<br>- |
| Robert Weinberg | 630,000<br>252,000 | 0.60<br>0.60 | August 8, 2020<br>December 20,2021 | -<br>- |
| Craig Jones | 630,000<br>252,000 | 0.60<br>0.60 | August 8, 2020<br>December 20,2021 | -<br>- |
| James Clare | 882,000 | 0.60 | December 20,2021 | - |
| Anna Legge | 240,000<br>840,000 | 0.40<br>0.60 | July 4, 2020<br>November 6, 2021 | -<br>- |

**Note:**

- 36 -

SolGold is dual listed on the London Stock Exchange and the Toronto Stock Exchange. The calculation of the number of underlying securities in the table above, is calculated by using the following formula:

**Number of Securities underlying unexercised options** = (£0.60 - £0.32) x the number of Common Shares under Option).

£0.32 was the market price of the Common Shares on London Stock Exchange at close of trade on June 30, 2019 as reported in the Company's Annual Report for 2019.

**Director Incentive Plan Awards – Value Vested or Earned During the Year**

The following table sets forth the value vested or earned during the year of option-based awards, share-based awards and non-equity incentive plan compensation paid to Directors during the Company's financial year ended June 30, 2019.

| **Name** | **Option-based Awards - Value Vested During the Year (£)** | **Non-Equity Incentive Plan Compensation - Value Earned During the Year (£) (1)** |
|---|---|---|
| Brian Moller | Nil | - |
| Robert Weinberg | Nil | - |
| John Bovard (2) | Nil | - |
| Craig Jones | Nil | - |
| James Clare | Nil | - |
| Liam Twigger | Nil | - |
| Anna Legge | Nil | 73,941 |

(1) "Non-Equity Incentive plan Compensation-Value Earned during the Year" includes bonus payment (US$70,919) and pensions (US$3,022) paid in this financial year.

(2) John Bovard retired on December 20, 2018.

The Share Incentive Plan is described under the heading "Executive Compensation – Long-Term Incentive Compensation" set out above in Part Four of this Circular, and more details can be found under the heading "Long-Term Incentive Plan" set out immediately below in Part Six of this Circular.

## PART SIX – LONG-TERM INCENTIVE PLAN

The long-term compensation plan of the Company is comprised of a Share Incentive Plan for employees, officers and consultants, which is designed to align participants' interests with those of the Shareholders. The Share Incentive Plan of the Company was adopted by the Board in July 2017 and was approved by Shareholders at the annual general meeting of the Company held on July 28, 2017.

The Board and any Committee thereof, have the power and discretionary authority to determine the terms and conditions of any grants under share plans, including the individuals who will receive the grants, the term, the exercise price, the number of Ordinary Shares subject to each grant, the limitations or restrictions on vesting and exercisability of grants, acceleration of vesting or the waiver of forfeiture or other restrictions on awards, the form of consideration payable on exercise, whether grants will entitle the participant to receive dividend equivalents and the timing of the grants. The Board and any Committee thereof will also have the power to establish award exercise procedures and procedures for payment of withholding tax obligations with cash.

- 37 - Share Incentive Plan The following table sets forth all compensation plans under which equity securities of the Company are authorized for issuance previously approved by security holders and all compensation plans under which equity securities of the Company are authorized for issuance not previously approved by security holders as at June 30, 2019: Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities Reflected in Column (a)) (c) Number of Ordinary Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) Plan Category Equity compensation plans approved by securityholders Equity compensation plans not approved by securityholders 160,262,000 £0.5735 24,370,103(1) Nil Nil Nil 160,262,000 £0.5735 24,370,103 Total Notes: (1) Based on their being 1,846,321,033 Ordinary Shares outstanding as at June 30, 2019. Summary of the Share Incentive Plan Purpose of the Share Incentive Plan The Share Incentive Plan provides for the acquisition of Ordinary Shares by eligible participants for the purpose of advancing the interests of the Company through the motivation, attraction and retention of key employees and Directors of the Company and to secure for the Company and the shareholders of the Company the benefits inherent in the ownership of Ordinary Shares by key employees and Directors of the Company, it being generally recognized that share incentive plans aid in attracting, retaining and encouraging employees and Directors due to the opportunity offered to them to acquire a proprietary interest in the Company. Administration of the Share Incentive Plan The Share Incentive Plan is administered by the Board or any Committee of the Board authorized to administer the Share Incentive Plan. Ordinary Share Availability and Participation Limits The maximum number of Ordinary Shares made available for the Share Incentive Plan shall not exceed 10% of the total number of Ordinary Shares then outstanding on a non-diluted basis immediately prior to the proposed grant of the applicable Option. The maximum number of Ordinary Shares issuable to insiders, at any time, pursuant to the Share Incentive Plan and any other share compensation arrangement is 10% of the total number of Ordinary Shares then outstanding. The maximum number of Ordinary Shares issued to insiders, within any one year period, pursuant to the Share Incentive Plan and any other share compensation arrangement is 10% of the total number of Ordinary Shares then outstanding. The maximum number of Ordinary Shares issuable to non-employee Directors, at any time, pursuant to the Share Incentive Plan and any other any other share compensation arrangement is 1% of the total number of Ordinary Shares then outstanding. The total annual grant to any one non-employee Director, within any one year period, pursuant to the Share Incentive Plan and any other share compensation arrangement shall not exceed a maximum grant value of A$150,000 worth of securities, of which the value of Options shall not exceed A$100,000 per non-employee Director.

- 38 - For purposes of the non-employee Director participation limits, the aggregate number of securities granted under all share compensation arrangements shall be calculated without reference to: (i) the initial securities granted under the share compensation arrangements (pre-existing or otherwise) to a person who was not previously an insider of the Company, upon such person becoming or agreeing to become a Director of the Company. However, the aggregate number of securities granted under all share compensation arrangements in this initial grant to any one non-employee Director shall not exceed a maximum value of A$150,000 worth of securities; and (ii) the securities granted under the share compensation arrangements to an eligible Director who was also an officer of the Company at the time of grant but who subsequently became a non-employee Director. Participants Under the Share Incentive Plan, eligible participants includes the Directors, officers and employees (including both full-time and part-time employees) of the Company or of any designated affiliate of the Company and any person or corporation engaged to provide ongoing management or consulting services for the Company or a designated affiliate of the Company (or any employee of such person or corporation). Subject to the provisions of the Share Incentive Plan, the Committee may from time to time determine the participants to whom Options may be granted, the number of Ordinary Shares to be made subject to each Option granted, the expiry date of each Option granted, the exercise price of each Option granted and the other terms of each Option granted. Exercise Price of Options The price per share at which any Ordinary Share which is the subject of an Option may be purchased shall be determined by the Committee at the time the Option is granted, provided that the exercise price of any Option may not be less than the closing price of the Ordinary Shares on the TSX, or such other principal market upon with the Ordinary Shares are traded, on the last trading day immediately preceding the date of the grant of such Option. Term of Options Each Option, unless sooner terminated pursuant to the provisions of the Share Incentive Plan, will expire on a date to be determined by the Committee at the time the Option is granted, subject to amendment by an employment contract, which date cannot be later than ten years after the date the Option is granted. However, if the expiration date falls within a blackout period or within ten business days after a blackout period expiry date, then the expiration date of the Option will be the date which is ten business days after the blackout period expiry date. Vesting of Options Except as otherwise specifically provided in any employment contract or in the provisions of the Share Incentive Plan, Options may be exercised (in each case to the nearest full share) during the Option period only in accordance with the vesting schedule, if any, determined by the Committee, in its sole and absolute direction, at the time of the grant of the Option, which vesting schedule may include performance vesting or acceleration of vesting in certain circumstances and which may be amended or changed by the Committee from time to time with respect to a particular Option. If the Committee does not determine a vesting schedule at the time of the grant of any particular Option, such Option shall be exercisable in whole at any time, or in part from time to time, during the Option period. Eligible Participants on Exercise Subject to the provisions of the Share Incentive Plan, an Option may be exercised by the Optionee in whole at any time, or in part from time to time, during the Option period, provided however that, except as otherwise specifically provided by the provisions of the Share Incentive Plan or in any employment contract, no Option may be exercised unless the Optionee at the time of exercise thereof is: (a) in the case of an eligible employee, an officer of the Company or a designated affiliate of the Company or in the employment of the Company or a designated affiliate of the Company and has been continuously an officer or so employed since the date of the grant of such Option, provided, however, that a leave of absence with the approval of the Company or such designated affiliate of the Company will not be considered an interruption of employment for purposes of the Share Incentive Plan;

- 39 - (b) in the case of an eligible Director who is not also an eligible employee, a Director of the Company or a designated affiliate of the Company and has been such a Director continuously since the date of the grant of such Option; and (c) in the case of any other eligible participant, engaged, directly or indirectly, in providing ongoing management, consulting or other services for the Company or a designated affiliate of the Company and has been so engaged since the date of the grant of such Option. Lapsed Options If Options granted under the Share Incentive Plan are surrendered, terminate or expire without being exercised in whole or in part, new Options may be granted covering the Ordinary Shares not purchased under such lapsed Options. Effect of Death on Options If a participant or, in the case of a person or corporation engaged to provide ongoing management or consulting services for the Company or a designated affiliate of the Company which is not an individual, the primary individual providing services to the Company or designated affiliate of the Company on behalf of the person or corporation engaged to provide ongoing management or consulting services, shall die, any Option held by such participant or individual at the date of such death shall become immediately exercisable notwithstanding any term or condition of such Option, and shall be exercisable in whole or in part only by the person or persons to whom the rights of the Optionee under the Option shall pass by the will of the deceased or the laws of descent and distribution until the expiration of the Option period in respect of such Option (or such shorter period of time as is otherwise provided in an employment contract or the terms and conditions of any Option), but only to the extent that such Optionee was entitled to exercise the Option at the date of the deceased's death in accordance with the terms of the Share Incentive Plan. Effect of Termination of Employment or Services If a participant: (i) ceases to be a Director of the Company and of the designated affiliates of the Company (and is not or does not continue to be an employee thereof) for any reason (other than death); or (ii) ceases to be employed by, or provide services to, the Company or the designated affiliates of the Company (and is not or does not continue to be a Director or officer thereof), or any corporation engaged to provide services to the Company or the designated affiliates of the Company, for any reason (other than death) or receives notice from the Company or any designated affiliate of the Company of the termination of his or her employment contract, except as otherwise provided in any employment contract or the terms and conditions of any Option, in situations of termination not for cause, such participant will have 90 days (unless extended by the Board) following termination to exercise his or her Options to the extent that such participant was entitled to exercise such Options at the date of termination, and, in situations other than a termination not for cause, any Options held by such participant on the date of such termination shall be forfeited and cancelled as of that date. Notwithstanding the foregoing or any employment contract, in no event may such right extend beyond the Option period. Effect of Change of Control on Options If, at the time of a change of control, the participant is an officer or employee of the Company or of any designated affiliate of the Company and, within 12 months of such change of control, the Company terminates the employment or services of said participant for any reason other than cause or an involuntary termination occurs with respect to such officer or employee of the Company or of any designated affiliate of the Company, then, on the date of such event of termination, all of the participant's Options shall immediately vest, if not already vested. If, at the time of a change of control, the participant is not an officer or employee of the Company or of any designated affiliate of the Company, then all of the participant's Options shall immediately vest on the date of the change of control, if not already vested. In either of the foregoing events, as applicable, all Options so vested may be exercised in whole or in part by the participant from such applicable date until the expiry of their respective Option periods, except as otherwise provided in any employment contract or the terms and conditions of any Option.

- 40 - Acceleration on Take-over Bid If a take-over bid (within the meaning of the Securities Act (Ontario)) or a general offer for the Company pursuant to the UK City Code on Takeovers and Mergers (in either case in respect of all or a portion of the outstanding Ordinary Shares) or a scheme of arrangement pursuant to the Act (as a means of effecting the acquisition by a purchaser of all of the outstanding Ordinary Shares), then the Committee may permit all Options outstanding to become immediately exercisable in order to permit Ordinary Shares issuable under such Options to be tendered to such take-over bid, sold pursuant to such general offer or be acquired upon any scheme of arrangement becoming effective in accordance with its terms. Suspension, Termination or Amendments The Committee has the right, under the Share Incentive Plan, without the approval of the shareholders of the Company, to suspend or terminate (and to re-instate) the Share Incentive Plan, and to make certain amendments to the Share Incentive Plan, including the following amendments: (a) any amendment of a "housekeeping" nature, without limitation, amending the wording of any provision of the Share Incentive Plan for the purpose of clarifying the meaning of existing provisions or to correct or supplement any provision of the Share Incentive Plan that is inconsistent with any other provision of the Share Incentive Plan, correcting grammatical or typographical errors and amending the definitions contained within the Share Incentive Plan; (b) any amendment to comply with the rules, policies, instruments and notices of any regulatory authority to which the Company is subject, including the applicable stock exchanges, or to otherwise comply with any applicable law or regulation; (c) any amendment to the vesting provisions of the Share Incentive Plan, other than changes to the expiration date and the exercise price of an Option; (d) any amendment, with the consent of the Optionee; (e) other than changes to the expiration date and the exercise price of an Option as described in the Share Incentive Plan, any amendment, with the consent of the Optionee, to the terms of any Option previously granted to such Optionee under the Share Incentive Plan; (f) any amendment to the provisions concerning the effect of the termination of a participant's position, employment or services on such Optionee's status under the Share Incentive Plan; (g) any amendment respecting the administration or implementation of the Share Incentive Plan; and (h) any amendment to provide a cashless exercise feature to any Option or the Share Incentive Plan, provided that such amendment ensures the full deduction of the number of underlying Ordinary Shares from the total number of Ordinary Shares subject to the Share Incentive Plan. The Committee has the right, under the Share Incentive Plan, with the approval of the shareholders of the Company by ordinary resolution, to make the following amendments to the Share Incentive Plan: (a) any change to the number of Ordinary Shares issuable from treasury under the Share Incentive Plan, including an increase to the fixed maximum number of Ordinary Shares or a change from a fixed maximum number of Ordinary Shares to a fixed maximum percentage; (b) any amendment which would change the number of days with respect to the extension of the expiration date of Options expiring during or immediately following a blackout period; (c) any amendment which reduces the exercise price of any Option; (d) any amendment which extends the expiry date of an Option;

- 41 - (e) any amendment which cancels any Option and replaces such Option with an Option which has a lower exercise price; (f) any amendment which would permit Options to be transferred or assigned by any participant other than as currently contemplated by the Share Incentive Plan; (g) any amendments to the limits on non-employee Director participation; (h) any amendment to the definition of "Participant" under the Share Incentive Plan which would have the potential of narrowing, broadening or increasing insider participation; and (i) any amendment to the amending provisions of the Share Incentive Plan. Notwithstanding the foregoing, any amendment to the Share Incentive Plan shall be subject to the receipt of all required regulatory approvals including, without limitation, the approval of the TSX, or such other principal market upon with the Ordinary Shares are traded. Assignability No rights under the Share Incentive Plan and no Option awarded pursuant to the provisions of the Share Incentive Plan are assignable or transferable by any participant other than pursuant to a will or by the laws of descent and distribution. Changes in Capital In the event there is any change in the Ordinary Shares, whether by reason of a stock dividend, consolidation, subdivision, reclassification or otherwise, an appropriate adjustment will be made to the awards granted under the Share Incentive Plan by the Committee, including without limitation, in the number of Ordinary Shares available under the Share Incentive Plan, the number of Ordinary Shares subject to any Option and the exercise price of the Ordinary Shares subject to Options. Consolidation, Merger etc. If there is a consolidation, merger or statutory amalgamation or arrangement of the Company with or into another corporation, a separation of the business of the Company into 2 or more entities or a transfer of all or substantially all of the assets of the Company to another entity, unless the Committee otherwise determines acting reasonably, upon the occurrence of such consolidation, merger, amalgamation, arrangement, separation or transfer, where the surviving or acquiring entity is a corporation, then the surviving or acquiring entity will substitute or replace similar options to purchase securities in the surviving or acquiring entity for the Options outstanding under the Share Incentive Plan on substantially the same terms and conditions as the Share Incentive Plan, provided that if surviving or acquiring entity is not a corporation, the Committee shall determine the basis upon which such Option shall be exercisable. Securities Exchange Take-Over Bid In the event that the Company becomes the subject of a take-over bid (within the meaning of the Securities Act (Ontario)) pursuant to which 100% of the outstanding Ordinary Shares are acquired by the offeror either directly or as a result of the compulsory acquisition provisions, and where consideration is paid in whole or in part in equity securities of the offeror, the Committee may send notice to all Optionees requiring them to surrender their Options within 10 days of the mailing of such notice, and the Optionees shall be deemed to have surrendered such Options on the tenth day after the mailing of such notice without further formality, provided that the Committee delivers with such notice an irrevocable and unconditional offer by the offeror to grant replacement options to the Optionees on the equity securities offered as consideration, and the Committee has determined, in good faith, that such replacement options have substantially the same economic value as the Options being surrendered.

- 42 - PART SEVEN – STATEMENT OF CORPORATE GOVERNANCE PRACTICES Canadian securities regulatory policy as reflected in NI 58-101 requires that TSX-listed companies disclose on an annual basis their approach to corporate governance. National Policy 58-201 – Corporate Governance Guidelines provides regulatory staff's guidance as to preferred governance practices, although such guidelines are not prescriptive (other than for audit committees). Disclosure of the Company's approach to corporate governance in the context of this instrument and policy is set out below. Corporate governance relates to the activities of the Board, the members of which are elected by and are accountable to the shareholders, and takes into account the role of the individual members of management who are appointed by the Board and who are charged with the day-to-day management of the Company. The Board is committed to sound corporate governance practices, which are both in the interest of its shareholders and contribute to effective and efficient decision making. The following is a summary of the Company's approach to corporate governance. Board of Directors The Board is made up of three (3) Executive Directors and five (5) Non-Executive Directors. Mr. Nicholas Mather, Mr. Jason Ward and Ms. Anna Legge are the Executive Directors. NI 58-101 sets out the standard for Director independence. Under NI 58-101, a Director is independent if he or she has no direct or indirect material relationship with the Company. A material relationship is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of a Director's independent judgment. NI 58-101 also sets out certain situations where a Director will automatically be considered to have a material relationship with the Company. The following members of the Board are independent in accordance with NI 58-101: Mr Liam Twigger, Dr. Robert Weinberg, Mr. Brian Moller, Mr. Craig Jones and Mr. James Clare. Mr. Nicholas Mather, Mr Jason Ward and Ms. Anna Legge are not independent as they are executives of the Company. A majority of the Directors are independent. The Chair of the Board is Mr. Brian Moller, who is an independent Director. As Chair, Mr. Brian Moller is responsible for leadership of the Board, for efficient organization and conduct of the Board's function and the briefing of all Directors in relation to issues arising at Board meetings. The Chair is also responsible for shareholder communication, arranging Board performance evaluation and setting the tone for the Company's approach to corporate governance. Dr. Robert Weinberg is considered to be the Company's Senior Independent Director ("SID"). The role of the SID is to be available to shareholders to discuss any concerns they may have about the running of the Company where the normal channels of communication are not appropriate. The SID is usually expected to lead discussions at meetings of Non-Executive Directors without the Chairman present on an annual basis. It is the Board's policy to maintain independence by having at least half of the Board comprising Non-Executive Directors who are free from any material business or other relationship with the Company. The structure of the Board ensures that no one individual or group is able to dominate the decision making process. The independent Directors do not currently hold regularly scheduled meetings at which non-independent Directors and members of management are not in attendance. However, where deemed necessary by the independent Directors, the independent Directors hold in-camera sessions exclusive of non-independent Directors and members of management, which process facilitates open and candid discussion among the independent Directors. The Board ordinarily meets on a monthly basis providing effective leadership and overall control and direction of the Company's affairs through the schedule of matters reserved for its determination. The Board is collectively responsible for approving the long-term objectives and strategies of the Company. This includes the approval of the budget and business plan, major capital expenditure, acquisitions and disposals, risk management policies and the approval of the financial statements. Formal agendas, papers and reports are sent to the Directors in a timely manner, prior to Board meetings. The Board also receives summary financial and operational reports before each Board meeting. All Directors have access to the advice and services of the Company Secretary, who is responsible for ensuring that all Board procedures are followed. Any Director may take independent professional advice at the Company's expense in the furtherance of his duties.

- 43 -

**Attendance Record**

Since July 1, 2018, there has been 7 Board meetings. Directors' attendance at Board and committee meetings which they were eligible to attend during since July 1, 2018 was as follows:

| | Full Board | Audit and Risk Management Committee | Remuneration Committee | Health, Safety, Environment and Community Committee |
|---|---|---|---|---|
| **Total Meetings Held** | 7 | 3 | 1 | - |
| **Attendance:** | | | | |
| Brian Moller | 7 | 3 | 1 | - |
| Nicholas Mather | 7 | - | 1 | - |
| John Bovard (retired 20 December 2018) | 3 | - | 1 | - |
| Robert Weinberg | 7 | 3 | 1 | - |
| Craig Jones | 7 | - | - | - |
| James Clare | 7 | - | - | - |
| Liam Twigger (appointed 17 June 2019) | 1 | - | - | - |
| Anna Legge (appointed 17 June 2019) | 1 | - | - | - |
| Jason Ward (appointed 17 June 2019) | 1 | - | - | - |

**Board Mandate**

Please see Schedule "B" – "*Matters Reserved for the Board of Directors*" for the text of the Board's written mandate.

**Position Descriptions**

Please see Schedule "A" – "*Corporate Governance Charter*" for the written description of the roles of the CEO, the Chair of the Board, the Chair of the Audit and Risk Management Committee and the Chair of the Remuneration Committee.

**Other Directorships**

Except as set for the below, none of the Directors of the Company are also Directors of other issuers that are "reporting issuers" as that term is defined in and for the purposes of Canadian securities legislation:

| Name of Director | Other Reporting Issuer | Market | Position | Director Since |
|---|---|---|---|---|
| Brian Moller | Lithium Consolidated Mineral Exploration Ltd | ASX | Non-Executive Director | October 13, 2016 |
| | Platina Resources Ltd | ASX | Non-Executive Director | January 30, 2007 |
| James Clare | PJX Resources Inc. | TSXV | Non-Executive Director | March 7, 2011 |
| | Riverside Resources Inc. | TSXV | Non-Executive Director | June 12, 2008 |
| | Spanish Mountain Gold Ltd. | TSXV; Frankfurt Stock Exchange | Non-Executive Director | June 12, 2008 |

**Orientation and Continuing Education**

Incoming Directors are provided with access to the CEO, and the Company Secretary to gain a full understanding of the Company, its projects, personnel and policies & procedures. Via the CFO and the Company Secretary, incoming Directors are able to access the Board materials and minutes for the previous 12 months, and may also obtain copies of any material contracts, reports, or stock market releases to assist with their understanding.

- 44 - At all times Directors are encouraged to attend any professional course or update relevant to the discharge of their duties as a Director of the Company. Directors are also encouraged to visit the Company's project sites as practical, and attend any international mining conferences at which the Company may present. Ethical Business Conduct In formulating the Company's corporate governance procedures the Board takes due regard of the principles of good governance set out in the UK Corporate Governance Code (the "Code") to the extent they consider appropriate in light of the Company's size, stage of development and resources. However, given the size of the Company, at present the Board of does not consider it necessary to adopt the Code in its entirety. The Company has adopted a written corporate ethics policy (the "Corporate Ethics Policy"), which has been agreed to by each of the members of the Directors of the Company. The Corporate Ethics Policy sets out the obligations of integrity and honesty of each member of the Board and their obligations with respect to, amongst other matters, conflicts and interests and dealing in securities in the Company. The Corporate Ethics Policy is set out in the Company's Corporate Governance Charter, which is attached as Schedule "A" to this Circular. Whilst the Board does not monitor compliance with its Corporate Ethics Policy, each of the members of the Board are experienced Directors and are both familiar with the Corporate Ethics Policy as well as current corporate governance requirements for listed companies in a number of different jurisdictions. Additionally, the Board has the benefit of access to an experienced Company Secretary and legal counsel. This places the members of the Board in a position to satisfy themselves regarding compliance with its Code. Board Committees The standing committees of the Board are comprised of the Audit and Risk Management Committee, the Remuneration Committee and the Health, Safety, Environment and Community Committee. Audit and Risk Management Committee The Audit and Risk Management Committee meets not less than twice a year and is responsible for ensuring that the financial performance, position and prospects of the Company are properly monitored as well as liaising with the Company's auditor to discuss financial statements and the Company's internal controls. The Executive Director attends meeting by invitation, if appropriate. The members of the Audit and Risk Management Committee are Mr. Liam Twigger, Mr. Brian Moller and Dr. Robert Weinberg. The Executive Director attends meetings by invitation, if appropriate. Mr. Liam Twigger is the Chair of the Audit and Risk Management Committee. See "Part Eight – Audit and Risk Management Committee Information". Remuneration Committee Remuneration of the Executive Director is established by reference to the remuneration of executives of equivalent status both in terms of the level of responsibility of the position and by reference to their job qualifications and skills. The Remuneration Committee also has regard to the terms which may be required to attract an executive of equivalent experience to join the Board from another company. Such packages include performance related bonuses and the grant of Options. The members of the Remuneration Committee are Mr. James Clare, Mr. Craig Jones, and Mr. Liam Twigger. Mr. James Clare is the Chair of the Remuneration Committee. See "Part Four – Statement of Executive Compensation – Compensation Governance".

- 45 - Health, Safety, Environment and Community Committee The Health, Safety, Environment and Community Committee is responsible for the overall health, safety and environmental performance of the Company and its operations and its relationship with the local community. All of the members of the Board are members of the Health, Safety, Environment and Community Committee. Nomination of Directors The Board does not currently have a formal nominating committee. Rather the Board as a whole is responsible for identifying and recommending candidates for the Board. The Board reviews and makes determinations with respect to: (i) the size and composition of the Board; (ii) the organization and responsibilities of the appropriate committees of the Board; (iii) the evaluation process for the Board and committees of the Board and the Chair of the Board and such committees; and (iv) creating a desirable balance of expertise and qualifications among members of the Board. The Board does not take any formal steps to ensure that objectivity in the nomination process. In the nomination process, the Board assesses its current composition and requirements going forward in light of the stage of the Company and the skills required to ensure proper oversight of the Company and its operations. The nominee Director policy setting out the principles to be followed by the Board in respect of any Directors that are nominated by a Shareholder and the nominating Shareholders is set out in the Corporate Governance Charter, which is attached as Schedule "A". Newcrest Board Appointment Right Pursuant to the conditional share subscription agreement dated August 30, 2016 between the Company, Newcrest International Pty Ltd. and Newcrest Mining Limited (collectively, "Newcrest"), as subsequently varied by a further deed of variation on September 26, 2016, and as further varied by a third deed of variation on June 21, 2017 (the "Newcrest Subscription Agreement"), the Company granted Newcrest a right (but not an obligation) to appoint a Director to the Board (the "Newcrest Board Appointment Right"), for so long as Newcrest holds more than 10% of the Ordinary Shares of the Company (the "Newcrest Minimum Holding"). Once the nominee is proposed by Newcrest, the nominee must be approved by the Board. Newcrest is only permitted to nominate an individual that: (i) the Board believes, in its reasonable opinion, has the requisite business acumen and relevant experience; (ii) the Board believes, in its reasonable opinion, is suitable to be a Director of the Company; and (iii) is suitable to be a Director listed on the applicable stock exchanges. If Newcrest's nominee meets these criteria, the Company must take all steps necessary to appoint such person to the Board as soon as practicable. Any nominee that is proposed by Newcrest and subsequently appointed to the Board shall hold office until the next annual general meeting of the Company following the nominee's appointment. At such annual general meeting of the Company, the nominated Director shall stand for re-election to the Board and the Company shareholders will have the opportunity to vote on the nominee's re-election to the Board. A nominated Director retires by rotation in the same manner as any other Director of the Board. Upon a nominated Director's regular retirement by rotation from the Board, Company shareholders will have the opportunity to vote on the nominee's re-election to the Board. If the Company's shareholders decide not to re-elect a relevant nominee, Newcrest may, subject to maintaining the Newcrest Minimum Holding, nominate a new nominee. Newcrest has the right to remove its nominee from the Board at any time and may propose a new nominee, in which case the Company shall take all steps necessary to appoint that new nominee to the Board as soon as practicable, by giving written notice to the Company. Where Newcrest's current nominee is due to retire by rotation and Newcrest nominate another person as their new nominee: (i) Newcrest must procure that its current nominee retires; (ii) the new nominee will be considered for election at an annual general meeting of the Company; and (iii) the Board will recommend that the new nominee be elected. In the event that Newcrest's shareholding in the Company falls below the Newcrest Minimum Holding, solely as a result of Newcrest having failed to participate in any future equity raising or due to a voluntary sale of Ordinary Shares by Newcrest, and provided the Company has complied with its obligations pursuant to its Anti-Dilution Right (as such term is defined in the Newcrest Subscription Agreement), then Newcrest must procure the resignation of its nominated Director within 3 business days after the date that it ceased to hold the Newcrest Minimum Holding and Newcrest

- 46 - shall no longer have a Newcrest Board Appointment Right, even in the event that its shareholdings exceeds the Newcrest Minimum Holding at some future date. Should Newcrest fail to procure the resignation of its nominee, the Company is then entitled to take steps to remove the appointee as Director or officer, including seeking a shareholder resolution to remove the appointee and is entitled to be indemnified for all costs and expenses incurred by the Company in respect of the same. BHP Board Appointment Right Pursuant to the share subscription agreement dated October 16, 2018 between the Company and BHP Billiton Holdings Limited (“BHP”), the Company has granted BHP a right to appoint a Director to the Board (the “BHP Board Appointment Right”), for so long as BHP holds more than 10% of the Ordinary Shares of the Company (the “BHP Minimum Holding”). BHP is only permitted to nominate an individual that: (i) the Board in its reasonable opinion believes , has the requisite business acumen and relevant experience, and is otherwise suitable to be a Director of the Company; and (ii) is suitable to be a Director of a company listed on LSE and TSX in accordance with the Listing Rules and TSX Rules. Once the nominee is proposed by BHP, the Company shall take all steps necessary to appoint such person to the Board as soon as practicable. BHP has the right to remove its nominee from the Board at any time and may propose a new nominee, in which case the Company shall take all steps necessary to appoint that new nominee to the Board as soon as practicable, by giving written notice to the Company. Where BHP current nominee is due to retire by rotation and BHP nominate another person as their new nominee: (i) BHP must procure that its current nominee retires; (ii) the new nominee will be considered for election at an annual general meeting of the Company; and (iii) the Board will recommend that the new nominee be elected. In the event that BHP’s shareholding in the Company falls below the BHP Minimum Holding, solely as a result of BHP having failed to participate in any future equity raising or due to a voluntary sale of Ordinary Shares by BHP, and provided the Company has complied with its obligations pursuant to its Anti-Dilution Right (as such term is defined in the BHP Subscription Agreement), then BHP must procure the resignation of its nominated Director within 3 business days after the date that it ceased to hold the BHP Minimum Holding and BHP shall no longer have a BHP Board Appointment Right, even in the event that its shareholdings exceeds the BHP Minimum Holding at some future date. Should BHP fail to procure the resignation of its nominee, the Company is then entitled to take steps to remove the appointee as Director or officer, including seeking a shareholder resolution to remove the appointee and is entitled to be indemnified for all costs and expenses incurred by the Company in respect of the same. Director Term Limits and Other Mechanisms of Board Renewal Under the Articles, one-third of the Board retires from office at every annual general meeting of the Company. Generally, the members of the Board who have held office the longest time since their election are required to retire. The Board does not currently have a limit on the number of consecutive terms for which a Director may sit and believes that arbitrary term or age limits often prevent or restrict the continued service on the Board of the most experienced and valuable Board members who will have acquired an institutional knowledge of the Company from such years of service. Rather, the Board maintains a flexible approach to Board succession whereby it considers the addition of potential candidates in conjunction with its assessments of current Board members and the Board as a whole. The Company is an "Eligible International Interlisted Issuer" as such term is defined in the TSX Manual. As an Eligible International Interlisted Issuer, the Company has applied for and received an exemption from the requirements of Sections 461.1-461.4 (Director Elections) of the Manual, which relate, respectively to annual election of Directors, to voting on each individual Director, to a majority voting policy and to the issuance of a news release disclosing voting results for the election of each Director and Sections 464 (Annual Meetings) of the Manual, which relate to the timing of the annual general meetings.

- 47 - Compensation The Board with the assistance of the Remuneration Committee, is responsible for approving compensation objectives and the specific compensation programs for policies and practices of the Company. For more information, see " Part Four – Statement of Executive Compensation". Assessments The Board is responsible for assessing the effectiveness and contributions of the Board as a whole, its committees and individual Directors. The Board undertakes this assessment periodically, although, no formal report in this regard has been prepared to date. Policies Regarding the Representation of Women The Company supports diversity at all levels of the organization, including the Board. The Board has not adopted any written policy relating to the identification and nomination of women Directors. The Company does not believe that a written policy is the best way to achieve its diversity or business objectives. Rather, the Company believes that each potential nominee should be evaluated based on his or her individual merits and experience, taking into account the needs of the Company and the current composition of the Board and management team, including the current level of representation of women in such positions. Similarly, the Company has not established a target regarding the number of women on the Board or in executive officer positions, as the Company has determined that a target would not be the most effective way of achieving the Company's diversity or business objectives. As noted above, on appointing individuals to the Board and executive officer positions, the Company considers a number of factors, including the skills and experience required for the position and the personal attributes of the candidates. The level of representation of women in senior leadership roles is considered by the Company as one such factor. As part of the discharge of the Board's responsibilities under the Corporate Governance Charter, the Board is required to recommend procedures, including but not limited to strategies to address Board diversity and increasing the proportion of women in the Company, for adoption by the Board for the proper oversight of the Board and senior management. When the Board considers the Company to be of a sufficient size or complexity, it intends to establish a sub-committee of the Board dedicated to reporting on diversity-related matters, from time to time, by way of a report submitted to the Board which must include: (i) details of the policies introduced to address Board and employee diversity, including but not limited to strategies to increase the proportion of women at all levels of the Company; and (ii) details of the proportion of women employees in the whole organisation, women in senior executive positions and women on the Board. Currently, no such procedures or strategies have been developed. However, in June of 2019 Ms. Anna Legge was appointed as a director of the Board. As such, as of the date of this Circular, there is one woman on the Board (representing 14.3% of the total number of directors). Anna Legge was appointed as an Executive Director on June 17, 2019. If all of the Directors’ nominees for election as directors of the Company are elected, the Board will include one woman representing 14.3% of the total number of directors. PART EIGHT – AUDIT AND RISK MANAGEMENT COMMITTEE INFORMATION Audit and Risk Management Committee Charter The responsibilities of the Audit and Risk Management Committee are set out in the Company's Corporate Governance Charter, which is attached as Schedule "A". Audit and Risk Management Committee The Audit and Risk Management Committee meets not less than twice a year and is responsible for ensuring that the financial performance, position and prospects of the Company are properly monitored as well as liaising with the Company's auditor to discuss financial statements and the Company's internal controls. The majority Director attends meetings by invitation, if appropriate.

- 48 - The Audit and Risk Management Committee is comprised of 3 members, namely: Mr. Liam Twigger (Chair), Mr. Brian Moller and Dr. Robert Weinberg, all of whom are deemed to be "financially literate" for purposes of National Instrument 52-110 – Audit Committees. Mr. Liam Twigger and Dr. Robert Weinberg are considered "independent" for purposes of National Instrument 52-110 – Audit Committees. Relevant Education and Experience Each member of the Audit and Risk Management Committee has skills and experiences that provide the member with: an understanding of the accounting principles used by the issuer to prepare its financial statements; the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and provisions; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more individuals engaged in such activates; and an understanding of internal controls and procedures for financial reporting. Name Relevant Education and Experience Financially Literate Mr. Liam Twigger Managing Director and Principal of PCF Capital Group, a licensed independent Western Australian based investment banking and corporate advisory business from 1999 to present. Member of the audit committee of DGR Global since 2003, member of the audit committee of Dark Horse Resources Limited since 2011, chair of the audit committee of Platina Resources Limited since 2010 and a member of the audit and risk management committee of Aus Tin Mining Limited since 2010. Managing Director of the Institutional Investment at the World Gold Council from 2000 until 2004 and Director of the investment banking division at Deutsche Bank in London from 1995 until 1999. Yes Mr. Brian Moller Yes Dr. Robert Weinberg Yes PART NINE – INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS Within the 3 most recently completed financial years and during the current financial year, no Director, executive officer, or shareholder who beneficially owns, or controls or directs, directly or indirectly, more than 10% of the outstanding Ordinary Shares, or any known associates or affiliates of such persons, has or has had any material interest, direct or indirect, in any transaction or in any proposed transaction that has materially affected or is reasonably expected to materially affect the Company. PART TEN – ADDITIONAL INFORMATION Additional information relating to the Company, including the audited consolidated financial statements of the Company for the financial year ended June 30, 2019, together with the auditor's report thereon, may be found on the Company's website at www.solgold.com.au or under the Company's issuer profile on SEDAR at www.sedar.com.

- 49 - APPROVAL The contents of this Circular and the sending thereof to the Shareholders have been approved by the Board. DATED as of the 23rd day of August, 2019. (signed) "Karl Schlobohm" Karl Schlobohm Company Secretary SolGold plc

HopgoodGanim

LAWYERS

**SCHEDULE "A"**
**CORPORATE GOVERNANCE CHARTER**

See attached.

**Contact** Brian Moller, Partner, b.moller@hopgoodganim.com.au

Level 8 Waterfront Place, 1 Eagle Street
Brisbane Qld 4000 Australia

**T** +61 7 3024 0000
**F** +61 7 3024 0300

PO Box 7822, Waterfront Place Qld 4001 Australia

**E** contactus@hopgoodganim.com.au

© HopgoodGanim Lawyers

**www.hopgoodganim.com.a**

Corporate Governance Charter SolGold plc Company Number 05449516 (SolGold or Company)

# Table of Contents

**SECTION A – PRINCIPLES OF CORPORATE GOVERNANCE ........ 2**
A.1 Board of Directors ........ 2
A.2 The Chairperson ........ 5
A.3 Chief Executive Officer/Managing Director ........ 5
A.4 Corporate Ethics, ........ 5
A.5 Corporate Code of Conduct ........ 5
A.6 Selection of External Auditor and rotation of Audit Engagement Partner ........ 7
A.7 Committees ........ 8
Section B – Corporate Governance Committee Charter ........ 9
B.1 CG Committee Members ........ 9
B.2 Purpose ........ 9
B.3 Definition and Objectives of the CG Committee ........ 9
B.4 Powers and Authority of the CG Committee ........ 10
B.5 Reporting ........ 10
B.6 Application of Standing Rules ........ 11
Section C – Audit & Risk Management Committee Charter ........ 12
C.1 Committee Members ........ 12
C.2 Purpose ........ 12
C.3 Definition and Objectives of the Committee ........ 12
C.4 Reporting ........ 14
C.5 Risk Management Policies ........ 15
C.6 Attendance at Meetings ........ 15
C.7 Access ........ 15
C.8 Application of Standing Rules ........ 15
Section D - Remuneration Committee Charter ........ 16
D.1 Committee Members ........ 16
D.2 Purpose ........ 16
D.3 Definition and Objectives of the Remuneration Committee ........ 16
D.4 Remuneration Policies ........ 17
D.5 Approval ........ 18
D.6 Reporting ........ 18
D.7 Meetings ........ 19
D.8 Attendance at Meetings ........ 20
D.9 Application of Standing Rules ........ 20
Section E – Nominations Committee Charter ........ 21
E.1 Committee Members ........ 21
E.2 Purpose ........ 21
E.3 Definition and Objectives of the Committee ........ 21
E.4 Reporting ........ 22
E.5 Attendance at Meetings ........ 23
E.6 Access ........ 23
E.7 Application of Standing Rules ........ 23
Section F – Standing Rules of Committees ........ 24
F.1 Application ........ 24
F.2 Composition ........ 24
F.3 Chairperson ........ 24
F.4 Meetings ........ 24
F.5 Fees ........ 25
F.6 Review of Charter ........ 25
F.7 Duties and Responsibilities ........ 25
Section G - Corporate Ethics Policy ........ 26
G.1 Introduction ........ 26

# Table of Contents

G.2 Directors' Duties ..... 26
G.3 Dealing in Company securities ..... 28
G.4 Confidentiality ..... 28
Section H - Diversity Policy ..... 29
H.1 General Purpose and Principle ..... 29
H.2 Measurable Objectives, Targets and Key Performance Indicators – Gender Diversity ..... 29
H.3 Compliance Requirements ..... 30
H.4 Communication ..... 30
H.5 Accountability ..... 30
H.6 Addenda to this Policy ..... 30
H.7 Overriding Caveat ..... 30
Section I - Nominee Director Policy ..... 31
I.1 General Purpose ..... 31
I.2 Compliance with this Policy ..... 31
I.3 Principles for Nominees ..... 32
I.4 Provision of information to Nominating Shareholder by Nominee ..... 33
I.5 Nominating Shareholder principles – Confidential Information ..... 33
I.6 Nominating Shareholder principles - Announcements and disclosure ..... 33
I.7 Nominating Shareholder principles - Inside Information ..... 34
I.8 Restrictions on Nominees ..... 34
I.9 Qualifications ..... 34
I.10 Interpretation ..... 35

- A-1 -

**Definitions**

| | |
|---|---|
| **AIM** | means the market of that name operated by the London Stock Exchange. |
| **AIM Rules** | means the rules for companies admitted to AIM published by the London Stock Exchange. |
| **Articles** | means the Articles of Association of the Company. |
| **Audit & Risk Management Committee** or **A&R Committee** | means that Committee charged with determining, implementing and assessing controls for financial management and financial reporting generally for the Company. |
| **Board** | means the board of directors of the Company. |
| **CA 2006** | means the UK Companies Act 2006 as amended from time to time. |
| **Charter** | means the charter of any Committee set out in this Corporate Governance Charter. |
| **Committee** | means each committee created by the Board including without limitation, the Audit & Risk Management Committee, the Remuneration Committee, the Corporate Governance Committee and the Nominations Committee. |
| **Company** or **SolGold** | means SolGold plc a company registered in England and Wales with Company Number 05449516 and registered in Australia as a foreign company with Australian Registered Business Number 65 117 169 856. |
| **Company Dealing Code** | means the Company Code Regarding Dealings in Company Securities (Adopted by Board Resolution passed on 30 June 2016), as may be amended from time to time. |
| **Connected Person** | has the meaning given to that term in the CA 2006. |
| **Corporate Code of Conduct** | means the code of conduct set out in Section A.5. |
| **Corporate Ethics Policy** | means the policy set out in Section G setting out directors' duties and various other obligations given their position with the Company. |
| **Corporate Governance Committee** or **CG Committee** | means the Committee charged with reviewing compliance by the Board with amongst other matters, the provisions of this document. |
| **Corporate Governance Charter** | means the policies, procedures and charters set out in this document. |
| **Corporations Act** | means the Australian *Corporations Act 2001* (Cth) as amended from time to time. |
| **Director** | means a director of the Company. |
| **Diversity** | includes, but is not limited to, gender, age, ethnicity and cultural background. |
| **Diversity Policy** | means the policy developed from time to time by the Board establishing measurable objectives for achieving Diversity. |
| **Exchange** | means an internationally recognised securities exchange (eg. ASX, TSX, LSE) other than AIM. |
| **Exchange Rules** | means the official rules of an Exchange. |
| **Independent** | means a Director who has a sufficient level of independence to the Company, determined in accordance with Section A.1(c) of this document. |

- B-1 - London Stock Exchange Management means the London Stock Exchange plc. means those employees of the Company that are responsible for the Company’s day-to-day management. means the Committee for assisting the Board in relation to the appointment of members to the Board and of senior Management and in assessing the performance of such individuals. means the Quoted Companies Alliance Corporate Governance Code and associated guidance published and updated from time to time. means the Committee charged with and reviewing remuneration levels for directors and senior Management. means the general and procedural rules of each Committee set out in Section F of this Corporate Governance Policy. Nominations Committee QCA Corporate Governance Code Remuneration Committee Standing Rules Section A – PRINCIPLES OF CORPORATE GOVERNANCE A.1 Board of Directors (a) General This document sets out the main principles adopted by the Board in order to implement and maintain a culture of good corporate governance both internally and in its dealings with outsiders. The Board is committed to administering the policies and procedures with openness and integrity, and pursuing the true spirit of corporate governance commensurate with the Company's needs. The Directors of the Company are required to operate to high ethical standards and in compliance with all relevant laws, regulations and codes as may be applicable to the Company from time to time. The matters set out in this document are subject to: - the CA 2006; - the Corporations Act (as may be relevant to the Company having regard to its registration as a foreign company in Australia pursuant to Part 5B.2 of the Corporations Act); - the Articles; - where the Company is admitted to trading on AIM, the AIM Rules; and - where the Company is listed or otherwise admitted to trading on an Exchange, the relevant Exchange Rules of that Exchange (or Exchanges, as the case may be). The purpose of preparing and disclosing the matters set out in this document is to: (1) formalise the procedures so as to ensure that the Company and the Board act in a transparent and appropriate manner in both its internal and external dealings; (2) ensure that appropriate checks, balances and procedures are in place to monitor the operations of the Company and those charged with its management; and

- B-1 - (3) provide for a transparent method for shareholders to evaluate the performance of the Company from a corporate governance perspective. In preparing and implementing these strategies, the Company and the Board are mindful of the QCA Corporate Governance Code and such other codes or guidelines to which the Company may have regard from time to time. (b) Functions, Powers and Responsibilities of the Board Generally, the powers and obligations of the Board are governed by the CA 2006 and the general law. Without limiting those matters, the Board expressly considers itself responsible for the following: (1) ensuring compliance with the CA 2006, the AIM Rules, any relevant Exchange Rules and all relevant laws; (2) developing, implementing and monitoring operational and financial targets for the Company; (3) appointment of appropriate staff, consultants and experts to assist in the Company's operations, including the selection, monitoring and removal of a Chief Executive Officer; (4) ensuring appropriate financial and risk management controls are implemented; (5) approving and monitoring financial and other reporting; (6) setting, monitoring and ensuring appropriate accountability for directors' and executive officers' remuneration; (7) establishing and maintaining communications and relations between the Company and third parties, including its shareholders and relevant regulatory authorities; (8) implementing appropriate strategies to monitor performance of the Board in implementing its functions and powers; (9) oversight of the Company including its framework of control and accountability systems to enable risk to be assessed and managed; (10) ratifying the appointment and, where appropriate, removal of the Chief Financial Officer and the Company Secretary; (11) input into and final approval of the Management's development of corporate strategy and performance objectives; (12) reviewing and ratifying systems of risk management and internal compliance and control, codes of conduct and legal compliance; (13) monitoring senior Management's performance, implementation of strategy and ensuring appropriate resources are available; (14) approving and monitoring the progress of major capital expenditure, capital management and acquisitions and divestitures; (15) approval of the annual budget; (16) monitoring the financial performance of the Company;

- B-1 - (17) liaising with the Company's external auditors; (18) monitoring, and ensuring compliance with, all of the Company's legal obligations; (19) approving and monitoring financial and other reporting; and (20) appointing and overseeing Committees where appropriate to assist in the above functions and powers. For the avoidance of any doubt, the Board may from time to time delegate its authority in respect of any of the above matters to such persons or committees as is permitted and deemed appropriate. (c) Structure of the Board The structure of the Board is determined in accordance with the following principles: (1) to have at least three Directors. (2) to aim for, so far as is practicable given the size and complexity of the Company: (A) a majority of the Board being Independent Directors; (B) the appointment of a Chairperson who is an Independent Director; (C) a Chairperson who is not the Chief Executive Officer; and (D) a Board comprising of members with diverse backgrounds. In assessing the Independence of directors, the Company has regard to the QCA Corporate Governance Code and regards an Independent Director as a non-executive Director (that is, not a member of Management) who: (1) is not a substantial shareholder of the Company or an officer of, or otherwise associated directly with, a substantial shareholder of the Company; (2) within the last five years has not been employed in an executive capacity by the Company or another group member, or been a director after ceasing to hold any such employment; (3) within the last three years has not been a principal of a material professional advisor or a material consultant to the Company or another group member, or an employee materially associated with the service provided; (4) is not a material supplier or customer of the Company or other group member, or an officer of or otherwise associated directly or indirectly with a material supplier or customer; (5) has no material contractual relationship with the Company or another group member other than as a Director of the Company; (6) has not served on the Board for a period which could, or could reasonably be perceived to, materially interfere with the directors' ability to act in the best interests of the Company; and (7) is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the directors' ability to act in the best interests of the Company.

- B-1 - For the avoidance of any doubt, the determination of the Board as to the independence of a Director for the purposes of this Corporate Governance Charter, is in no way determinative as to the independence of a Director for any other purpose (including, without limitation, pursuant to any Exchange Rules). A.2 The Chairperson The Chairperson is responsible for leadership of the Board, for efficient organisation and conduct of the Board's function and the briefing of all Directors in relation to issues arising at Board meetings. The Chairperson is also responsible for shareholder communication and arranging Board performance evaluation. A.3 Chief Executive Officer/Managing Director The Chief Executive Officer and/or Managing Director (if any) are responsible for running the affairs of the Company under delegated authority from the Board and to implement the policies and strategies set by the Board. In carrying out their responsibilities, they must report to the Board in a timely manner and ensure all reports to the Board present a true and fair view of the Company's financial position and operating results. The Chief Executive Officer and/or Managing Director (if any) (together with the Chief Financial Officer, if there is one) shall be required to state in writing to the Board that the financial reports of the Company represent a true and fair view in all material respects, of the Company’s financial conditions and operating results and are in accordance with relevant accounting standards. A.4 Corporate Ethics, The Company has adopted a separate Corporate Ethics Policy (refer Section G) which has been agreed to by each member of the Board, setting out, in addition to these principles, the obligations of integrity and honesty on each member of the Board and their obligations with respect to, amongst other matters, conflicts of interest and dealing in securities in the Company. A.5 Corporate Code of Conduct The Company also adheres to the following statement of principles and responsibilities with respect to both its internal dealings with employees and consultants, and external dealings with shareholders and the community at large (such principles and responsibilities constitute the Company’s Corporate Code of Conduct). The Corporate Code of Conduct sets out the standard which the Board, Management and employees of the Company are encouraged to comply with when dealing with each other, shareholders, and the broader community. (a) Commitment of the Board and Management to the Corporate Code of Conduct The Board and Management approve and endorse this Corporate Code of Conduct. The Board and Management encourage all staff to consider the principles of the Corporate Code of Conduct and use them as a guide to determine how to respond when acting on behalf of the Company. (b) Responsibilities to Shareholders and the Financial Community Generally The Company aims: (1) to increase shareholder value within an appropriate framework which safeguards the rights and interests of the Company's shareholders and the financial community;

- B-1 - (2) comply with systems of control and accountability which the Company has in place as part of its corporate governance; and (3) to act with honesty, integrity and fairness. (c) Responsibilities to Clients, Customers and Consumers The Company is to comply with all legislative and common law requirements which affect its business. Any transgression from the applicable legal rules is to be reported to Management as soon as a person becomes aware of such a transgression. (d) Employment Practices The Company will employ the best available staff, both male and female, from a diverse background, with skills required to carry out their roles. The Company will ensure that Diversity objectives are adopted at all levels of the Company. The Company will ensure a safe work place and maintain proper occupational health and safety practices commensurate with the nature of the Company's business and activities. (e) Responsibility to the Community The Company will recognise, consider and respect legal requirements impacting upon its operations and comply with all applicable legal requirements. The Company will act with honesty, integrity and fairness in all dealings with the community. (f) Responsibility to the Individual The Company recognises and respects the rights of individuals and to the best of its ability will comply with the applicable legal rules regarding privacy, privileges, private and confidential information. The Company will maintain the confidentiality of the information of its shareholders, customers and suppliers, unless required to be disclosed by law or disclosure is otherwise authorised. (g) Obligations Relative to Fair Trading and Dealing The Company will deal with others in a way that is fair and will not engage in deceptive practices. (h) Conflicts of Interest The Board, Management and employees must not involve themselves in situations where there is an actual, perceived or potential conflict of interest (either direct or indirect) between them as individuals and the interest of the Company (excluding those matters which may be subject to legal professional privilege). Where an actual, perceived or potential conflict of interest arises, the matter should be: (1) in the case of a member of the Board, dealt with in accordance with the Corporate Ethics Policy and the Articles;

- B-1 - (2) in the case of a member of Management, brought to the attention of a member of the Board; and (3) in the case of an employee, brought to the attention of that employee’s supervisor, a member of Management or a member of the Board. In disclosing any actual, perceived or potential conflict of interest, disclosure should occur as soon as possible and should contain such details and particulars to allow it to be considered and dealt with in an appropriate manner for all concerned. (i) Compliance with the Corporate Code of Conduct Any breach of compliance with this Corporate Code of Conduct is to be reported directly to the Chief Executive Officer, Managing Director or Chairperson, as appropriate. (j) Periodic Review of Corporate Code of Conduct The Company will monitor compliance with the Corporate Code of Conduct periodically by liaising with the Board, Management and staff especially in relation to any areas of difficulty which arise from the Corporate Code of Conduct and any other ideas or suggestions for improvement of the Corporate Code of Conduct. Suggestions for improvements or amendments to the Corporate Code of Conduct are welcomed by the Company and can be made at any time. (k) Code of Conduct for employees (and contractors) The Company shall ensure that the above principles are implemented and adopted by employees and contractors of the Company, by importing the following principles into the terms of such engagements: (1) to actively promote the highest standards of ethics and integrity in carrying out their duties for the Company; (2) to disclose any actual, potential or perceived conflicts of interest of a direct or indirect nature of which they become aware and which they believe could compromise in any way the reputation or performance of the Company; (3) to respect confidentiality of all information of a confidential nature which is acquired in the course of the Company's business and not disclose or make improper use of such confidential information to any person unless specific authorisation is given for disclosure or disclosure is legally mandated; (4) to deal with the Company's customers, suppliers, competitors and each other with the highest level of honesty, fairness and integrity and to observe the rule and spirit of the legal and regulatory environment in which the Company operates; (5) to protect the assets of the Company to ensure their availability for legitimate business purposes and to ensure all corporate opportunities are enjoyed by the Company and that no property, information or position belonging to the Company or opportunity arising from these are used for personal gain or to compete with the Company; (6) to provide a workplace that is free of harassment and discrimination; and (7) to report any breach of the above principles to Management or a member of the Board, who will treat reports made in good faith with respect and in confidence. A.6 Selection of External Auditor and rotation of Audit Engagement Partner (a) Responsibility

- B-1 - The Board is responsible for the initial appointment of the external auditor and in conjunction with the Audit & Risk Management Committee, the appointment of a new external auditor when any vacancy arises. (b) Selection Criteria Mandatory criteria Candidates for the position of external auditor of the Company must be able to demonstrate complete independence from the Company and an ability to maintain independence through the engagement period. Further the successful candidate must have arrangements in place for the rotation of the audit engagement partner on a regular basis. Other criteria Other than the mandatory criteria noted above, the Board (in conjunction with the Audit & Risk Management Committee) may select an external auditor based on criteria relevant to the business of the Company such as experience in the industry in which the Company operates, references, cost and any other matters deemed relevant by the Board and the Audit & Risk Management Committee. (c) Review The Audit & Risk Management Committee will review the performance of the external auditor on an annual basis in accordance with the A&R Charter. A.7 Committees As set out in Section A.1(b), one of the functions of the Board is to form and monitor any special purpose Committees established to review certain aspects of the operations of the Company, having regard to these principles. As at the date of this Corporate Governance Charter, the Board has established - an Audit & Risk Management Committee; and - a Remuneration Committee. As at the date of this Corporate Governance Charter, the Board has not yet formally established: - a Corporate Governance Committee; or - a Nominations Committee, as the Directors consider that the Company is not of a size nor are its affairs of such complexity as to justify the formation of these Committees at the time of adoption of this Corporate Governance Charter. Rather, the Board as a whole is able to address the issues that would otherwise be addressed by such Committees and is guided by the Charters set out in this document. The Company will review this position annually and determine whether additional special purpose Committees need to be established.

- B-1 - Section B – CORPORATE GOVERNANCE COMMITTEE CHARTER B.1 CG Committee Members The Company has not formally established a Corporate Governance Committee (CG Committee) as the Directors consider that the Company is not of a size nor are its affairs of such complexity as to justify the formation of the CG Committee. Rather, the Board as a whole is able to address these issues and is guided by the Corporate Governance Committee Charter (the CGC Charter) set out below. The Board will review this position annually and determine whether a CG Committee needs to be established. At such time as a separate sub-committee is formed for this purpose, the following will be observed. B.2 Purpose (a) The CGC Charter sets out the role, responsibilities, powers, authority and membership requirements of the CG Committee of the Company. (b) Key features of the CGC Charter will be outlined in the Annual Report. The CGC Charter is available to shareholders of the Company via the website. B.3 Definition and Objectives of the CG Committee (a) The CG Committee is a Committee of the Board and such other persons appointed by the Board from time to time. (b) The CG Committee is responsible for: (1) ensuring performance of members of the Board is reviewed; (2) reviewing the compliance by the Company with the provisions of the CGC Charter and more broadly with the Corporate Governance Charter; (3) ensuring an appropriate Board and CG Committee structure is in place so that the Board can perform a proper review function; (4) implementing the Diversity Policy and ensuring that the Company achieves its objectives set out in the Diversity Policy across all levels in the Company; (5) assessing the adequacy and quality of information provided to the Board prior to and during its meetings; (6) reviewing periodically the Company's Corporate Ethics Policy, Diversity Policy and Nominee Director Policy and any other issues related to corporate governance, and recommending any proposed changes to the Board for approval; (7) ensuring that the necessary controls are in place for risk management to be maintained; (8) conducting an annual performance self-evaluation of the CG Committee; (9) apprising the Board regularly of significant developments in the course of performing the above duties, including reviewing with the full Board any issues that arise; and (10) ensuring, so far as is practicable or required having regard to the size and complexity of the Company and its operations, compliance by the Company and the Board with the QCA Corporate Governance Code and such other codes or guidelines to which the Company may have regard from time to time.

- B-1 - (c) The purposes and provisions specified in this CGC Charter are meant to serve as guidelines, and the CG Committee is delegated the authority to adopt such additional procedures and standards as it deems necessary from time to time to fulfil its responsibilities. Nothing in this CGC Charter is intended to expand applicable standards of liability under the Corporations Act, the CA 2006 or other applicable securities legislation for directors of a corporation. B.4 Powers and Authority of the CG Committee (a) The CG Committee has the ability to direct any special investigations deemed necessary and to consult independent experts where considered necessary to carry out its duties and has the authority to retain persons having special competencies (including, without limitation, legal or other consultants and experts) to assist the CG Committee in fulfilling its responsibilities. (b) The costs of consultations commissioned by the CG Committee will be borne by the Company. (c) The CG Committee has been, and shall be, granted by the Board unrestricted access to all information and all employees have been, and shall be, directed to cooperate as requested by members of the CG Committee. B.5 Reporting (a) Proceedings of all meetings of the CG Committee are to be minuted and signed by the Chairperson of the CG Committee and then circulated to the Board as part of the reports outlined below. (b) The CG Committee through its Chairperson, is to report to the Board at the earliest possible Board meeting after each CG Committee meeting (each report shall constitute a Periodic CG Report). Each Periodic CG Report shall include, but is not limited to: (1) the minutes of the relevant CG Committee meeting and any formal resolutions put at that meeting; (2) information about any examination or assessment resolved at the meeting to be carried out by the CG Committee; (3) information about the results of any examination or assessment that has been carried out by the CG Committee but not yet reported to the Board; (4) any recommendation of change to procedures implemented by the Company, the Board or any Committee; and (5) any matters that in the opinion of the CG Committee should be brought to the attention of the Board and any recommendations requiring Board approval and/or action. (c) In addition to the Periodic CG Reports, the Chairperson of the CG Committee must submit an annual report to the Board (at the Board meeting at which the year end financial statements are approved), summarising the CG Committee’s activities during the year (Annual CG Report). The Annual CG Report shall include, but is not limited to: (1) a summary of the CG Committee’s main authority, responsibilities and duties; (2) to the extent requested by the Company, biographical details of the CG Committee’s members, including expertise, appointment dates and terms of appointment; (3) details of meetings, including the number of meetings held during the relevant period and the number of meetings attended by each member of the CG Committee;

- B-1 - (4) if applicable, an explanation for any departures by the CG Committee from the QCA Corporate Governance Code and such other codes or guidelines to which the Company may have regard from time to time; (5) if applicable, details of any change to the Independent status of each member during the relevant period; and (6) details of any determinations made by the CG Committee in satisfying its objectives. B.6 Application of Standing Rules The Standing Rules for Committees apply to, and are deemed to be incorporated into this CGC Charter, save where the Standing Rules conflict with any of the terms of this CGC Charter.

- B-1 - Section C – AUDIT & RISK MANAGEMENT COMMITTEE CHARTER C.1 Committee Members The Board has established an Audit & Risk Management Committee (A&R Committee). The A&R Committee, where practical or otherwise required, is to consist of the following: (a) a minimum of three members, of which: (1) if the Company has three or more non-executive Directors, only non-executive Directors may constitute the Committee; or (2) if the Company does not have not three or more non-executive Directors, the Board may, in addition to two non-executive Directors, appoint an executive Director to the Committee; (b) a majority of Independent Directors; and (c) an Independent Chairperson. Each member of the A&R Committee is to be financially literate and at least one member of the Committee is to have recent and relevant accounting or related financial management experience. The members of the A&R Committee are: (a) Liam Twigger (Chairperson); (b) Brian Moller; and (c) Dr. Robert Weinberg. The Chief Financial Officer, Company Secretary and representatives of the auditors are normally expected to attend meetings of the A&R Committee upon invitation. C.2 Purpose (a) The Audit & Risk Management Committee Charter (A&R Charter) sets out the role, responsibilities, composition, authority and membership requirements of the A&R Committee of the Company. (b) Key features of the A&R Charter will be outlined in the Annual Report. (c) The A&R Charter is available to shareholders of the Company via the website. C.3 Definition and Objectives of the Committee (a) The A&R Committee is a Committee of the Board. (b) The A&R Committee’s primary function is to assist the Board in discharging its responsibility to exercise due care, diligence and skill in relation to the Company by:

- B-1 - Audit Related (1) monitoring the integrity of the financial statements of the Company and any formal announcements relating to the Company’s financial performance and reviewing significant financial reporting judgements contained in them prior to their approval by the Board; (2) reviewing the Company’s internal financial controls; (3) monitoring and reviewing the effectiveness of the Company’s internal audit function; (4) reviewing the scope and results of both th external and internal audits; (5) monitoring corporate conduct and business ethics, including auditor independence and ongoing compliance with laws and regulations; (6) maintaining open lines of communication between the Board, Management and the external auditors, thus enabling information and points of view to be freely exchanged; (7) reviewing matters of significance affecting the financial welfare of the Company; (8) ensuring that systems of accounting and reporting of financial information to shareholders, regulators and the general public are adequate; (9) reviewing the Company's internal financial control system; (10) considering the appointment, re-appointment, removal, remuneration and terms of engagement of the external auditor and making recommendations to the Board in respect of the same; (11) monitoring and reviewing the external auditor's independence, objectivity and the effectiveness of the audit process, taking into consideration relevant professional and regulatory requirements; and (12) developing and implementing policy on the engagement of the external auditor to supply non-audit services, taking into account relevant ethical guidance regarding the provisions of non-audit services by the external audit firm and reporting to the Board in respect of the same. Risk Related (13) ensuring the development of an appropriate risk management policy framework that will provide guidance to Management in implementing appropriate risk management practices throughout the Company's operations, practices and systems; (14) defining and periodically reviewing risk management as it applies to the Company and clearly identify all stakeholders; (15) ensuring the A&R Committee clearly communicates the Company's risk management philosophy, policies and strategies to Directors, Management, employees, contractors and appropriate stakeholders; (16) ensuring that Directors and Management establish a risk aware culture which reflects the Company's risk policies and philosophies; (17) reviewing methods of identifying broad areas of risk and setting parameters or guidelines for business risk reviews;

- B-1 - (18) reviewing the Company’s internal control and risk management systems and making informed decisions in respect of the same; (19) considering capital raising, treasury and market trading activities with particular emphasis on risk treatment strategies, products and levels of authorities; and (20) implementing and reviewing arrangements by which Directors, Management, employees and contractors may, in confidence, raise concerns about possible improprieties in matters of financial reporting or other matters. C.4 Reporting (a) Proceedings of all meetings of the A&R Committee are to be minuted and signed by the Chairperson of the A&R Committee and then circulated to the Board as part of the reports outlined below. (b) The A&R Committee, through its Chairperson, is to report to the Board at the earliest possible Board meeting after each A&R Committee meeting (each report shall constitute a Periodic A&R Report). Each Periodic A&R Report shall include, but is not limited to: (1) the minutes of the relevant A&R Committee meeting and any formal resolutions put at that meeting; (2) if applicable, information about the audit process including the results of any internal and external audits; (3) if applicable, procedures for the selection and appointment of the external auditor and for the rotation of external audit partners; (4) if applicable, recommendations for the appointment or removal of an auditor; (5) any determination by the Committee relating to the independence of the external auditor and whether the Committee is satisfied that independence of this function has been maintained having regard to the provision of non-audit services; (6) an assessment of the performance and objectivity of the internal audit function; (7) results of its review of risk management and internal compliance and control systems; and (8) any matters that in the opinion of the Committee should be brought to the attention of the Board and any recommendations requiring Board approval and/or action. (c) In addition to the Periodic A&R Reports, the Chairperson of the Committee must submit an annual report to the Board (at the Board meeting at which the year end financial statements are approved), summarising the Committee’s activities during the year (Annual A&R Report). The Annual A&R Report (and where appropriate, any interim report) shall include, but is not limited to: (1) a summary of the A&R Committee’s main authority, responsibilities and duties; (2) to the extent requested by the Company, biographical details of the Committee’s members, including expertise, appointment dates and terms of appointment; (3) member and related party dealings with the Company; (4) details of meetings, including the number of meetings held during the relevant period and the number of meetings attended by each member of the A&R Committee;

- B-1 - (5) if applicable, an explanation for any departures by the A&R Committee from the QCA Corporate Governance Code and such other codes or guidelines to which the Company may have regard from time to time; (6) if applicable, details of any change to the Independent status of each member during the relevant period; and (7) details of any determination by the A&R Committee regarding the external auditor’s independence. C.5 Risk Management Policies The A&R Committee will ensure that the necessary controls are in place for risk management policies to be maintained by: (a) devising a means of analysing the effectiveness of risk management and internal compliance and control system and of the effectiveness of their implementation; and (b) reviewing, at least annually, the effectiveness of the Company’s implementation of the risk management system. C.6 Attendance at Meetings (a) Other Directors (executive and non-executive) have a right of attendance at meetings of the A&R Committee. However, no Director is entitled to attend that part of a meeting at which an act or omission of that Director or a contract, arrangement or undertaking involving or potentially involving that Director or a related party of that Director (Interested Director) is being investigated or discussed. (b) Notwithstanding clause C.6(a), if in the opinion of the A&R Committee, their investigation or discussion will be assisted by hearing from the Interested Director, the A&R Committee may invite that Interested Director to address the A&R Committee. The A&R Committee will give fair consideration to that address. The Interested Director will not, however, be invited to take part in the deliberations following that address. C.7 Access (a) The A&R Committee shall have unlimited access to the external and internal auditors, and to senior Management of the Company and any subsidiary. The A&R Committee shall also have the ability and authority to seek any information it requires to carry out its duties from any officer or employee of the Company and such officers or employees shall be instructed by the Board to cooperate fully in provision of such information. (b) The A&R Committee also has the authority to consult independent experts where they consider it necessary to carry out their duties. Any costs incurred as a result of the A&R Committee consulting an independent expert will be borne by the Company. C.8 Application of Standing Rules The Standing Rules for Committees apply to, and are deemed to be incorporated into this A&R Charter, save where the Standing Rules conflict with any of the terms in this A&R Charter.

- B-1 - Section D - REMUNERATION COMMITTEE CHARTER D.1 Committee Members The Company has established a remuneration committee (Remuneration Committee). The members of the Remuneration Committee are: (a) James Clare (Chairperson); (b) Craig Jones; and (c) Liam Twigger. D.2 Purpose (a) The Remuneration Committee Charter sets out the role, responsibilities, composition, authority and membership requirements of the Remuneration Committee of the Company. (b) Key features of the Remuneration Committee Charter will be outlined in the Annual Report. The Remuneration Charter is available to shareholders via the website. D.3 Definition and Objectives of the Remuneration Committee (a) The Remuneration Committee is a Committee of the Board which, where practical or otherwise required, shall be comprised of: (1) a minimum of three members; (2) all, if not most, Independent non-executive Directors; (3) an Independent Chairperson; and (4) other persons appointed by the Board from time to time. (b) The Remuneration Committee is responsible for reviewing the remuneration policies and practices of the Company and making recommendations to the Board in relation to: (1) executive remuneration and executive incentive plans, including without limitation: (A) the pension, superannuation rights and compensation payments and any amendments to such policy proposed from time to time by Management; (B) the on-going appropriateness and relevance of the executive remuneration policy and other executive benefit programs; (C) consideration of whether to seek shareholder approval for any aspect of the executive remuneration or executive remuneration policy; (D) the implementation of the executive remuneration policy; (E) the total proposed payments from each executive incentive plan; and (F) the preparation of a report so as to enable the Board to report annually to shareholders on matters relating to executive remuneration as is required by law;

- B-1 - (2) the remuneration packages for Management (including the Chief Executive Officer) and the Managing Director (if any), including without limitation: (A) the entire specific remuneration for each individual (including fixed pay, incentive payments, equity awards, retirement rights, service contracts) having regard to the executive remuneration policy; and (B) consideration of whether to seek shareholder approval for any aspect of each specific remuneration package or the remuneration policy generally; (3) non-executive Director remuneration, including without limitation ensuring that the fees for non-executive Directors are within the aggregate amount approved by shareholders or the Board (as the case may be) and do not exceed the amount set out in the Articles (if applicable); (4) the Company’s recruitment, retention and termination policies and procedures for senior Management; (5) remuneration by gender; (6) incentive plans and share allocation schemes, including without limitation: (A) to review and approve the design of all equity based plans; (B) to keep all plans under review in light of legislative, regulatory and market developments; (C) to determine each year whether awards will be made under each equity based plan; (D) to ensure that the equity based executive remuneration is made in accordance with the thresholds set in plans approved by shareholders; (E) to review total proposed awards under each plan; (F) in addition to considering awards to Executive Directors and direct reports to the Managing Director and/or Chief Executive Officer, review and approve proposed awards under each plan on an individual basis for executives as required under the rules governing each plan or as determined by the Remuneration Committee; and (G) to review, approve and keep under review performance hurdles for each equity based plan; (7) superannuation arrangements; and (8) remuneration of members of other Committees of the Board (if applicable). D.4 Remuneration Policies (a) The Committee should design the remuneration policy in such a way that it: (1) attracts, retains and motivates appropriately qualified and skilled corporate officers; (2) motivates Directors and Management to pursue the long-term growth and success of the Company within an appropriate control framework; and (3) demonstrates a clear relationship between key executive performance and remuneration. (b) In performing its role, the Remuneration Committee is required to ensure that:

- B-1 - (1) the remuneration offered is in accordance with prevailing market conditions, and that exceptional circumstances are taken into consideration; (2) contract provisions reflect market practice; and (3) targets and incentives are based on realistic performance criteria. (c) The Committee will also: (1) overview the application of sound remuneration and employment practices across the Company; (2) ensure the Company complies with legislative requirements related to employment practices; and (3) have regard to the QCA Corporate Governance Code and such other codes or guidelines to which the Company may have regard from time to time. D.5 Approval (a) The Committee must approve the following prior to implementation: (1) changes to the remuneration or contract terms of Executive Directors and direct reports to the Managing Director or Chief Executive Officer; (2) the design of new, or amendments to current, equity plans or executive cash-based incentive plans; (3) the total level of award proposed from equity plans or executive cash-based incentive plans; and (4) termination payments to Executive Directors, direct reports to the Managing Director and/or Chief Executive Officer, including consideration of early termination and any other termination payment made to a member of senior Management. D.6 Reporting (a) Proceedings of all meetings of the Remuneration Committee are to be minuted and signed by the Chairperson of the Remuneration Committee, and then circulated to the Board as part of the reports outlined below. (b) The Remuneration Committee, through its Chairperson, is to report to the Board at the earliest possible Board meeting after each Remuneration Committee meeting (each report shall constitute a Periodic Remuneration Report).Each Periodic Remuneration Report shall include, but is not limited to: (1) the minutes of the relevant Remuneration Committee meeting and any formal resolutions put at that meeting; (2) information about any review process undertaken, or resolved at the relevant meeting to be undertaken, by the Remuneration Committee; and (3) any matter that in the opinion of the Remuneration Committee should be brought to the attention of the Board and any recommendation requiring Board approval and/or action. (c) In addition to the Periodic Remuneration Report, the Chairperson of the Remuneration Committee must submit an annual report to the Board (at the Board meeting at which the year end financial statements are approved) summarising the Remuneration Committee’s activities during the year (Annual Remuneration Report). The report (and where appropriate, any interim report) must include:

- B-1 - (1) a summary of the Remuneration Committee’s main authority, responsibilities and duties; (2) to the extent requested by the Company, biographical details of the Remuneration Committee’s members, including expertise, appointment dates and terms of appointment; (3) details of meetings, including the number of meetings held during the relevant period and the number of meetings attended by each member of the Remuneration Committee; (4) if applicable, an explanation for any departure by the Remuneration Committee from the QCA Corporate Governance Code and such other codes or guidelines to which the Company may have regard from time to time; (5) if applicable, details of any change to the Independent status of each member during the relevant period; (6) an assessment of: (A) executive remuneration and incentive plans; (B) remuneration packages for senior Management, Directors and the Managing Director and/or Chief Executive Officer (if any); (C) remuneration by gender (either independently, or in conjunction with the Nominations Committee); (D) the Company’s recruitment and retention and termination policies and procedures for senior Management; (E) incentive plans and share allocation schemes; (F) superannuation arrangements; (G) remuneration of members of other Committees of the Board (if applicable); (7) recommendations for setting remuneration levels for senior Management, Directors, the Managing Director and Chief Executive Officer (if any); and (8) at least annually, a review of the formal written Remuneration Committee Charter and its continuing adequacy, and an evaluation of the extent to which the Remuneration Committee has met the requirements of the Remuneration Committee Charter. D.7 Meetings (a) Despite the Standing Rules, there is no requirement that the Remuneration Committee meet a set number of times or intervals during a year. Rather, the Remuneration Committee will meet at such intervals as required to fulfil its obligations. (b) In addition, the Chairperson is required to call a meeting of the Remuneration Committee if requested to do so by any Remuneration Committee member, the internal or external auditors, the Chairperson of the Board or any other Board member. (c) The Remuneration Committee shall have access to employees of the Company and appropriate external advisers. The Remuneration Committee may meet with these external advisers without Management being present.

- B-1 - (d) The Remuneration Committee may also seek input from individuals on remuneration policies but no individual should be directly involved in deciding his/her remuneration. D.8 Attendance at Meetings Other Directors (executive and non-executive) have a right of attendance at meetings of the Remuneration Committee. However, no Director is entitled to attend that part of a meeting at which the remuneration of that Director or a related party of that Director is being discussed. D.9 Application of Standing Rules The Standing Rules for Committees apply to, and are deemed to be incorporated into this Remuneration Charter, save where the Standing Rules conflict with any of the terms in this Remuneration Charter.

- B-1 - Section E – NOMINATIONS COMMITTEE CHARTER E.1 Committee Members The Company has not formally established a nominations committee (Nominations Committee) as the Directors consider that the Company is not of a size nor are its affairs of such complexity as to justify the formation of a Nominations Committee. Rather, the Board as a whole is able to address these issues and is guided by the Nomination Committee Charter (Nominations Charter) set out below. The Company will review this position annually and determine whether a Nominations Committee needs to be established. At such time as a separate sub-committee is formed for this purpose, the following will be observed. E.2 Purpose (a) The Nominations Charter sets out the role, responsibilities, powers, authority and membership requirements of the Nominations Committee of the Company. (b) Key features of the Nominations Charter will be outlined in the Annual Report. The Charter is available to shareholders of the Company via the website. E.3 Definition and Objectives of the Committee (a) The Nominations Committee is a Committee of the Board which shall, where practical or otherwise required, be comprised of: (1) a minimum of three members; (2) all, if not most, Independent non-executive Directors; (3) an Independent Chairperson; and (4) other persons appointed by the Board from time to time. (b) The Nominations Committee is responsible for assisting the Board in relation to the appointment of members to the Board and of Management (including, without limitation, the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer (to the extent that the Company has or requires such positions)), and for the review of the performance of such persons. (c) The Committee shall discharge its responsibility by: (1) developing criteria for seeking and reviewing candidates for a position on the Board, including by implementing processes to assess the necessary and desirable skill sets of the Board members including experience, expertise, skills and performance of the Board and the Committees; (2) identifying suitable candidates for appointment to the Board or senior Management positions from diverse backgrounds; (3) reviewing appropriate applications for positions of the Board and recommending individuals for consideration by the Board; (4) recommending procedures, including but not limited to strategies to address board Diversity and increasing the proportion of women in the Company, for adoption by the Board for the proper oversight of the Board and senior Management;

- B-1 - (5) ensuring that such procedures, once adopted, are implemented such that the performance of each member of the Board and of senior Management is reviewed and assessed each year in accordance with the procedures; and (6) annually reviewing the composition of each Committee and presenting recommendations for Committee memberships to the Board. (d) Membership of the Nominations Committee will be disclosed in the Annual Report. E.4 Reporting (a) Proceedings of all meetings of the Nominations Committee are to be minuted and signed by the Chairperson of the Nominations Committee, and then circulated to the Board as part of the reports outlined below. (b) The Nominations Committee, through its Chairperson, is to report to the Board at the earliest possible Board Meeting after each Nominations Committee meeting (each report shall constitute a Periodic Nominations Report). Each Periodic Nominations Report shall include, but is not limited to: (1) the minutes of the relevant Nominations Committee meeting and any formal resolutions put at that meeting; (2) procedures for, and factors taken into account in, the selection and appointment of proposed Board and senior Management representatives and for the monitoring of the performance of Board and senior Management, including whether the Company has developed any board skills matrix to identify any ‘gap’ in the skills and experience of the Board and whether any professional intermediaries were used to identify and/or assess candidates; (3) the steps taken to ensure that a diverse range of candidates is considered; (4) any determinations by the Nominations Committee relating to the Independence of a proposed Board member; (5) where applicable: (A) recommendations for the appointment or removal of a Board member or member of senior Management; (B) recommendations for the re-election of a Board member; and (C) assessments of the performance of any Board member or member of senior Management; and (6) any matters that in the opinion of the Committee should be brought to the attention of the Board and any recommendations requiring Board approval and/or action. (c) In addition to the Periodic Nominations Report, the Chairperson of the Nominations Committee must submit an annual report to the Board (at the Board meeting at which the year end financial statements are approved) summarising the Nominations Committee’s activities during the year (Annual Nominations Report). The Annual Nominations Report (and where appropriate, any interim report) must include: (1) a summary of the Nominations Committee’s main authority, responsibilities and duties; (2) details of the mix of skills and Diversity for which the Board is looking to achieve in membership of the Board;

- B-1 - (3) to the extent requested by the Company, biographical details of the Nominations Committee’s members, including expertise, appointment dates and terms of appointment; (4) details of meetings, including the number of meetings held during the relevant period and the number of meetings attended by each member; (5) if applicable, an explanation for any departures by the Nominations Committee from the QCA Corporate Governance Code and such other codes or guidelines to which the Company may have regard from time to time; (6) details of the policies introduced (whether independently, or in conjunction with the Remuneration Committee) to address board and employee Diversity, including but not limited to strategies to increase the proportion of women at all levels of the Company; (7) the measurable objectives that are, or will be, set by the board to achieve gender diversity in accordance with the Diversity Policy and progress towards achieving them; (8) details of the proportion of women employees in the whole organisation, women in senior executive positions and women on the Board; (9) if applicable, details of any change to the Independent status of each member during the relevant period; and (10) details of any determination or recommendations made by the Nominations Committee in performing its functions under Section E.3. E.5 Attendance at Meetings (a) Other Directors (executive and non-executive) have a right of attendance at meetings of the Nominations Committee. However, no Director is entitled to attend that part of a meeting at which an act or omission of that Director or a contract, arrangement or undertaking involving or potentially involving that Director or a related party of that Director (Interested Director) is being investigated or discussed. (b) Notwithstanding Section E.5(a) above, if in the opinion of the Committee, their investigation or discussion will be assisted by hearing from the Interested Director, the Nominations Committee may invite that Director to address the Nominations Committee. The Nominations Committee will give fair consideration to that address. The Interested Director will not, however, be invited to take part in the deliberations following that address. E.6 Access (a) The Nominations Committee shall have unlimited access to the external and internal auditors, and to senior Management of the Company and any subsidiary. The Committee shall also have the ability and authority to seek any information it requires to carry out its duties from any officer or employee of the Company and such officers or employees shall be instructed by the Board to co-operate fully in provision of such information. (b) The Committee also has the authority to consult independent experts where they consider it necessary to carry out their duties. Any costs incurred as a result of the Nominations Committee consulting an independent expert will be borne by the Company. E.7 Application of Standing Rules The Standing Rules for Committees apply to, and are deemed to be incorporated into this Nominations Charter, save where the Standing Rules conflict with any of the terms in this Nominations Charter.

- B-1 - Section F – STANDING RULES OF COMMITTEES F.1 Application These Standing Rules apply to, and are deemed to be incorporated into the Charter of each Committee, except where the terms of these Standing Rules conflict with those of the relevant Charter (in which case, the relevant provision of the relevant Charter will apply). F.2 Composition (a) The composition of each Committee will be determined in accordance with the following principles: (1) each Committee will aim to have membership which comprises only non-executive Directors, save where the Board considers that to do so for a particular Committee or Committees would be impractical, unnecessary or undesirable; (2) each Committee will aim to have a majority of Independent Directors (where appropriate, given the size and complexity of the Company); (3) where practicable or otherwise required, the Chairperson of the Committee shall be Independent; and (4) each Committee shall comprise of a minimum of three members. (b) Membership of each Committee will be disclosed in the Annual Report of the Company. (c) Committee members are appointed by the Board. (d) The term of appointment as a member is for a period of no more than one year, with Committee members generally being eligible for re-appointments for so long as they remain Directors of the Board. The effect of ceasing to be a Director of the Board is the automatic termination of appointment as a member of each relevant Committee. (e) Membership of each Committee should be confirmed annually by the Board. (f) Each Director may attend meetings, but will have no voting rights unless he/she is a member of the relevant Committee. F.3 Chairperson (a) The Chairperson of each Committee is selected by the Board. (b) Should the Chairperson be absent from a meeting and no acting Chairperson been appointed by the Board, the members of the relevant Committee present at the meeting have authority to choose one of their number to be Chairperson for that particular meeting. F.4 Meetings (a) Each Committee will meet at such intervals as required to fulfil its obligations but must be at least three (3) times annually. (b) In addition, the Chairperson is required to call a meeting of each Committee if requested to do so by any Committee member, the external auditors, the internal auditors, the Chairperson of the Board or any other Board member.

- B-1 - (c) The Chairperson will appoint an executive to act as Secretary to each relevant Committee who shall be responsible: (1) in conjunction with the Chairperson, for drawing up the agenda, supported by explanatory documentation, and circulating it to the relevant Committee members prior to each meeting; and (2) for keeping the minutes of meeting of each Committee and circulating them to Committee members and to the other members of the Board. (d) A quorum shall consist of two members. (e) The Chairperson shall report to the Board following each meeting. F.5 Fees Committee members are entitled to receive remuneration as may be determined from time to time by the Remuneration Committee. F.6 Review of Charter (a) Each Charter is to be reviewed annually by each relevant Committee to ensure it remains consistent with the Committee’s authority, objectives and responsibilities. (b) Significant changes to the Charter must be recommended by the relevant Committee and approved by the Board. F.7 Duties and Responsibilities (a) The duties and responsibilities of a member of each Committee are in addition to those duties set out for a Director of the Board. (b) The duties and responsibilities of a member of each Committee are set out in each Charter.

- B-1 - Section G - CORPORATE ETHICS POLICY G.1 Introduction Directors of the Company are subject to certain legal requirements regulating their conduct both in terms of their internal conduct as Directors and in their external dealings with third parties both on their own behalf and on behalf of the Company. To assist Directors in discharging their duty to the Company and in compliance with relevant laws to which they are subject, the Company has adopted the following Corporate Ethics Policy (Policy). G.2 Directors' Duties Each Director of the Company is required to comply strictly with their legal, statutory and equitable duties as an officer of the Company. These duties include, amongst other matters, the following: (a) Duty to act within powers Each Director must act in accordance with the Company’s Articles, and only exercise powers for their proper purpose. (b) Duty to promote the success of the Company Each Director must act in the way that they consider, in good faith, would be most likely to promote the success of the Company for the benefit of its members as a whole. When considering what is most likely to promote the success of the Company, Directors must have regard to: (1) the likely consequences of any decision in the long term; (2) the interests of the Company’s employees; (3) the need to foster the Company’s business relationships with suppliers, customers and others; (4) the impact of the Company’s operations on the community and the environment; (5) the desirability of the Company maintaining a reputation for high standards of business conduct; and (6) the need to act fairly as between the members of the Company. (c) Duty to exercise independent judgement Each Director must exercise their independent judgement and make their own decisions. (d) Duty to exercise reasonable care, skill and diligence Each Director must exercise the care, skill and diligence which would be exercised by a reasonably diligent person with both: (1) the general knowledge, skill and experience that may reasonably be expected of a person carrying out the functions carried out by each Director in relation to the Company (the "objective" test); and (2) the general knowledge, skill and experience that each Director actually has (the "subjective" test).

- B-1 - Accordingly, a Director must display the knowledge, skill and experience set out in the objective test, but where a Director has specialist knowledge, the higher subjective standard must be met. In applying the test, regard must be had to the functions of the particular Director, including their specific responsibilities and the circumstances of the Company. (e) Duty to avoid conflicts of interest Each Director must avoid situations in which a direct or indirect interest of that Director conflicts with, or may conflict with, the Company's interests. This applies in particular to the exploitation of property, information or opportunity (whether or not the Company could take advantage of the property, information or opportunity). Directors should be aware that a conflict of interest may arise in circumstances where a Director has no obvious personal or financial interest at stake. A non-exhaustive list of situations in which a conflict of interest may potentially arise is set out below: (1) where a Director holds multiple directorships (for example, a Director who is a member of the board of several companies may find themselves in a position of conflict if the interests of two or more of those companies conflict, such that they cannot properly fulfil the duties owed to either of them. This may be because the Director holds information about one company, in respect of which they owe a duty of confidentiality to that company, but which it would be in the best interests of another company of which they are also a director to disclose); (2) where a Director is a major shareholder of the Company; (3) where a Director represents a major shareholder of the Company (4) where a Director has a personal interest in a matter directly or indirectly related to the Company; (5) where a Director also holds a professional advisory position in respect of the Company; and (6) where a Director has a conflict of interest through a Connected Person. Directors should avoid conflicts of interest where possible. It is important that any actual, perceived or potential conflict of interest is promptly identified and disclosed so that the Board may acknowledge the conflict and deal with it in the most appropriate manner. Where a conflict of interest arises, a Director should have regard to the Articles, in particular, the procedure for reporting and the management of conflicts outlined in Article 24. (f) Duty to not accept benefits from third parties Directors must not accept any benefit (including a bribe) from a third party which is conferred because of their being a Director or their doing or not doing anything as a Director. This duty is not infringed if the acceptance of the benefit cannot reasonably be regarded as likely to give rise to a conflict of interest. (g) Duty to declare interests in proposed transactions or arrangements Directors must declare to the other directors the nature and extent of any interest, direct or indirect in a proposed transaction or arrangement with the Company. The Director need not be a party to the transaction for the duty to apply. An interest of another person in a contract with the Company may require

- B-1 - the Director to make a disclosure under this duty, if the other person's interest amounts to a direct or indirect interest on the part of the Director. G.3 Dealing in Company securities (a) The Company has established a securities trading policy that covers such matters as insider trading/dealing, market abuse and dealing generally in the Company’s securities (the Company Dealing Code). The relevant laws relating to insider trading/dealing, market abuse and dealing generally in the Company’s securities can give rise to both criminal and civil liability. For example, the relevant insider trading/dealing laws can give rise to liability for not only the person that acts on the inside information but also the person who provides the inside information. (b) Having regard to the relevant regulations, the Company’s Dealing Code and the terms of this Charter: (1) each Director must not, whilst they are in possession of any inside information in relation to the Company, do anything which would constitute a breach of the relevant laws relating to insider trading/dealing, market abuse and dealing generally; (2) each Director must comply with the Company Dealing Code; and (3) each Director must comply with any AIM Rules and/or Exchange Rules which may be applicable from time to time, in relation to dealing and disclosure of any dealings, in the Company’s securities. G.4 Confidentiality (a) Each Director owes a fundamental duty of confidentiality to the Company, and must use or disclose the Company’s confidential information only for the benefit of the Company. (b) Directors must not pass, provide or otherwise disclose confidential information to any person who does not have a right to know such information, or who may use such information for personal gain or benefit, or otherwise to the detriment of the Company.

- B-1 - Section H - DIVERSITY POLICY H.1 General Purpose and Principle (a) The Company respects and values the competitive advantage of diversity (which includes but is not limited to gender, age, ethnicity and cultural background), and the benefit of its integration throughout the Company in order to enrich the Company’s perspective, improve corporate performance, increase shareholder value and maximise the probability of achievement of the Company’s goals (the Principle). (b) In furtherance of the Company’s commitment to the Principle, the Board acknowledges the QCA Corporate Governance Code and such other codes or guidelines to which the Company may have regard from time to time. However, having regard to the size, scale, complexity and nature of its operations and projects, the Board does not presently believe the Company to be of sufficient size or complexity to warrant the implementation of formalized diversity practices. Rather, once the Board considers the Company to be of sufficient size or complexity, the Company will formally: (1) put the Principle into practice in the following manner: (A) strategically and operationally, by: (i) being attuned to diverse strategies to deliver the Company’s objectives with respect to diversity; being attuned to diverse corporate, business and market opportunities; and being attuned to diverse tactics and means to achieve those strategies in (i) and to take advantage of those opportunities in (ii) above. (ii) (iii) (B) through Management, by: (i) adding to, nurturing and developing the collective relevant skills, and diverse experience and attributes of personnel within the Company; ensuring that the Company’s culture and management systems are aligned with and promote the attainment of the Principle; (ii) (2) develop strategies, initiatives and programs to promote the Principle, including the achievement of gender diversity with respect to the matters referred to in Section H.1(b)(1); (3) set measurable objectives, and targets or key performance indicators (KPIs), for the strategies, initiatives and programs to achieve gender diversity with respect to the matters referred to in Section H.1(b)(1); (4) implement the strategies, initiatives, programs and measurable objectives referred to in paragraphs (2) and (3); and (5) through Management, monitor, review and report to the Board (including via the Remuneration Committee and Nominations Committee) on the achievement of gender diversity with respect to the matters referred to in paragraph H.1(b)(1), the Company’s progress under this Policy. H.2 Measurable Objectives, Targets and Key Performance Indicators – Gender Diversity (a) With respect to gender diversity, once the Board considers the Company to be of sufficient size or complexity, Management will: (1) develop, for approval by the Board or its relevant sub-committee, as appropriate: (A) measurable objectives concerning the strategies, initiatives and programs referred to in paragraph H.1(b)(2);

- B-1 - (B) targets or KPIs to verify progress towards attainment of those measurable objectives; (2) (3) measure performance against those targets and KPIs; and report from time to time on the progress of the matters referred to in (1) and (2) above. H.3 Compliance Requirements Once the Board considers the Company to be of sufficient size or complexity, the Company will meet its obligations with respect to the issue of diversity, as may be required under the QCA Corporate Governance Code and other regulatory requirements (if any). H.4 Communication (a) The Company commits to the communication of this Policy within the Company and to its shareholders and the market, including via its website: (1) (2) by way of transparency and accountability; and to better promote the prospects of attainment of the Principle. H.5 Accountability (a) Reporting and accountability in the terms of this Policy will be a periodic item on the Board agenda. (b) At least annually the Nominations Committee and Remuneration Committee will report to the Board on progress towards attainment of the Principle, and otherwise to facilitate the Board in meeting any applicable compliance requirements. H.6 Addenda to this Policy The following shall constitute addenda to this Policy (as they are adopted by the Board from time to time) as if set out in this Policy: (a) approved strategies, initiatives and programs and measurable objectives referred to in paragraph H.1(b)(2); and (b) approved measurable objectives, targets and KPIs referred to in paragraph H.1(b)(3) as may apply from time to time. H.7 Overriding Caveat (a) Nothing in this Policy shall be interpreted so as to endorse any of the following matters: (1) the principal criteria for selection and promotion of people to work within the Company being other than their overall relative prospect of adding value to the Company and enhancing the probability of achievement of the Company’s objectives, taking into account matters such as the nature of the industry in which the Company operates; (2) any discriminatory behaviour by or within the Company contrary to the law, or any applicable codes of conduct or behaviour for the Company and its personnel; and

- B-1 - any existing person within the Company in any way feeling threatened or prejudiced by this Policy in their career development or otherwise, merely because their diversity attributes at any time may be more, rather than less, common with others. Section I - NOMINEE DIRECTOR POLICY I.1 General Purpose (a) This Nominee Director Policy (Policy) sets out the principles to be followed by the Board, those Directors that are nominated by a shareholder (each a Nominee) and the nominating shareholders (each a Nominating Shareholder). (b) The objective of the Policy is to ensure that all parties operate in a transparent manner and to outline the principles that will assist with the management of risks associated with sharing confidential information and actual, potential and perceived conflicts of interest. (c) For the avoidance of any doubt, this Policy: (1) governs arrangements between the Company, on the one hand, and each Nominating Shareholder and its Nominee, on the other hand. It does not operate as an agreement, arrangement or understanding between any Nominating Shareholder (or its Nominee) and any other Nominating Shareholder (or its Nominee); and (2) does not restrict, amongst other matters, a Nominating Shareholder from exercising at its absolute discretion a right to vote at a general meeting of the Company or acquiring or disposing of any securities in the Company. I.2 Compliance with this Policy (a) Each Nominee and its Nominating Shareholder must, prior to the Nominee’s appointment as a Director (unless such Nominee was appointed as a Director before the operation of this Policy, in which case, on or prior to the operation of this Policy), provide to the Company a written confirmation that the Nominee and its Nominating Shareholder will comply with their respective obligations under this Policy. (b) Each Nominee and its Nominating Shareholder must comply with all of the restrictions and obligations under this Policy and the Nominee must not communicate any information concerning the affairs of the Company Group which the Nominee has received in their capacity as a Director of the Company to their Nominating Shareholder or any Affiliate of their Nominating Shareholder, except: (1) where the Chairperson has consented to that disclosure under clause I.4(b) (which information is to be held on the terms of this Policy); or (2) where paragraphs (A), (B) or (C) of the definition of “Confidential Information” are satisfied. (c) If a Nominating Shareholder or its Nominee, in the opinion of the Chairperson (acting reasonably), fails to comply with this Policy in any material respect and such failure is not ceased or remedied within 5 Business Days after receiving written notice from the Company (including, where the Chairperson determines that the failure is personal to the Nominee, by the resignation of the Nominee and to the extent permitted under any relevant agreement, the nomination of a replacement Director by the relevant Nominating Shareholder), or fails to comply with this Policy where such failure is a Serious Breach of this Policy, then the Chairperson may make any one or more of the following determinations (acting reasonably): (1) that the Nominating Shareholder must cause and procure its Nominee to retire immediately from the Board;

- B-1 - (2) that information made available to the Directors (including Board papers), will not be made available to the Nominating Shareholder’s Nominee for such time, or on such conditions, as the Chairperson considers appropriate in the relevant circumstances; or (3) such other determination as the Chairperson (acting reasonably) considers is appropriate in the relevant circumstances. I.3 Principles for Nominees (a) In the interests of proper corporate governance, the flow of certain types of information between the Company, Nominees and Nominating Shareholders should be restricted. This is to manage certain actual, potential or perceived conflicts of interest that may arise between the duties and obligations which a Nominee owes to the Company and to their Nominating Shareholder. (b) In the interests of best practice corporate governance, a Nominee must not: (1) request, and must not be given, Confidential Information to the extent relating to matters where there is an actual, potential or perceived risk of conflict of interest between the Nominee’s duties to the Nominating Shareholder and the Company (Excluded Information) which should not be provided to a Nominee, as determined by the Chairperson (acting reasonably) from time to time; (2) be present during discussions, or vote on any resolution, to the extent relating to Excluded Information (each discussion or vote being an Excluded Deliberation in respect of that Nominee); and (3) be appointed to any other position within, or by, the Company Group which would result in the Excluded Information being made available to that Nominee. (c) Where the Board holds any Excluded Deliberations, it does so as an ad hoc committee of the Board. (d) If the Chairperson determines that information is Excluded Information under clause I.3(b): (1) the Chairperson will give prior notification to the Nominee, to the extent possible without disclosing Excluded Information, in general terms of the reasons why the Chairperson considers it should be Excluded Information and as much information as possible concerning the content and the nature of the Excluded Information as is possible without disclosing Excluded Information; and (2) if the Nominee or Nominating Shareholder notifies the Chairperson or Board that it disagrees with the Chairperson’s determination under clause I.3(b) (the date on which such notification is made being the Notification Date), a Board committee comprising all of the Company’s Directors (but excluding the Chairperson, the relevant Nominee and any Director who has also been excluded from the relevant information or deliberation) must review the Chairperson’s decision within 10 Business Days (or such other period determined by that Board committee acting reasonably) after the Notification Date, and the Chairperson and Nominee or Nominating Shareholder will be entitled to present their case to the Board committee. The Board committee will either confirm or overturn the Chairperson’s decision and the Board committee’s decision will be final. (e) The Nominee may also request to be excluded from deliberations on a particular matter. Such deliberations will be taken to be Excluded Deliberations until the Nominee requests to be included in deliberations again. (f) The Company and the Chairperson must proactively assess whether any deliberations may involve a conflict of interest and use reasonable endeavours to provide the Nominee with the opportunity to be excluded under clause I.3(e). In providing the Nominee with this opportunity, the Company must not

- B-1 - disclose more information than is necessary for the Nominee to assess whether the Nominee should exclude themselves from deliberations. (g) If the Chairperson makes a determination under clause I.3(b), the Chairperson must (acting reasonably, and to the extent appropriate) keep the Nominee informed in general terms of the progress and status of the Excluded Deliberations. (h) Notwithstanding anything else in this Policy, at any time, a Nominee may request and must be given any information of the Company or its Affiliates which is not Excluded Information that a director is entitled to at law. I.4 Provision of information to Nominating Shareholder by Nominee (a) A Nominee must keep all Confidential Information strictly confidential and not disclose or use any such Confidential Information except as permitted by law and this Policy. (b) A Nominee must not communicate any Confidential Information to its Nominating Shareholder or, for the avoidance of any doubt, any other person (for example, any Affiliate of its Nominating Shareholder), except where the Chairperson has consented to such communication. I.5 Nominating Shareholder principles – Confidential Information (a) In certain limited circumstances, a Nominating Shareholder may receive information from its Nominee that is Confidential Information (but, for the avoidance of any doubt, will not receive Excluded Information). Nominating Shareholders must keep all Confidential Information strictly confidential and not disclose or use any Confidential Information except as is otherwise permitted by this Policy or by law. (b) A Nominating Shareholder must: (1) not, and must procure that its Affiliates, directors, officers or employees do not, improperly use any of the Company’s Confidential Information to: (A) gain advantage for itself or any other person; or (B) cause detriment to the Company or the Company Group; and (2) keep all Confidential Information under its effective control and take or cause to be taken all such reasonable precautions as may be necessary to prevent any unauthorised disclosure or use of any Confidential Information. I.6 Nominating Shareholder principles - Announcements and disclosure (a) To the extent permitted by law, a Nominating Shareholder must give the Company the opportunity to review and comment on the relevant part of any proposed announcement or disclosure relating to any aspect of any Confidential Information (with such announcement or disclosure to include sufficient information for the Company to understand the implications of that disclosure for the Company), which the Nominating Shareholder (or its Affiliate) is required to make, or wishes to make, under any applicable laws, AIM Rules or Exchange Rules of any Exchange on which the Nominating Shareholder’s securities or its Affiliate’s securities are quoted, listed or otherwise admitted to trading. Where immediate or prompt disclosure is required, the Company must use reasonable endeavours to provide comments within the timeframe nominated by the Nominating Shareholder (acting reasonably) to allow it or its relevant Affiliate to meet its obligations under law, AIM Rules or relevant Exchange Rules. (b) The Company may (at its absolute discretion) make an announcement disclosing the Confidential Information that the Nominating Shareholder (or its Affiliate) proposes to announce under clause I.6(a)

- B-1 - simultaneously with, or before, the Nominating Shareholder (or its Affiliate), provided the Company will not disclose any other information available from the proposed announcement or disclosure of the Nominating Shareholder (or its Affiliate) without the prior written consent of the Nominating Shareholder (such consent not to be unreasonably withheld). I.7 Nominating Shareholder principles - Inside Information (a) The Company has established a securities trading policy that covers such matters as insider trading/dealing, market abuse and dealing in the Company’s securities (Company Dealing Code). The relevant laws relating to insider trading/dealing, market abuse and dealing can give rise to both criminal and civil liability for not only the person that acts on inside information but also the person who provides the inside information. Relevantly, Confidential Information may include inside information. Accordingly: (1) each Nominating Shareholder and Nominee must not, whilst it is in possession of any inside information in relation to the Company, do anything which would constitute a breach of the relevant laws relating to insider trading/dealing, market abuse and dealing; (2) each Nominating Shareholder must direct its Affiliates, officers and employees who may possess or be given any inside information in relation to the Company not to do anything which would constitute a breach of the relevant laws relating to insider trading/dealing, market abuse and dealing; and (3) each Nominee must, for so long as it is a Director of the Company, comply with the Company Dealing Code. I.8 Restrictions on Nominees (a) A Nominee must in the Board’s reasonable opinion, have the requisite business acumen and relevant experience and otherwise be suitable to be a Director of the Company. (b) A Nominating Shareholder must not nominate a person as a Nominee if that person: (1) has been removed by resolution of the Company’s shareholders; or (2) was a Director who retired by rotation, or retired otherwise in accordance with the Articles, and was not re-elected by the Company’s shareholders. I.9 Qualifications (a) For the avoidance of doubt, this Policy does not restrict the ability of a Nominating Shareholder to act as underwriter or sub-underwriter in future capital raisings. (b) The provisions of clauses I.5, I.6 and I.7 continue to apply to a Nominating Shareholder until the earlier of: (1) the date that is 12 months after the date its Nominee ceases to be a Director of the Company; and (2) the date the Nominating Shareholder and its Nominee ceases to be in possession of, or have access to, Confidential Information. (c) Where Confidential Information (including, for the avoidance of doubt, Excluded Information) that has been withheld from a Nominee in accordance with this Policy becomes public, or the Chairperson determines (acting reasonably) that the potential for conflict has passed, the excluded Nominee shall be entitled, at his or her request, to a briefing by the Chairperson or other Directors as to the then status of

- B-1 - the matter, particulars of any decision of the Board or a Board committee in respect of that matter and any information previously withheld. I.10 Interpretation (a) In this Policy: (1) “Affiliates” means with respect to any person, associates, and any other person directly or indirectly controlling, controlled by, or under common control with, that person; (2) “Company Group” means the Company and its subsidiaries; (3) “Confidential Information” means all or any information concerning the business or affairs of the Company Group which is made available to the Nominee in their capacity as a Director (or potential Director) of the Company and information contemplated by clause I.3(b), including information made available under the exceptions in clause I.3(b) by the Company in respect of the Company Group, but Confidential Information does not extend to: (A) information that is or becomes public knowledge (other than as a result of breach of this Policy); (B) information that was made available to the Nominee by a person other than a member of the Company Group, provided such person is not known by the Nominee, after having made reasonable investigations, to be bound by any obligation of confidence in respect of that information; (C) information already known to the Nominee or its Nominating Shareholder other than as a result of a breach by any person of an obligation of confidence; (D) provided that the Nominating Shareholder has first complied with clause I.6(a), information which a Nominating Shareholder is required to disclose and does disclose under any applicable law, AIM Rule or the Exchange Rules of any Exchange on which the Nominating Shareholder’s securities or Affiliate’s securities are from time to time quoted, listed or otherwise admitted to trading; or (E) information, the disclosure of which by, or to, a Nominating Shareholder has been approved by the Chairperson of the Company; (4) “Nominee” has the meaning given to that term in clause I.1(a); (5) “Nominating Shareholder” has the meaning given to that term in clause I.1(a); (6) “Serious Breach” means the failure of a Nominating Shareholder or its Nominee to, in the opinion of the Chairperson (acting reasonably), comply with: (A) clause I.4 or clause I.5, where the failure has a material adverse impact on the Company Group or any employee, officer, agent or contractor of the Company Group; or (B) clause I.7 in any respect, except for an inadvertent breach which has no material adverse impact on the Company Group or any employee, officer, agent or contractor of the Company Group.

- B-1 - SCHEDULE "B" MATTERS RESERVED FOR THE BOARD OF DIRECTORS 1. MANAGEMENT STRUCTURE AND APPOINTMENTS Board and other senior management (the Chief Executive Officer and the Company Secretary) appointments or removals. Board and senior management succession, training, development and appraisal. Execute appropriate strategies to monitor performance of the Board in implementing its functions and powers. Remuneration, contracts, grants of options and incentive arrangements for senior management (if not delegated to a committee). Delegation of the Board's powers, and establishment of a Delegation of Authority Matrix for the Company. Appoint and oversee the membership of committees and agree terms of reference of Board committees and task forces. Matters referred to the Board by the Board committees. Directors' conflicts or potential conflicts of interest. 2. STRATEGIC/POLICY CONSIDERATIONS Business strategy. Regulatory compliance with all relevant laws (Corporation Act, CA2006, the ASX Listing Rules and the UK Listing Rules, etc.). Corporate Governance, Policies and Procedures. Specific risk management policies including insurance, hedging, borrowing limits and corporate security. Agreement of codes of ethics and business practices. Review and assess risk management and internal compliance and control, codes of conduct and legal compliance. Avoidance of wrongful or fraudulent trading. 3. TRANSACTIONS Acquisitions and disposals of subsidiaries or other substantive assets. Investment and other capital expenditure projects. Actions or transactions where there may be doubt over propriety. Approval of public announcements, prospectuses, circulars and similar documents. Disclosure of Directors' interests. Transactions with Directors or other related parties. 4. FINANCE Approve and monitor Capital expenditure, capital management and Capital adequacy. Raising new capital and confirmation of major financing facilities. Discussion of any proposed qualification to the financial statements. Final approval of annual and interim reports, financial statements and accounting policies. Appointment/proposal of and liaise with the Company's external auditor. Approval annual budgets for the coming year. 5. GENERAL Allotment, calls or forfeiture of shares. Shareholders and RNS communications. Calling of shareholders' meetings.